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Supplement No. 2 to	Filed pursuant to Rule 424(b)(5)
Prospectus Supplement dated December 12, 2001	Registration No. 333-74086
(To Prospectus dated December 6, 2001)	Registration No. 333-74086-01

848,882 Shares of Common Stock

of

     In the above-referenced Prospectus Supplement dated December 12, 2001 (the “Prospectus Supplement”), page S-33 describes the rights of holders of FELINE PRIDES to early settle the purchase contracts that are components of their FELINE PRIDES. The Prospectus dated December 6, 2001 and the Prospectus Supplement, as supplemented by this Supplement No. 2, is being delivered to holders of FELINE PRIDES with respect to the issuance and delivery of 848,882 shares of common stock of Cinergy Corp. in an early settlement of 583,985 FELINE PRIDES.

February 11, 2005

PROSPECTUS SUPPLEMENT
(To prospectus dated December 6, 2001)

5,500,000 FELINE PRIDESSM
(Initially Consisting of 5,500,000 Income PRIDESSM)

    Cinergy Corp. is offering 5,500,000 FELINE PRIDES. The FELINE PRIDES initially will consist of units referred to as Income PRIDES, each with a stated amount of $50. Each Income PRIDES will include a purchase contract under which you will agree to purchase from us shares of our common stock on February 16, 2005, and we will pay you quarterly contract adjustment payments at the rate of 2.6% of the stated amount per year as described in this prospectus supplement. Each Income PRIDES also will include a 6.9% preferred trust security due 2007 issued by CC Funding Trust I, which we refer to as the trust, each with a stated liquidation amount of $50, representing an undivided beneficial interest in the trust. The trust will pay you quarterly distributions at the rate of 6.9% per year of the stated liquidation amount up to but excluding February 16, 2005 and at the reset rate thereafter as described in this prospectus supplement. We will guarantee the payment of the distributions on the preferred trust securities to the extent set forth in this prospectus supplement and the accompanying prospectus. The assets of the trust will consist solely of our senior deferrable notes due 2007. At any time after the issuance of the Income PRIDES, a holder may substitute U.S. Treasury securities for the preferred trust security in accordance with the terms described in this prospectus supplement. A unit that consists of the purchase contract and a substituted Treasury security is referred to as a "Growth PRIDES.SM"

    The Income PRIDES have been approved for listing on the New York Stock Exchange, or NYSE, under the symbol "CINPrI," subject to official notice of issuance. On December 12, 2001, the last reported sale price of our common stock on the NYSE was $29.15 per share.

    Investing in the FELINE PRIDES involves risks that are described in the "Risk Factors Relating to FELINE PRIDES" section beginning on page S-15 of this prospectus supplement.

	Per Income PRIDES	Total
Public offering price(1)	$50.00	$275,000,000
Total commission to be paid by Cinergy Corp.	$1.50	$8,250,000
Proceeds, before expenses, to Cinergy Corp.	$48.50	$266,750,000
    (1)
    Plus, as applicable, accumulated distributions and contract adjustment payments from December 18, 2001, if settlement occurs after that date

    The underwriters also may purchase up to an additional 825,000 Income PRIDES at the public offering price less the underwriting commission within 30 days of the date of this prospectus supplement to cover over-allotments, if any.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    The Income PRIDES will be ready for delivery in book-entry form only through The Depository Trust Company on or about December 18, 2001.

Merrill Lynch & Co.
Banc of America Securities LLC
Goldman, Sachs & Co.
JPMorgan
Lehman Brothers Inc.

The date of this prospectus supplement is December 12, 2001.
"FELINE PRIDES," "Income PRIDES" and "Growth PRIDES" are service marks of Merrill Lynch & Co., Inc.

Prospectus Supplement

    The accompanying prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since these dates.

S–2

ABOUT THIS PROSPECTUS SUPPLEMENT

    This document is in two parts. The first is this prospectus supplement, which describes the specific terms of the securities we are offering and certain other matters relating to us. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the securities we are offering.

    If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

    Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "Cinergy Corp.," "we," "us" and "our" or similar terms are to Cinergy Corp.

    References in this prospectus supplement and the accompanying prospectus to our common stock include common stock purchase rights issued under the Rights Agreement dated October 16, 2000, between us and Fifth Third Bank, as Rights Agent, and described in the accompanying prospectus.

S–3

PROSPECTUS SUPPLEMENT SUMMARY

    You should read the following summary in conjunction with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.

Cinergy Corp.

    We are a registered holding company under the Public Utility Holding Company Act of 1935 and the parent company of:

  •
  The Cincinnati Gas & Electric Company (CG&E);

  •
  PSI Energy, Inc. (PSI);

  •
  Cinergy Investments, Inc. (Investments);

  •
  Cinergy Global Resources, Inc. (Global Resources);

  •
  Cinergy Technologies, Inc. (Technologies);

  •
  Cinergy Services, Inc. (Services); and

  •
  Cinergy Wholesale Energy, Inc. (CWE).

    CG&E is an operating utility primarily engaged in providing electric and gas service in the southwestern portion of Ohio and, through its principal subsidiary, The Union Light, Heat and Power Company, in neighboring areas in Kentucky. PSI is an operating utility primarily engaged in providing electric service in north central, central and southern Indiana. We conduct our non-regulated business through Investments and its subsidiaries and our international businesses through Global Resources. Technologies holds our portfolio of technology-related investments. Services provides us and our subsidiaries with a variety of management, administrative and other support services. CWE was formed in November 2000 to act as a holding company for our energy commodity businesses.

    We are a Delaware corporation that was created in October 1994 through the merger of CG&E and PSI Resources, Inc. Our principal executive offices are located at 139 East Fourth Street, Cincinnati, Ohio 45202; our telephone number is (513) 421-9500.

CC Funding Trust I

    CC Funding Trust I is a statutory business trust that was created under the Delaware Business Trust Act and will be governed by an amended and restated declaration of trust among the trustees of the trust and us. The declaration was qualified under the Trust Indenture Act of 1939, as amended. The assets of the trust will consist solely of our senior deferrable notes due 2007. We will hold all of the common securities of the trust.

    The principal offices of the trust are located at 139 East Fourth Street, Cincinnati, Ohio 45202; its telephone number is (513) 421-9500.

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The Offering—Q&A

What are FELINE PRIDES?

    The FELINE PRIDES consist of units referred to as Income PRIDES and Growth PRIDES. The FELINE PRIDES initially will consist of 5,500,000 Income PRIDES (6,325,000 Income PRIDES if the underwriters exercise their over-allotment option in full), each with a stated amount of $50. From each Income PRIDES, the holder may create a Growth PRIDES, as described below.

What are the components of Income PRIDES?

    Each Income PRIDES will consist of a purchase contract and, initially, a 6.9% preferred trust security due 2007 of the trust. Each preferred trust security will have a stated liquidation amount of $50 and will represent an undivided beneficial interest in the assets of the trust. The preferred trust security that is a component of each Income PRIDES is owned by you, but it will be pledged to us to secure your obligations under the purchase contract. If a tax event redemption occurs as described in this prospectus supplement, your applicable ownership interest in the Treasury portfolio will replace your preferred trust security as a component of each Income PRIDES and will be pledged to us to secure your obligations under the purchase contract.

What is a purchase contract?

    Each purchase contract underlying a FELINE PRIDES obligates the holder of the purchase contract to purchase, and obligates us to sell, on February 16, 2005, for $50, a number of shares of our common stock equal to the "settlement rate." The settlement rate will be calculated, subject to adjustment as described under "Description of the Purchase Contracts—Anti-dilution adjustments," as follows:

  •
  if the applicable market value of our common stock is equal to or greater than the threshold appreciation price of $34.3970, the settlement rate will be 1.4536;

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  if the applicable market value of our common stock is less than the threshold appreciation price but greater than the reference price, the settlement rate will be equal to the stated amount divided by the applicable market value; and

  •
  if the applicable market value is less than or equal to the reference price, the settlement rate will be 1.7153.

    "Applicable market value" means the average of the closing price per share of our common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding February 16, 2005. The "reference price" is $29.15, which is the last reported sale price of our common stock on the NYSE on December 12, 2001.

Can I settle the purchase contract early?

    Each holder has a right to settle a purchase contract at any time using cash in which case 1.4536 shares of common stock will be issued pursuant to the purchase contract. In addition, if we are involved in a merger in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, then each holder of a purchase contract will have the right to accelerate and settle such contract at the settlement rate in effect immediately before the cash merger.

    Your right to exercise an early settlement right is subject to the condition that if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933 in effect covering the common stock deliverable upon settlement of a purchase contract.

S–5

What are the components of Growth PRIDES?

    Each Growth PRIDES will consist of a purchase contract and a 5.0% undivided beneficial ownership interest in a Treasury security. The ownership interest in a Treasury security that is a component of each Growth PRIDES will be owned by you, but it will be pledged to us to secure your obligations under the purchase contract. The Treasury security is a zero-coupon U.S. Treasury security with a principal amount at maturity of $1,000 that matures on February 15, 2005.

How can I create Growth PRIDES from Income PRIDES?

    Each holder of Income PRIDES, unless a tax event redemption has occurred, will have the right, on or at any time prior to the fifth business day immediately preceding February 16, 2005, to substitute for the related preferred trust securities, zero-coupon Treasury securities (CUSIP No. 912820BM8) that mature on February 15, 2005 in a total principal amount at maturity equal to the stated liquidation amount of such preferred trust securities. This substitution will create a Growth PRIDES, at which point, the preferred trust security will be released to the holder and be separately transferable from the Growth PRIDES. Because U.S. Treasury securities are issued in multiples of $1,000, holders of Income PRIDES may make such substitution only in integral multiples of 20 Income PRIDES. However, if a tax event redemption has occurred prior to February 16, 2005 and the Treasury portfolio has replaced the preferred trust securities as a component of the Income PRIDES, holders of Income PRIDES may make substitutions only in multiples of 80,000 Income PRIDES, on or at any time prior to the second business day immediately preceding February 16, 2005. Following this substitution, the applicable ownership interest in the Treasury portfolio will be released to the holder.

How can I recreate Income PRIDES from Growth PRIDES?

    Each holder of Growth PRIDES will have the right, on or at any time prior to the fifth business day immediately preceding February 16, 2005, to substitute preferred trust securities with a stated liquidation amount equal to $50 for the related Treasury securities held by the collateral agent. This substitution creates Income PRIDES. Because Treasury securities are issued in integral multiples of $1,000, holders of Growth PRIDES may make these substitutions only in integral multiples of 20 Growth PRIDES. If a tax event redemption has occurred and the Treasury portfolio has become a component of the Income PRIDES, holders of the Growth PRIDES may make such substitution only in integral multiples of 80,000 Growth PRIDES on or at any time prior to the second business day immediately preceding February 16, 2005. Following this substitution, the Treasury security will be released.

What payments am I entitled to as a holder of Income PRIDES?

    Subject to our right to defer payments described below, each holder of Income PRIDES will be entitled to receive total cash payments at a rate of 9.5% of the stated amount per year. These cash payments will consist of quarterly distributions on the related preferred trust securities payable by the trust at the rate of 6.9% of the stated liquidation amount per year and quarterly contract adjustment payments, payable by us at the rate of 2.6% of the stated amount per year.

What payments am I entitled to as a holder of Growth PRIDES?

    Subject to our right to defer payments described below, each holder of Growth PRIDES will be entitled to receive quarterly contract adjustment payments payable by us at the rate of 2.6% of the stated amount per year. In addition, original issue discount will accrue on each related Treasury security.

S–6

What are the payment dates for the FELINE PRIDES?

    The payments described above in respect of the Income PRIDES and Growth PRIDES will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing February 16, 2002.

Do you have the option to defer current payments?

    Distributions to you on the preferred trust securities may be deferred if we exercise our right to defer interest payments on our senior deferrable notes. As the senior deferrable notes are the only assets of the trust, if we defer those interest payments, the trust will have insufficient funds to make the required distributions on the preferred trust securities. Despite this deferral, such distributions would continue to accrue until paid, compounded quarterly, at the rate of 9.5% per year up to but excluding February 16, 2005, and thereafter at the reset rate. We also have the right to defer the payment of contract adjustment payments until February 16, 2005. Such deferred contract adjustment payments would accrue at the rate of 9.5% per year until paid, compounded quarterly.

What is remarketing?

    The preferred trust securities of holders of Income PRIDES who fail to notify The Bank of New York, the purchase contract agent for the holders of the FELINE PRIDES, on or before the fifth business day before February 16, 2005 of their intention to pay cash in order to satisfy their obligations under the related purchase contracts will be remarketed on the third business day immediately preceding February 16, 2005. The remarketing agent will use its reasonable efforts to remarket the preferred trust securities (bearing the reset rate discussed below) on such date for settlement on February 16, 2005. The remarketing agent will use its best efforts to obtain a price of approximately 100.5% of the stated liquidation amount (plus deferred and unpaid distributions, if any) of such preferred trust securities. The portion of the proceeds from the remarketing equal to the total stated liquidation amount of the preferred trust securities will automatically be applied to satisfy in full the Income PRIDES holders' obligations to purchase common stock under the related purchase contracts. The remarketing agent will deduct as a remarketing fee an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount plus deferred and unpaid distributions, if any, of the remarketed preferred trust securities from any proceeds in excess of the aggregate stated liquidation amount of the remarketed preferred trust securities. The remarketing agent will remit the remaining portion of the proceeds, if any, for the benefit of such holder.

What is the reset rate?

    The reset rate will be the interest rate on the senior deferrable notes, and therefore the distribution rate on the preferred trust securities, that the reset agent, determines as the rate the preferred trust securities should bear in order for a trust preferred security to have a market value of approximately 100.5% of its stated liquidation amount, plus any deferred and unpaid distributions amount on the third business day immediately preceding February 16, 2005; provided, however, that the reset rate shall not be less than 6.9% and will in no event exceed the maximum rate permitted by applicable law.

When will the reset rate be set?

    Unless a tax event redemption has occurred, the interest rate on the senior deferrable notes and, therefore, the distribution rate on the preferred trust securities, will be reset on the third business day immediately preceding February 16, 2005. On and after February 16, 2005, distributions on the preferred trust securities will accrue at the reset rate.

S–7

What are the preferred trust securities?

    The preferred trust securities have a stated liquidation amount of $50 and represent undivided beneficial ownership interests in the assets of the trust. The sole asset of the trust will be our senior deferrable notes due 2007. The preferred trust securities will entitle holders to quarterly distributions at the rate of 6.9% per year until February 16, 2005 and at the reset rate thereafter, commencing February 16, 2002. Distributions will be payable quarterly in arrears each February 16, May 16, August 16 and November 16.

    We will guarantee distributions and other payments on the preferred trust securities. While, the guarantee will not apply to any payment of distributions if and to the extent that the trust does not have funds available to make those distributions, when taken together with our obligations under the senior deferrable notes and the related indenture, this guarantee effectively provides a full, irrevocable and unconditional guarantee of the preferred trust securities.

If I am holding a preferred trust security as a separated security, can I participate in the remarketing?

    Holders of preferred trust securities issued by the trust that are not components of Income PRIDES may elect, in the manner described in this prospectus supplement, to have their preferred trust securities remarketed by the remarketing agent.

What happens if the remarketing agent cannot remarket the preferred trust securities or a condition precedent to the remarketing is not fulfilled?

    If:

  •
  the remarketing agent cannot remarket the related preferred trust securities of the holders of Income PRIDES (bearing the reset rate) at a price equal to or greater than 100% of the total stated liquidation amount of the preferred trust securities plus deferred and unpaid distributions, if any; or

  •
  the remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled;

(1)
we will exercise our rights as a secured party to dispose of the preferred trust securities in accordance with applicable law and to satisfy in full, from the proceeds of such disposition, the holder's obligation to purchase common stock under the related purchase contracts; and

(2)
holders of preferred trust securities that are not part of the Income PRIDES will have the right to direct the property trustee to put the senior deferrable notes to us at a price per senior deferrable note of $50, plus accrued and unpaid interest, if any. Upon our repurchase of those senior deferrable notes, the proceeds from the repurchase shall simultaneously be applied to redeem any outstanding preferred trust securities of those holders having an aggregate stated liquidation amount equal to the principal amount of the senior deferrable notes so repurchased plus accumulated and unpaid distributions.

Besides participating in a remarketing, how else may I satisfy my obligations under the purchase contracts?

    Holders of FELINE PRIDES may satisfy their obligations, or their obligations will be terminated, under the purchase contracts:

  •
  through early settlement by the early delivery of cash to the purchase contract agent in the manner described in this prospectus supplement; provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering the common shares to be delivered in respect of the purchase contracts being settled;

S–8

  •
  by settling the related purchase contracts with cash on the business day prior to February 16, 2005 pursuant to prior notification to the purchase contract agent; or

  •
  without any further action, upon the termination of the purchase contracts as a result of our bankruptcy, insolvency or reorganization.

When may the senior deferrable notes and the preferred trust securities be redeemed?

    If the tax laws change or are interpreted in a way that adversely affects the tax treatment of the trust or the senior deferrable notes, then we, as issuer of the senior deferrable notes, may elect to redeem the senior deferrable notes held by the trust. If the senior deferrable notes are redeemed before February 16, 2005, the money received from the redemption will be used to purchase a Treasury portfolio of zero-coupon U.S. Treasury securities that mature on or prior to February 15, 2005, and the trust will be dissolved. The Treasury portfolio will replace the preferred trust securities as the collateral securing your obligations to purchase our common stock.

When may the trust be dissolved?

    We may dissolve the trust at any time. If the trust is dissolved after the purchase contract settlement date (other than as a result of the redemption of the senior deferrable notes) and you continue to hold preferred trust securities, you will receive your pro rata share of the senior deferrable notes held by the trust (after any creditors of the trust have been paid). If the trust is dissolved prior to the purchase contract settlement date, then the senior deferrable notes will be substituted for the preferred trust securities and will be pledged as collateral to secure your obligation to purchase our common stock under your purchase contracts.

What is the rank of the preferred trust securities and senior deferrable notes?

    The senior deferrable notes issued under the indenture will rank equally with all of our other senior unsecured debt. Because we are a holding company and we conduct all of our operations through subsidiaries, the senior deferrable notes and holders of the preferred trust securities generally will have a position junior to the claims of creditors, preferred stockholders and holders of unsecured and secured debt of our subsidiaries.

What are the federal income tax consequences related to the Income PRIDES, Growth PRIDES and preferred trust securities?

    Because an Income PRIDES will consist of a purchase contract and a preferred trust security, the purchase price of each Income PRIDES will be allocated between the purchase contract and the related preferred trust security in proportion to their relative fair market values at the time of purchase. We have determined that the entire purchase price of an Income PRIDES will be allocable to the preferred trust securities and no amount will be allocable to the purchase contract.

    We intend to report the contract adjustment payments as income to you, but you may want to consult your tax advisor concerning alternative characterizations.

    If you own an Income PRIDES, you will include in gross income your proportionate share of income on the preferred trust securities when such income is distributed or accrued in accordance with your regular method of tax accounting.

    If you own Growth PRIDES, you will be required to include in gross income each year your allocable share of any original issue discount or acquisition discount on the Treasury security that accrues in such year.

S–9

    Because there is no statutory judicial or administrative authority directly addressing the tax treatment of the FELINE PRIDES or instruments similar to the FELINE PRIDES, you are urged to consult your own tax advisor concerning the tax consequences of an investment in the FELINE PRIDES. For additional information, see "United States Federal Income Tax Consequences" in this prospectus supplement.

What will the proceeds from the offering be used for?

    All of the proceeds from the sale of the Income PRIDES, estimated to be approximately $266.0 million (approximately $306.0 million if the underwriters' over-allotment option is exercised in full) after deducting the underwriting commission and estimated expenses payable by us, will be invested by the trust in our senior deferrable notes. We currently intend to use all the net proceeds from this offering to repay a portion of our short-term indebtedness primarily incurred in connection with general corporate purposes, including capital expenditures related to construction projects, environmental compliance initiatives and the acquisition of certain generating assets.

What are the rights and privileges of the common stock?

    The shares of common stock that you will be obligated to purchase under the purchase contracts have one vote per share. Our shares of common stock also have voting, dividend and other rights usually accorded stockholders under Delaware law. In addition, our common stock includes common stock purchase rights issued under the Rights Agreement dated October 16, 2000, between us and Fifth Third Bank, as rights agent, and described in the accompanying prospectus. You will be entitled to rights related to the common stock if and when we deliver shares of common stock in exchange for FELINE PRIDES on February 16, 2005 or as a result of early settlement, as the case may be, and the applicable record date, if any, for the exercise of those rights occurs after such date. For more information, please see the discussion of our common stock and in the accompanying prospectus under the heading "Description of the Capital Stock."

S–10

The Offering—Explanatory Diagrams

    The following diagrams demonstrate some of the key features of the purchase contracts, the preferred trust securities, the Income PRIDES and the Growth PRIDES, and the transformation of Income PRIDES into Growth PRIDES and separate preferred trust securities. The prices and percentages below are for illustration only. There can be no assurance that the actual prices and percentages will be limited by the range of prices and percentages shown. The following diagrams also assume that the preferred trust securities are successfully remarketed, the distribution rate on the preferred trust securities is reset on the third business day immediately preceding February 16, 2005 and early settlement does not occur.

Purchase Contract

    Income PRIDES and Growth PRIDES both include a purchase contract under which the investor agrees to purchase shares of our common stock on February 16, 2005. In addition, these purchase contracts include unsecured contract adjustment payments as shown in the diagrams on the following pages.

(1)
If the applicable market value of our common stock is less than or equal to $29.15, the number of shares to be delivered will be calculated by dividing the stated amount by the reference price.
(2)
If the applicable market value of our common stock is between $29.15 and $34.3970, the number of shares to be delivered will be calculated by dividing the stated amount by the applicable market value.
(3)
If the applicable market value of our common stock is greater than or equal to $34.3970, the number of shares to be delivered will be calculated by dividing the stated amount by the threshold appreciation price.
(4)
The "reference price" is $29.15, which is the last reported sale price of the common stock on the NYSE on December 12, 2001.
(5)
The "threshold appreciation price" is $34.3970.
(6)
The "applicable market value" means the average of the closing price per share of our common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding February 16, 2005.

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Income PRIDES

    Each Income PRIDES consists of two components as described below.

  •
  The investor owns the preferred trust securities but will pledge such securities to us to secure the obligations under the purchase contract.

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Growth PRIDES

    Each Growth PRIDES consists of two components as described below:

  •
  The investor owns the Treasury security but will pledge it to us to secure its obligations under the purchase contract.

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Transforming Income PRIDES into Growth PRIDES and Preferred Trust Securities

  •
  To create a Growth PRIDES, the investor separates an Income PRIDES into its components—the purchase contract and the preferred trust security—and then combines the purchase contract with an ownership interest in a zero-coupon Treasury security that matures the business day immediately preceding the maturity date of the purchase contract.

  •
  The investor holds the ownership interest in the Treasury security but will pledge it to us to secure its obligations under the purchase contract.

  •
  The Treasury security together with the purchase contract constitutes a Growth PRIDES. The preferred trust security which is no longer a component of the Income PRIDES, is tradable as a separate security.

  •
  The investor also can transform Growth PRIDES and preferred trust securities into Income PRIDES. Following that transformation, the Treasury security, which is no longer a component of the Growth PRIDES, is tradeable as a separate security.

  •
  The transformation of Income PRIDES into Growth PRIDES and preferred trust securities and the transformation of Growth PRIDES and preferred trust securities into Income PRIDES, requires certain minimum amounts of securities, as more fully described in this prospectus supplement.

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RISK FACTORS RELATING TO FELINE PRIDES

    Your investment in the FELINE PRIDES will involve risk. You should carefully consider the following discussion of risk as well as other information contained and incorporated by reference into this prospectus supplement and the accompanying prospectus in order to evaluate an investment in the FELINE PRIDES.

You assume the risk that the market value of our common stock may decline.

    Although as a holder of FELINE PRIDES you are the beneficial owner of the related preferred trust securities, Treasury portfolio or Treasury securities, as the case may be, you are obligated pursuant to the purchase contract to buy our common stock. Prior to February 16, 2005, unless you pay cash to satisfy your obligation under the purchase contract or the purchase contracts are terminated due to our bankruptcy, insolvency or reorganization, either the proceeds derived from the remarketing of the preferred trust securities or the principal of the applicable ownership interest of the Treasury portfolio when paid at maturity, in the case of Income PRIDES, or the principal of the related Treasury securities when paid at maturity, in the case of Growth PRIDES, will automatically be used to purchase a specified number of shares of our common stock on your behalf. There can be no assurance that the market value of the common stock received by you on the purchase contract settlement date will be equal to or greater than the price per share paid by you for our common stock. If the applicable market value of the common stock is less than $29.15, the aggregate market value of the common stock issued to you pursuant to each purchase contract on the purchase contract settlement date will be less than the price per share paid by you for such common stock. Accordingly, you assume the risk that the market value of the common stock may decline, and that such decline could be substantial.

The opportunity for equity appreciation provided by an investment in the FELINE PRIDES may be less than that provided by a direct investment in our common stock.

    Your opportunity for equity appreciation afforded by investing in the FELINE PRIDES may be less than your opportunity for equity appreciation if you directly invest in our common stock. This opportunity may be less because the market value of the common stock to be received by you pursuant to the purchase contract on February 16, 2005 (assuming that such market value is the same as the applicable market value of such common stock) will only exceed the price per share paid by you for our common stock on the purchase contract settlement date if the applicable market value of the common stock exceeds the threshold appreciation price (which represents an appreciation of approximately 18.0% over $29.15). This situation occurs because in such event, you would receive on February 16, 2005 only approximately 84.7% (the percentage equal to $29.15 divided by the threshold appreciation price) of the shares of common stock that you would have received if you had made a direct investment in the common stock on the date hereof.

The trading prices for the FELINE PRIDES will be directly affected by the trading prices for our common stock, the general level of interest rates and our credit quality.

    The trading prices of Income PRIDES and Growth PRIDES in the secondary market will be directly affected by the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the prices of our common stock or interest rates will rise or fall. Trading prices of the common stock will be influenced by our operating results and prospects and by economic, financial and other factors. Market conditions can affect the capital markets and therefore affect the trading price of our common stock. The level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of common stock by us or others in the market after the offering of the FELINE PRIDES, or the perception that such sales could occur also may affect the trading price of our common stock. Fluctuations in interest rates may give rise to arbitrage opportunities based on changes in the relative value of the common stock underlying the purchase contracts and of the other components of the FELINE PRIDES. Any such arbitrage could, in

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turn, affect the trading prices of the Income PRIDES, Growth PRIDES, preferred trust securities and our common stock.

As a holder of FELINE PRIDES, you will not be entitled to any rights with respect to our common stock.

    As a holder of FELINE PRIDES, you will not be entitled to any rights with respect to the common stock including, without limitation, voting rights and rights to receive any dividends or other distributions on the common stock or the purchase rights issued under the Rights Agreement dated October 16, 2000 between us and Fifth Third Bank as Rights Agent. You will only be entitled to rights on the common stock if and when we deliver shares of common stock in exchange for FELINE PRIDES on February 16, 2005 or as a result of early settlement, as the case may be, and the applicable record date, if any, for the exercise of rights occurs after such date. For example, in the event that an amendment is proposed to our certificate of incorporation or by-laws and the record date for determining the stockholders of record entitled to vote on such amendment occurs prior to delivery, you will not be entitled to vote on such amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock as a result of such amendment after the common stock is delivered to you under the stock purchase contract.

Holders of preferred trust securities will have limited voting rights.

    You will not be entitled to vote to appoint, remove, replace or change the number of the trustees of the trust, and generally will have no voting rights, except in the limited circumstances described in this prospectus supplement and the accompanying prospectus.

We may issue additional shares of common stock and thereby materially and adversely affect the price of our common stock.

    The number of shares of common stock that you are entitled to receive on February 16, 2005, or as a result of early settlement of a purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions by us that modify our capital structure. We will not adjust the number of shares of common stock that you are to receive on February 16, 2005, or as a result of early settlement of a purchase contract for other events, including the offering of common stock for cash by us or in connection with acquisitions. We are not restricted from issuing additional common stock during the terms of the purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, it may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares to be received on February 16, 2005 to the price of the common stock, such other events may adversely affect the trading prices of Income PRIDES and Growth PRIDES.

The secondary market for the FELINE PRIDES and the preferred trust securities may be illiquid.

    It is not possible to predict how Income PRIDES, Growth PRIDES or preferred trust securities will trade in the secondary market or whether the market will be liquid or illiquid. There is currently no secondary market for our Income PRIDES, our Growth PRIDES or the preferred trust securities. The Income PRIDES have been approved for listing on the NYSE, subject to official notice of issuance. If the Growth PRIDES or the preferred trust securities separately traded to a sufficient extent that applicable exchange listing requirements are met, we may endeavor to cause the Growth PRIDES or preferred trust securities to be listed on the exchange on which the Income PRIDES are then listed but we are under no obligation to do so. There can be no assurance as to the liquidity of any market that may develop for the Income PRIDES, the Growth PRIDES or the preferred trust securities, your ability to sell these securities or whether a trading market, if it develops, will continue. In addition, in the event you were to substitute Treasury securities for preferred trust securities or preferred trust

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securities for Treasury securities, thereby converting your Income PRIDES to Growth PRIDES or your Growth PRIDES to Income PRIDES, as the case may be, the liquidity of Income PRIDES or Growth PRIDES could be adversely affected. There can be no assurance that the Income PRIDES will not be delisted from the NYSE or that trading in the Income PRIDES will not be suspended as a result of your election to create Growth PRIDES, which could cause the number of Income PRIDES to fall below the requirement for listing securities on the NYSE which provides that at least 1,000,000 Income PRIDES be outstanding at any time.

Your rights to the pledged securities will be subject to our security interest.

    Although you will be the beneficial owner of the related preferred trust securities, Treasury securities or Treasury portfolio (together, the "pledged securities"), as applicable, those pledged securities will be pledged with JPMorgan Chase Bank, as the collateral agent, to secure your obligations under the related purchase contracts. Thus, your rights to the pledged securities will be subject to our security interest. Additionally, notwithstanding the automatic termination of the purchase contracts in the event that we become the subject of a case under the Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay of Section 362 of the Bankruptcy Code.

We may redeem the preferred trust securities upon the occurrence of a tax event.

    We have the option to redeem the senior deferrable notes, and, thus the preferred trust securities, on not less than 30 days' or more than 60 days' prior written notice, in whole but not in part, at any time before February 16, 2007, if a tax event occurs and continues under the circumstances described in this prospectus supplement (a "tax event redemption"). If we exercise this option, we will redeem the senior deferrable notes at the redemption price plus accrued and unpaid interest (including deferred interest), if any. If we redeem all of the senior deferrable notes, the trust must redeem all of the preferred trust securities and pay the redemption price in cash to the holders of the preferred trust securities. If the tax event redemption occurs before February 16, 2005, the redemption price payable to you as a holder of Income PRIDES will be distributed to the collateral agent, who in turn will apply an amount equal to the redemption price to purchase the Treasury portfolio on your behalf, and will remit the remainder of the redemption amount of the redemption price to the holder, and the Treasury portfolio will be substituted for the preferred trust securities as collateral to secure your obligations under the purchase contracts related to the Income PRIDES. If your preferred trust securities are not components of Income PRIDES, you will receive redemption payments directly. There can be no assurance as to the impact on the market prices for the Income PRIDES if we substitute the Treasury portfolio as collateral in place of any preferred trust securities so redeemed. A tax event redemption will be a taxable event to the holders of the preferred trust securities.

We may defer current payments.

    We have the option to defer the payment of contract adjustment payments on the purchase contracts forming a part of the FELINE PRIDES until February 16, 2005. However, deferred installments of contract adjustment payments will bear interest at the rate of 9.5% per year (compounded quarterly) until paid. If the purchase contracts are settled early (or terminated due to our bankruptcy, insolvency or reorganization), the right to receive contract adjustment payments and deferred contract adjustment payments, if any, will also terminate.

    If we defer the payment of contract adjustment payments on the purchase contracts until February 16, 2005, you will receive a number of shares of common stock equal to the total amount of deferred contract adjustment payments payable to you divided by the applicable market value.

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    Distributions to you on the preferred trust securities also may be deferred if we exercise our right to defer interest payments on our senior deferrable notes until February 16, 2007. As the senior deferrable notes are the only assets of the trust, if we defer those interest payments, the trust will not have enough funds to make distributions on the preferred trust securities. However, deferred distributions will accrue at the rate of 9.5% per year up to but excluding February 16, 2005 and at the reset rate thereafter (compounded quarterly) until paid. In this case, even though you would not be receiving distributions on your preferred trust securities, you would be required to include the stated distribution amount on the preferred trust securities in gross income, as original issue discount, on a daily economic accrual basis, regardless of your method of accounting. As a result, you would recognize income for United States federal income tax purposes in advance of the receipt of cash attributable to such income and would not receive cash distributions on your preferred trust securities until we make an interest payment on the senior deferrable notes. See "United States Federal Income Tax Consequences—Income PRIDES Trust Preferred Securities" in this prospectus supplement.

    If we exercise our right to defer payments of interest on the senior deferrable notes and the distributions on the preferred trust securities are similarly deferred, the market price of the Income PRIDES is likely to decrease. In addition, the mere existence of the right to defer interest payments and distributions may cause the market price of the Income PRIDES to be more volatile than the market price of other securities that are not subject to such deferrals.

The United States federal income tax consequences of the purchase, ownership and disposition of the FELINE PRIDES are unclear.

    No statutory, judicial or administrative authority directly addresses the treatment of the FELINE PRIDES or instruments similar to the FELINE PRIDES for United States federal income tax purposes. As a result, the United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES are not entirely clear. For example, our senior deferrable notes may be treated as a "contingent payment debt instrument" under Treasury regulations. In such case, the timing and the character of your gain, income or loss with respect to the Income PRIDES could be affected. See "United States Federal Income Tax Consequences" in this prospectus supplement.

The purchase contract agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.

    The purchase contract agreement between us and the purchase contract agent will not be qualified as an indenture under the Trust Indenture Act of 1939 and the purchase contact agent will not be required to qualify as a trustee under the Trust Indenture Act. Accordingly, if you hold FELINE PRIDES, you will not have the benefit of the protections of the Trust Indenture Act. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

  •
  disqualification of the indenture trustee for "conflicting interests," as defined under the Trust Indenture Act;

  •
  provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

  •
  the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

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Other than under the guarantee, you will have limited enforcement rights with respect to the senior deferrable notes.

    Except as described below, you, as a holder of preferred trust securities, will not be able to exercise directly any other rights with respect to the senior deferrable notes.

    The guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee, The Bank of New York, will act as indenture trustee under the guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The guarantee trustee will hold the guarantee for your benefit if you hold any of the preferred trust securities.

    If you hold any of the preferred trust securities, the guarantee will guarantee you, generally on a senior unsecured basis, the payment of the following:

  •
  any accumulated and unpaid distributions that are required to be paid on the preferred trust securities, to the extent the trust has funds available for this purpose;

  •
  the redemption price, including all accumulated and unpaid distributions to the date of redemption, of preferred trust securities that we may have redeemed upon the occurrence of a tax event redemption, to the extent the trust has funds available for this purpose; and

  •
  upon a voluntary or involuntary dissolution of the trust, other than in connection with the distribution of senior deferrable notes to you, the lesser of (a) the total of the liquidation amount and all accumulated and unpaid distributions on the preferred trust securities to the date of payment to the extent the trust has funds available for this purpose or (b) the amount of assets of the trust remaining available for distribution to holders of the preferred trust securities in liquidation of the trust.

    The holders of a majority in liquidation amount of the preferred trust securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Notwithstanding the above, but only under limited circumstances, holders of the preferred trust securities may institute a legal proceeding directly against us to enforce their rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

    If we were to default on our obligation to pay amounts payable on the senior deferrable notes or otherwise, the trust would lack funds for the payment of distributions or amounts payable on redemption of the preferred trust securities or otherwise, and, in that event, holders of the preferred trust securities would not be able to rely upon the guarantee for payment of these amounts. Instead, they would rely on the enforcement

  •
  by the property trustee of its rights as registered holder of the senior deferrable notes against us pursuant to the terms of the indenture and the senior deferrable notes or

  •
  by that holder of the property trustee's or that holder's own rights against us to enforce payments on the senior deferrable notes.

    The amended and restated declaration of trust provides that each holder of preferred trust securities, by its acceptance, agrees to the provisions of the guarantee and the indenture.

Indebtedness and borrowings by our subsidiaries will be effectively senior to the preferred trust securities.

    We are a holding company. The senior deferrable notes that we will issue to the trust in connection with the trust's issuance of its preferred trust securities, and the guarantee are senior unsecured obligations of ours and will be effectively subordinated to any of our operating subsidiaries,

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secured and unsecured obligations. The indenture does not limit the amount of indebtedness that we can incur. See "Description of the Debt Securities" in the accompanying prospectus. At September 30, 2001, we had consolidated total indebtedness of $5.0 billion, of which $3.3 billion was at the subsidiary level.

    We conduct our operations through subsidiaries, which generate a substantial portion of our operating income and cash flow. As a result, distributions or advances from our subsidiaries are a major source of funds necessary to meet our debt service and other obligations. Contractual provisions, laws or regulations, as well as any subsidiary's financial condition and operation requirements, may limit our ability to obtain cash required to pay our debt service obligations, including payment of distributions on the preferred trust securities. The preferred trust securities will be structurally subordinated to all existing and future obligations of our subsidiaries, including claims with respect to trade payables. This means that holders of the preferred trust securities will have a junior position to the claims of creditors of our direct and indirect subsidiaries on the assets and earnings of such subsidiaries.

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DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

    This prospectus supplement and the accompanying prospectus contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. These types of statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements represent our intentions, plans, expectations, assumptions and beliefs about future events. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ are often presented with forward-looking statements. In addition, other factors could cause actual results to differ materially from those indicated in any forward-looking statement. These include:

  •
  Factors affecting operations, such as:

  •
  unusual weather conditions;

  •
  catastrophic weather-related damage;

  •
  unscheduled generation outages;

  •
  unusual maintenance or repairs;

  •
  unanticipated changes in fossil fuel costs, gas supply costs or availability constraints;

  •
  environmental incidents; and

  •
  electric transmission or gas pipeline system constraints.

  •
  Legislative and regulatory initiatives regarding deregulation of the industry or potential national deregulation legislation.

  •
  The timing and extent of the entry of additional competition in electric or gas markets and the effects of continued industry consolidation through the pursuit of mergers, acquisitions and strategic alliances.

  •
  Regulatory factors such as changes in the policies or procedures that set rates; changes in our ability to recover capital expenditures for environmental compliance, purchased power costs and investments made under traditional regulation through rates; and changes to the frequency and timing of rate increases.

  •
  Financial or regulatory accounting principles or policies imposed by governing bodies.

  •
  Political, legal and economic conditions and developments in the United States and the foreign countries in which we have a presence. This would include inflation rates and monetary fluctuations.

  •
  Changing market conditions and other factors related to physical energy and financial trading activities. These would include price, basis, credit, liquidity, volatility, capacity, transmission, currency exchange rates, interest rates and warranty risks.

  •
  The performance of projects undertaken by our non-regulated businesses and the success of efforts to invest in and develop new opportunities.

  •
  Availability of, or cost of, capital.

  •
  Employee workforce factors, including changes in key executives, collective bargaining agreements with union employees and work stoppages.

  •
  Legal and regulatory delays and other obstacles associated with mergers, acquisitions and investments in joint ventures.

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  •
  Costs and effects of legal and administrative proceedings, settlements, investigations and claims. Examples can be found in Note 4 of the "Notes to Financial Statements" in "Part I. Financial Information" in our annual report on Form 10-K.

  •
  Changes in international, federal, state, or local legislative requirements, such as changes in tax laws, tax rates and environmental laws and regulations.

    These and other factors are discussed in our reports filed with the SEC. We are not required to revise or update forward-looking statements (whether as a result of changes in actual results, changes in assumptions or other factors affecting the statements). Our forward-looking statements reflect our best beliefs as of the time they are made and may not be updated for subsequent developments.

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USE OF PROCEEDS

    All of the net proceeds from the sale of the Income PRIDES estimated to be approximately $266.0 million (approximately $306.0 million if the underwriters' over-allotment option is exercised in full) after deducting the underwriting commissions and estimated expenses payable by us, will be invested by the trust in our senior deferrable notes. We intend to use all of the net proceeds from this offering to repay a portion of our short-term indebtedness, which was $803 million at September 30, 2001 and was primarily incurred in connection with general corporate purposes, including capital expenditures related to construction projects, environmental compliance initiatives and the acquisition of certain generating assets. At September 30, 2001, this indebtedness had a weighted average interest rate of 3.46%.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

    Our common stock trades on the NYSE under the symbol "CIN." The following table sets forth, on a per share basis, the high and low sales prices for our common stock for the periods indicated as reported on the NYSE composite transactions reporting system during the periods indicated.

	High	Low
2001
First Quarter	$35.15	$29.63
Second Quarter	35.41	32.20
Third Quarter	34.98	29.05
Fourth Quarter (through December 12, 2001)	32.10	28.70
2000
First Quarter	25.88	20.00
Second Quarter	28.13	21.19
Third Quarter	33.25	25.56
Fourth Quarter	35.25	28.50
1999
First Quarter	34.88	27.38
Second Quarter	34.63	27.44
Third Quarter	33.00	27.31
Fourth Quarter	29.63	23.44

    On December 12, 2001, the last reported sale price of our common stock on the NYSE was $29.15 per share. As of October 22, 2001, there were approximately 58,970 holders of record of our common stock.

    We declared quarterly dividends on our common stock at the rate of $0.45 per share for each quarter of 1999, 2000 and 2001.

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CAPITALIZATION

    The following table sets forth our capitalization at September 30, 2001 and as adjusted to reflect the sale of 5,500,000 FELINE PRIDES and the application of the estimated net proceeds therefrom as described under "Use of Proceeds." When you read this data, you should also read the detailed information and financial statements appearing in documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	September 30, 2001
	Actual	As Adjusted
	(in thousands)
Total Debt	$5,030,026	$4,764,026
Company-Obligated Mandatorily Redeemable Preferred Trust Securities of Subsidiary Holding Solely Debt Securities of the Company(1)		266,000
Cumulative Preferred Stock of Subsidiaries Not Subject to Mandatory Redemption	62,833	62,833
Common Stock Equity
Common Stock—$.01 par value; authorized shares—600,000,000; outstanding shares—159,099,158	1,591	1,591
Paid-in capital(2)	1,625,343	1,605,143
Retained earnings	1,297,648	1,297,648
Accumulated other comprehensive income (loss)	(14,543)	(14,543)

Total Common Stock Equity	2,910,039	2,889,839

Total Capitalization	$8,002,898	$7,982,698

(1)
The sole assets of the trust are our senior deferrable notes.

(2)
Reflects an adjustment of approximately $20.2 million representing the present value of the contract adjustment payments payable in connection with the purchase contracts underlying the FELINE PRIDES.

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ACCOUNTING TREATMENT

    The financial statements of the trust will be reflected in our consolidated financial statements, with the preferred trust securities shown on our balance sheet under the caption "Company-Obligated Mandatorily Redeemable Preferred Trust Securities of Subsidiary Holding Solely Debt Securities of the Company." The footnotes to our consolidated financial statements will reflect that the sole asset of the trust will be the senior deferrable notes. Distributions on the preferred trust securities will be reflected as a charge to our consolidated income, identified as "Preferred Dividends of Subsidiary," whether paid or accumulated.

    The purchase contracts are forward transactions in our common stock. Upon settlement of a purchase contract, we will receive the stated amount of $50 on the purchase contract and will issue the requisite number of shares of our common stock. The stated amount received will be credited to common stock equity. The present value of the contract adjustment payments will initially be charged to equity, with an offsetting credit to liabilities.

    Before the issuance of shares of our common stock upon settlement of the purchase contracts, we expect that the FELINE PRIDES will be reflected in our earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating earnings per share (based on the settlement formula applied at the end of the reporting period) is deemed to be increased by the excess, if any, of the number of shares issuable upon settlement of the purchase contracts over the number of shares that could be purchased by us in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, we expect there will be no dilutive effect on our earnings per share except during periods when the average market price of a share of our common stock is above the threshold appreciation price.

    The FASB has issued an exposure draft entitled "Accounting for Financial Instruments with Characteristics of Liabilities, Equity or Both." Under the proposed Statement, any financial instrument that is issued in the form of shares that are subject to mandatory redemption provisions are classified as liabilities. This proposed Statement would require that, in the initial year of adoption, an entity restate all financial statements for earlier years presented for the effects of financial instruments within the scope of this Statement that were outstanding at any time during the initial year of adoption. This proposed Statement would be effective for fiscal years beginning after June 15, 2002. As the exposure draft is currently written, the FELINE PRIDES would be required to be classified as a liability.

    As the exposure draft is subject to future deliberations, the ultimate outcome and timing of the exposure draft and its effect on the financial statement presentation of this offering is uncertain.

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DESCRIPTION OF THE FELINE PRIDES

    The following summarizes some of the terms of the FELINE PRIDES. This summary, together with the summary of some of the provisions of other related documents described below, contains a description of all of the material terms of the FELINE PRIDES but is not necessarily complete. We refer you to the copies of those documents, including the definitions of terms, which are filed as exhibits to the registration statement of which the accompanying prospectus forms a part. This summary supplements the descriptions of the trust, the preferred trust securities, the stock purchase contracts, the senior deferrable notes and the preferred securities guarantee in the accompanying prospectus, and, to the extent it is inconsistent with the accompanying prospectus, replaces the description in that prospectus.

Income PRIDES

    Each Income PRIDES will consist of a unit comprised of

      (a) a purchase contract under which

        (1) the holder will purchase from us on February 16, 2005, for an amount in cash equal to $50, a number of shares of our common stock equal to the settlement rate described below and

        (2) we will pay the holder quarterly contract adjustment payments at the rate of 2.6% of the stated amount per year and

      (b) beneficial ownership of a 6.9% preferred trust security, having a stated liquidation amount equal to $50, representing an undivided beneficial ownership interest in the assets of the trust, which will consist solely of the senior deferrable notes, or

        (1) in the case of a distribution of the senior deferrable notes upon the dissolution of the trust as a result of an investment company event, as described below, or otherwise, senior deferrable notes having a principal amount equal to $50, or

        (2) upon the occurrence of a tax event redemption prior to February 16, 2005, the applicable ownership interest in the Treasury portfolio; applicable ownership interest means, with respect to an Income PRIDES and the U.S. Treasury securities in the Treasury portfolio, (A) a 5.0% undivided beneficial ownership interest in a $1,000 face amount principal or interest strip in a U.S. Treasury security included in the Treasury portfolio which matures on or prior to February 15, 2005 and (B) for each scheduled interest payment date on the senior deferrable notes that occurs after the tax event redemption date, a .0863% undivided beneficial ownership interest in a $1,000 face amount principal or interest strip in a U.S. Treasury security included in the Treasury portfolio that matures on that date.

    The purchase price of each Income PRIDES will generally be allocated between the related purchase contract and the related preferred trust security, in proportion to their respective fair market values at the time of purchase. We have determined that the entire purchase price of an Income PRIDES will be allocable to the preferred trust securities and no amount will be allocable to the purchase contract. This position generally will be binding on each beneficial owner of each Income PRIDES but not on the Internal Revenue Service. As long as FELINE PRIDES are in the form of Income PRIDES, the related preferred trust securities or the appropriate applicable ownership interest of the Treasury portfolio, as applicable, will be pledged to the collateral agent to secure your obligation to purchase our common stock under the related purchase contracts.

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Substitution of pledged securities to create Growth PRIDES

    Each holder of an Income PRIDES, unless a tax event redemption has occurred, will have the right, at any time on or prior to the fifth business day immediately preceding February 16, 2005, to substitute for the related preferred trust security held by the collateral agent, Treasury securities in an aggregate principal amount at maturity equal to $50.

    Each Growth PRIDES will consist of a unit comprised of

      (a) a purchase contract under which

        (1) the holder will purchase from us on February 16, 2005, for an amount in cash equal to $50, a number of shares of our common stock equal to the settlement rate described below and

        (2) we will pay the holder quarterly contract adjustment payments at the rate of 2.6% of the stated amount per year and

      (b) a 5.0% undivided beneficial ownership interest in a zero-coupon U.S. Treasury security that matures February 15, 2005.

    The Treasury securities will be pledged with the collateral agent to secure the holder's obligation to purchase our common stock under the related purchase contracts. Because Treasury securities are issued in integral multiples of $1,000, holders of Income PRIDES may make the substitution only in integral multiples of 20 Income PRIDES.

    FELINE PRIDES with respect to which Treasury securities have been substituted for the related preferred trust securities or the applicable ownership interest of the Treasury portfolio, as the case may be, as collateral to secure that holder's obligation under the related purchase contracts will be referred to as Growth PRIDES.

    To create 20 Growth PRIDES, unless a tax event redemption has occurred, you must

      (a) deposit with the collateral agent a Treasury security having a principal amount at maturity of $1,000 and

      (b) transfer 20 Income PRIDES to the purchase contract agent accompanied by a notice stating that you have deposited a Treasury security with the collateral agent and are requesting that the purchase contract agent instruct the collateral agent to release to you the preferred trust securities relating to the 20 Income PRIDES.

    Upon that deposit and the receipt of an instruction from the purchase contract agent, the collateral agent will effect the release of the related 20 preferred trust securities from the pledge under the pledge agreement free and clear of our security interest to the purchase contract agent, which will

      (a) cancel the 20 Income PRIDES,

      (b) transfer to you the related preferred trust securities and

      (c) deliver to you 20 Growth PRIDES.

    The substituted Treasury security will be pledged with the collateral agent to secure your obligation to purchase our common stock under the related purchase contracts. The related preferred trust securities released to you will be able to be transferred separately from the resulting Growth PRIDES. Contract adjustment payments will be payable by us on those Growth PRIDES on each payment date and shall accrue from the later of December 18, 2001 and the last payment date on which contract adjustment payments were paid. In addition, original issue discount for United States federal income tax purposes will accrue on the related Treasury securities. Distributions on any released preferred trust

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securities will continue to be payable quarterly by the trust at the rate of 6.9% of the stated amount per year up to but excluding February 16, 2005 and thereafter at the reset rate.

Recreating Income PRIDES

    On or prior to the fifth business day immediately preceding February 16, 2005, a holder of Growth PRIDES may, unless a tax event redemption has occurred, recreate Income PRIDES by

      (a) depositing with the collateral agent 20 preferred trust securities or, in the event of a dissolution of the trust, $1,000 principal amount of the senior deferrable notes and

      (b) transferring 20 Growth PRIDES to the purchase contract agent accompanied by a notice stating that the Growth PRIDES holder has deposited 20 preferred trust securities or, in the event of a dissolution of the trust, $1,000 principal amount of the senior deferrable notes with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release to that holder the related Treasury security.

    Upon the deposit and receipt of instructions from the purchase contract agent, the collateral agent will effect the release of the related Treasury security from the pledge of the pledge agreement free and clear of our security interest to the purchase contract agent, which will

      (a) cancel the 20 Growth PRIDES,

      (b) transfer to you the Treasury security, and

      (c) deliver to you 20 Income PRIDES.

Creating Income PRIDES or Growth PRIDES after a Tax Event Redemption

    If a tax event redemption has occurred prior to February 16, 2005 and the Treasury portfolio has become a component of the Income PRIDES, holders of Growth PRIDES or Income PRIDES, as applicable, may create or recreate Income PRIDES or Growth PRIDES, as applicable, by substituting in the case of the Growth PRIDES, the appropriate applicable ownership interest of the Treasury security or Treasury security, as the case may be, at any time on or prior to the second business day immediately preceding February 16, 2002, but only in integral multiples of 80,000 Growth PRIDES or Income PRIDES, as applicable.

    The substituted ownership interest of the Treasury portfolio or a Treasury security will be pledged with the collateral agent to secure your obligation to purchase our common stock under the related purchase contracts.

    Holders who elect to substitute pledged securities before or after a tax event redemption, creating or recreating Growth PRIDES or Income PRIDES, shall be responsible for any fees or expenses payable in connection with substitution.

Current payments

    Holders of Income PRIDES are entitled to receive total cash payments at a rate of 9.5% of the stated amount per year from and after December 18, 2001 up to but excluding February 16, 2005, payable quarterly in arrears. The quarterly payments on the Income PRIDES will consist of cumulative cash distributions on the related preferred trust securities or the Treasury portfolio, as applicable, payable at the rate of 6.9% of the stated amount per year, and quarterly contract adjustment payments payable by us at the rate of 2.6% of the stated amount per year.

    Each holder of Growth PRIDES will be entitled to receive quarterly contract adjustment payments payable by us at the rate of 2.6% of the stated amount per year. In addition, OID will accrue on the related Treasury securities.

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    The ability of the trust to make the quarterly distributions on the preferred trust securities is solely dependent upon the receipt of corresponding interest payments from us on the senior deferrable notes.

    Our obligations with respect to the senior deferrable notes will be senior and unsecured and will rank equally in right of payment with all of our other senior unsecured indebtedness. Our obligations with respect to the contract adjustment payments will be subordinated and junior in right of payment to our senior indebtedness.

Voting and other rights

    Holders of preferred trust securities, in that capacity, will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of administrative trustees and will generally have no voting rights except in limited circumstances. Holders of purchase contracts relating to the Income PRIDES or Growth PRIDES, in that capacity, will have no voting or other rights in respect of our common stock.

Listing of the securities

    The Income PRIDES have been approved for listing on the NYSE under the symbol "CINPrI" subject to official notice of issuance. If Growth PRIDES or preferred trust securities are separately traded to a sufficient extent that the applicable listing requirements are satisfied, we may endeavor to cause such securities to be listed on the exchange on which the Income PRIDES are then listed, including, if applicable, the NYSE. We, however, have no obligation to do so.

NYSE symbol of common stock

    Our common stock is listed on the NYSE under the symbol "CIN."

Miscellaneous

    We or our affiliates may from time to time purchase any of the securities offered in this prospectus supplement which are then outstanding by tender, in the open market or by private agreement.

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DESCRIPTION OF THE PURCHASE CONTRACTS

General

    Each purchase contract underlying a FELINE PRIDES, unless earlier terminated, or earlier settled at your option, will obligate you to purchase, and us to sell, on February 16, 2005, for an amount in cash equal to $50, a number of shares of our common stock equal to the settlement rate.

    The settlement rate, which is the number of shares of our common stock issuable upon settlement of a purchase contract on February 16, 2005, will be calculated for the FELINE PRIDES, subject to adjustment under certain circumstances, as follows:

      (a) if the applicable market value is equal to or greater than the threshold appreciation price of $34.3970, which is 18.0% above $29.15, the last reported sale price of the common stock on December 12, 2001, which we refer to as the reference price, the settlement rate, which is equal to $50 divided by the threshold appreciation price, will be 1.4536. Accordingly, if, between the date of this prospectus supplement and the period during which the applicable market value is measured, the market price for the common stock increases to an amount that is higher than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract, assuming that this market value is the same as the applicable market value of the common stock, will be higher than $50. If the market price equals the threshold appreciation price, the aggregate market value of those shares, assuming that this market value is the same as the applicable market value of the common stock, will equal $50.

      (b) if the applicable market value is less than the threshold appreciation price but greater than the reference price, the settlement rate will be equal to $50 divided by the applicable market value. Accordingly, if the market price for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured but that market price is less than the threshold application price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract, assuming that this market value is the same as the applicable market value of the common stock, will equal $50; and

      (c) if the applicable market value is less than or equal to the reference price, the settlement rate, which is equal to $50 divided by the reference price, will be 1.7153. Accordingly, if the market price for the common stock decreases between the date of this prospectus supplement and the period during which the applicable market value is measured, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract, assuming that the market value is the same as the applicable market value of the common stock, will be less than $50, and if the market price stays the same, the aggregate market value of those shares, assuming that this market value is the same as the applicable market value of the common stock, will equal $50.

    The applicable market value means the average of the closing prices per share of common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding February 16, 2005.

    The closing price of the common stock on any date of determination means the closing sale price or, if no closing price is reported, the last reported sale price of the common stock on the NYSE on that date. If the common stock is not listed for trading on the NYSE on any date, the closing price of the common stock on any date of determination means the closing sales price as reported in the composite transactions for the principal U.S. securities exchange on which the common stock is so listed, or if the common stock is not so listed on a U.S. national or regional securities exchange, as reported by the Nasdaq stock market, or, if the common stock is not so reported, the last quoted bid price for the common stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization or, if that bid price is not available, the market value of the common

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stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

    A trading day is a day on which the common stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the common stock.

    No fractional shares of common stock will be issued by us pursuant to the purchase contracts. In place of fractional shares otherwise issuable, calculated on an aggregate basis in respect of the purchase contracts you are settling, you will be entitled to receive an amount of cash equal to the fractional share times the applicable market value.

    On the business day immediately preceding February 16, 2005, unless,

      (a) you have previously settled the related purchase contracts through the early delivery of cash to the purchase contract agent, in the manner described under "—Early Settlement,"

      (b) you have settled the related purchase contracts with cash having given prior notice in the manner described under "—Notice to Settle with Cash,"

      (c) in the case of Income PRIDES, you have had the preferred trust securities related to your purchase contracts remarketed in the manner described in this prospectus supplement, or

      (d) an event described under "—Termination" below has occurred, then

(1) in the case of Income PRIDES, unless a tax event redemption has occurred, we will exercise our rights as a secured party to dispose of the preferred trust securities in accordance with applicable law and satisfy in full the holder's obligation to purchase our common stock under the related purchase contract and (2) in the case of Income PRIDES, if a tax event redemption has occurred, or Growth PRIDES, the principal amount of the applicable ownership interest of the Treasury portfolio or the related Treasury securities, as applicable, when paid at maturity, will automatically be applied to satisfy in full your obligation to purchase common stock under the related purchase contracts. The common stock will then be issued and delivered to you or your designee, upon presentation and surrender of the certificate evidencing the FELINE PRIDES and payment by you of any transfer or similar taxes payable in connection with the issuance of the common stock to any person other than you. Where a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the related purchase contracts through the delivery of cash or, settles the related purchase contracts with cash on the business day immediately preceding February 16, 2005, the related preferred trust securities, Treasury securities, or applicable ownership interest in the Treasury portfolio, as the case may be, will be released to the holder as described in this prospectus supplement. The funds received by the collateral agent on the business day immediately preceding February 16, 2005, will be promptly invested in overnight permitted investments and paid to us on February 16, 2005. Any funds received by the collateral agent in respect of the interest earned from the overnight investment in permitted investments will be distributed to the purchase contract agent for payment to the holders.

    Prior to the date on which shares of common stock are issued in settlement of purchase contracts, the common stock underlying the related purchase contracts will not be deemed to be outstanding for any purpose and the holders of those purchase contracts will not have any voting rights, rights to dividends or other distributions, or other rights or privileges of a stockholder or holder of the related purchase rights under our Rights Agreement by virtue of holding the purchase contracts.

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    As a holder of an Income PRIDES or Growth PRIDES purchased in this offering or subsequently, you will, by acceptance and under the terms of the purchase contract agreement and the related purchase contracts, be deemed to have,

      (a) irrevocably agreed to be bound by the terms of the related purchase contracts and the pledge agreement for so long as you remain a holder of that FELINE PRIDES, and

      (b) duly appointed the purchase contract agent as your attorney-in-fact to enter into and perform the related purchase contracts on your behalf and in your name.

    In addition, as a beneficial owner of Income PRIDES or Growth PRIDES, you, by acceptance of the payments thereunder, will be deemed to have agreed to treat for United States federal, state and local income and franchise tax purposes,

      (a) yourself as the owner of the related preferred trust securities, the appropriate applicable ownership interest of the Treasury portfolio or the Treasury securities, as the case may be, and

      (b) the senior deferrable notes as indebtedness that we have issued.

Remarketing

    Under the remarketing agreement between the remarketing agent, the purchase contract agent, us and the trust, unless a tax event redemption has occurred, the preferred trust securities of Income PRIDES holders who have failed to notify the purchase contract agent on or prior to the fifth business day immediately preceding February 16, 2005 of their intention to settle the related purchase contracts with separate cash on the business day immediately preceding February 16, 2005, will be remarketed on the third business day immediately preceding February 16, 2005. Holders of preferred trust securities that are not part of Income PRIDES may also elect to have their preferred trust securities remarketed.

    The remarketing agent will use its reasonable efforts to remarket those preferred trust securities on that date at a price of approximately 100.5% of the aggregate stated liquidation amount of those preferred trust securities, plus deferred and unpaid distributions, if any and at the reset rate determined by the reset agent. The reset rate will in no event be lower than 6.9%. The portion of the proceeds from that remarketing equal to the aggregate stated liquidation amount of the preferred trust securities will automatically be applied to satisfy in full those Income PRIDES holders' obligations to purchase common stock under the related purchase contracts. In addition, after deducting as the remarketing fee an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount of the remarketed preferred trust securities plus deferred and unpaid distributions, if any, from any proceeds in excess of the aggregate stated liquidation amount of the remarketed preferred trust securities, the remarketing agent will remit the remaining proceeds, if any, for the benefit of that holder. Income PRIDES holders whose preferred trust securities are so remarketed will not otherwise be responsible for the payment of any remarketing fee.

    If, despite using its reasonable efforts, the remarketing agent cannot remarket the related preferred trust securities based on the reset rate at a price not less than 100% of the aggregate stated liquidation amount of those preferred trust securities plus deferred and unpaid distributions, if any, or if the remarketing does not occur because a condition precedent to the remarketing has not been fulfilled, which we refer to as a failed remarketing, we will exercise our rights as a secured party to dispose of the preferred trust securities in accordance with applicable law and satisfy in full, from the proceeds of that disposition, that holder's obligation to purchase common stock under the related purchase contracts. However, if we exercise those rights as a secured creditor, any deferred and unpaid distributions on those preferred trust securities will be paid in cash by us to the holders of record of those preferred trust securities. We will cause a notice of the failed remarketing to be published on the second business day immediately preceding February 16, 2005 by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall

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Street Journal. If required by applicable law we will endeavor to ensure that a registration statement with regard to the full amount of the preferred trust securities to be remarketed shall be effective in a form that will enable the remarketing agent to rely on it in connection with the remarketing process. It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the remarketing agent.

    The provisions of this section shall also apply to the holders of senior deferrable notes (following the distribution of the senior deferrable notes upon a dissolution of the trust).

Early settlement

    A holder of Income PRIDES may settle the related purchase contracts (unless a tax event redemption has occurred) on or prior to the fifth business day immediately preceding February 16, 2005 by presenting and surrendering the FELINE PRIDES certificate evidencing those Income PRIDES at the offices of the purchase contract agent provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering the common shares to be delivered in respect of the purchase contracts being settled. The holder should also present the form of election to settle early on the reverse side of that certificate completed and executed as indicated, accompanied by payment to us in immediately available funds of an amount equal to $50 times the number of purchase contracts being settled. However, if a tax event redemption has occurred prior to February 16, 2005 and the applicable ownership of the Treasury portfolio has become a component of the Income PRIDES, holders of those Income PRIDES may settle early only in integral multiples of 20 Income PRIDES, at any time on or prior to the second business day immediately preceding February 16, 2005.

    A holder of Growth PRIDES may settle the related purchase contracts on or prior to the second business day immediately preceding February 16, 2005 by presenting and surrendering the FELINE PRIDES certificate evidencing the Growth PRIDES at the offices of the purchase contract agent with the form of election to settle early on the reverse side of that certificate completed and executed as indicated, accompanied by payment to us in immediately available funds of an amount equal to $50 times the number of purchase contracts being settled provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering the common shares to be delivered in respect of the purchase contracts being settled and provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement process. Growth PRIDES holders may settle early only in integral multiples of 20 Growth PRIDES.

    So long as the FELINE PRIDES are evidenced by one or more global security certificates deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

    Upon early settlement of the purchase contracts related to any Income PRIDES or Growth PRIDES:

      (a) except as described below in "—Early settlement upon cash merger" as a holder of FELINE PRIDES, you will receive 1.4536 shares of common stock per Income PRIDES or Growth PRIDES, regardless of the market price of the common stock on the date of the early settlement. The number of shares of common stock in both cases will be subject to adjustment under the circumstances described in "—Anti-dilution Adjustments" below.

      (b) the preferred trust securities, the applicable ownership interest of the Treasury portfolio or the Treasury securities, related to the Income PRIDES or Growth PRIDES, as applicable, will then be transferred to you free and clear of our security interest;

      (c) your right to receive future contract adjustment payments, if any, will terminate; and

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      (d) no adjustment will be made to or for you on account of any amounts accrued (including deferred amounts) in respect of contract adjustment payments.

    If the purchase contract agent receives a FELINE PRIDES certificate, accompanied by the completed election to settle early form and the requisite amount of immediately available funds, from you by 5:00 p.m., New York City time, on a business day, that day will be considered the early settlement date. If the purchase contract agent receives those documents after 5:00 p.m., New York City time, on a business day or at any time on a day that is not a business day, the next business day will be considered the settlement date.

    Upon early settlement of purchase contracts in the manner described above, presentation and surrender of the FELINE PRIDES certificate evidencing the related Income PRIDES or Growth PRIDES and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related common stock to any person other than the holder of the Income PRIDES or Growth PRIDES, we will cause the shares of common stock being purchased to be issued, and the related preferred trust securities, the applicable ownership interest of the Treasury portfolio or the Treasury securities, as the case may be, securing those purchase contracts to be released from the pledge under the pledge agreement and transferred, within three business days following the settlement date, to you or your designee.

Notice to settle with cash

    If you want to settle the purchase contract underlying a FELINE PRIDES with cash on the business day immediately preceding February 16, 2005, you must notify the purchase contract agent by presenting and surrendering the FELINE PRIDES certificate evidencing those FELINE PRIDES. You must present the certificates at the offices of the purchase contract agent with the form of "Notice to Settle by Separate Cash" on the reverse side of the certificate completed and executed as indicated. If you are an Income PRIDES holder, you must present the documents on or prior to 5:00 p.m. New York City time on the fifth business day immediately preceding February 16, 2005. If you are a Growth PRIDES holder, or you are an Income PRIDES holder and a tax event redemption has occurred you must present the documents on or prior to 5:00 p.m., New York City time, on the second business day immediately preceding February 16, 2005.

    If you have given notice of your intention to settle the related purchase contract with cash but fail to deliver the cash on the business day immediately preceding February 16, 2005, then we will exercise our right as a secured party to dispose of, in accordance with applicable law, the related preferred trust securities, the applicable ownership interest of the Treasury portfolio or the Treasury securities, as the case may be, to satisfy in full from the proceeds of that disposition your obligation to purchase common stock under the related purchase contract.

Early settlement upon cash merger

    Prior to the settlement date, if we are involved in a merger in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, which we refer to as a cash merger, then on or after the date of the cash merger, each holder of the FELINE PRIDES will have the right to accelerate and settle the related purchase contract at the settlement rate in effect immediately before the cash merger, provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering the common shares to be delivered in respect of the purchase contracts being settled. We refer to this right as the "merger early settlement right." We will provide each of the holders with a notice of the completion of a cash merger within five business days thereof. The notice will specify a date, which shall be 10 days after the date of the notice by which each holder's merger early settlement right must be exercised. The notice will set forth, among other things, the applicable settlement rate and the amount of the cash, securities and other

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consideration receivable by the holder upon settlement. To exercise the merger early settlement right, you must deliver to the purchase contract agent, on or one business day before the early settlement date, the certificate evidencing your FELINE PRIDES, if the FELINE PRIDES are held in certificated form, and payment of the applicable purchase price in the form of a certified or cashier's check. If you exercise the merger early settlement right, we will deliver to you on the early settlement date the kind and amount of securities, cash or other property that you would have been entitled to receive if you had settled the purchase contract immediately before the cash merger at the settlement rate in effect at such time. You will also receive the preferred trust securities or Treasury securities or applicable ownership interests in the Treasury portfolio underlying the FELINE PRIDES. If you do not elect to exercise your merger early settlement right, your FELINE PRIDES will remain outstanding and subject to normal settlement on the settlement date. We have agreed that, if required under the U.S. federal securities laws, we will use commercially reasonable efforts to (1) have in effect a registration statement covering the common shares to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a cash merger.

Contract adjustment payments

    Contract adjustment payments in respect of FELINE PRIDES will be fixed at a rate per year of 2.6% of the stated amount. Contract adjustment payments payable for any period will be computed on the basis of a 360 day year of twelve 30 day months. Contract adjustment payments will accrue from December 18, 2001 and will be payable quarterly in arrears on February 16, May 16, August 16, and November 16 of each year, commencing February 16, 2002.

    Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent on the relevant record dates.

    As long as the FELINE PRIDES remain in book-entry only form, the record dates will be one business day prior to the relevant payment dates. Those payments will be paid through the purchase contract agent who will hold amounts received in respect of the contract adjustment payments for your benefit relating to those FELINE PRIDES. Subject to any applicable laws and regulations, each of those payments will be made as described under "—Book-entry system." If the FELINE PRIDES do not remain in book-entry only form, we shall have the right to select relevant record dates, which shall be more than one business day but less than 60 business days prior to the relevant payment dates.

    If any date on which contract adjustment payments are to be made on the purchase contracts related to the FELINE PRIDES is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day, and no interest or other payment will be paid in respect of the delay. A business day shall mean any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in The City of New York are permitted or required by any applicable law to close.

    Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any senior indebtedness.

Option to defer

    We will have the right to defer payment of all or part of the contract adjustment payments on the purchase contracts until no later than the purchase contract settlement date. Any deferred contract adjustment payments will accrue at a rate of 9.5% per year (compounded quarterly) until paid. If the purchase contracts are settled early or terminated, you will have no right to receive any deferred and unpaid contract adjustment payments. In the event we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments have been paid we

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will not, with certain exceptions, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock.

Anti-dilution adjustments

    The formula for determining the settlement rate will be subject to adjustment, without duplication, upon the occurrence of certain events, including:

      (a) issuances of our common stock as a dividend or distribution to all holders of our common stock;

      (b) the issuance to all holders of our common stock of rights, warrants or options, other than pursuant to any dividend reinvestment plans, entitling them, for a period of up to 45 days, to subscribe for or purchase our common stock at less than the current market price at the time of announcement of such issuance;

      (c) subdivisions, splits and combinations of our common stock;

      (d) distributions to all holders of our common stock of our evidences of indebtedness, shares of capital stock, securities, cash or property, excluding any dividend or distribution covered by clause (a) or (b) above and any dividend or distribution paid exclusively in cash;

      (e) distributions consisting exclusively of cash to all holders of our common stock in an aggregate amount that, together with

  •
  other all-cash distributions made within the preceding 12 months, and

  •
  any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by us or a subsidiary of ours for our common stock concluded within the preceding 12 months, exceeds 15% of our aggregate market capitalization on the date of that distribution; the aggregate market capitalization being the product of the current market price of the common stock multiplied by the number of shares of common stock then outstanding; and

      (f)  the successful completion of a tender or exchange offer made by us or any subsidiary of ours for our common stock which involves an aggregate consideration that, together with

  •
  any cash and the fair market value of consideration payable in respect of any tender or exchange offer by us or a subsidiary of ours for our common stock concluded within the preceding 12 months, and

  •
  the aggregate amount of any all-cash distributions to all holders of our common stock made within the preceding 12 months, exceeds 15% of our aggregate market capitalization on the expiration of the tender or exchange offer.

    The current market price per share of common stock on any day means the average of the daily closing prices for the five consecutive trading days selected by us commencing not more than 30 trading days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring that computation. For purposes of this paragraph, the term "ex" date, when used with respect to any issuance or distribution, shall mean the first date on which the common stock trades regular way on that exchange or in that market without the right to receive the issuance or distribution.

    The formula for determining the settlement rate will not be adjusted for other events, such as an offering of our common stock for cash, or in connection with acquisitions.

    In the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which our common stock is converted into the right to receive securities, cash

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or property, each purchase contract then outstanding would, without the consent of the holders of the related Income PRIDES or Growth PRIDES, become a contract to purchase only the kind and amount of securities, cash and property receivable upon consummation of the transaction by a holder of the number of shares of common stock which would have been received by the holder of the related Income PRIDES or Growth PRIDES immediately prior to the date of consummation of that transaction if that holder had then settled that purchase contract.

    If at any time (1) we make a distribution of property to our common stockholders which would be taxable to those stockholders as a dividend for United States federal income tax purposes, which includes generally distributions of our evidences of indebtedness or assets, but generally not stock dividends or rights to subscribe to capital stock and (2) according to the settlement rate adjustment provisions of the purchase contract agreement, the settlement rate is increased, that increase may give rise to a taxable dividend to holders of FELINE PRIDES.

    In addition, we may make increases to the settlement rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our capital stock resulting from any dividend, distribution of capital stock, distribution of rights to acquire capital stock or from any event treated similarly for income tax purposes or for any other reasons.

    Adjustments to the settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the settlement rate shall be required unless that adjustment would require an increase or decrease of at least one percent in the settlement rate. We will carry forward and take into account in any subsequent adjustment any adjustment that would otherwise be required to be made but for its failure to exceed the percentage threshold.

    We will be required to provide an officer's certificate to the purchase contract agent setting forth the adjusted settlement rate and its calculation and, within ten business days following the adjustment of the settlement rate, to provide written notice to the holders of FELINE PRIDES of the occurrence of that event and a statement specifying in reasonable detail the method by which the adjustment to the settlement rate was determined and the revised settlement rate.

    Each adjustment to the settlement rate will result in a corresponding adjustment to the number of shares of common stock issuable upon early settlement of a purchase contract.

Termination of purchase contracts

    The purchase contracts, our related rights and obligations and those of the holders of the FELINE PRIDES, including the right and obligation to purchase common stock and the right to receive accrued contract adjustment payments, will automatically terminate upon the occurrence of particular events of our bankruptcy, insolvency or reorganization.

    Upon termination, the collateral agent will release the related preferred trust securities; the appropriate applicable ownership interest of the Treasury portfolio or the Treasury securities held by it to the purchase contract agent for distribution to the holders. The release will be subject in the case of the Treasury portfolio to the purchase contract agent's disposition of the subject securities for cash and the payment of the cash to the holders to the extent that the holders would otherwise have been entitled to receive less than $1,000 principal amount at maturity of any security. Upon termination, however, the release and distribution may be subject to a delay. If we become the subject of a case under the Bankruptcy Code, a delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until the automatic stay has been lifted.

Pledged securities and pledge agreement

    The preferred trust securities related to the Income PRIDES, the applicable ownership interest of the Treasury portfolio if a tax event redemption has occurred or the Treasury securities related to the

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Growth PRIDES (collectively, the pledged securities) will be pledged to the collateral agent, for our benefit. Pursuant to the pledge agreement, the pledged securities will secure the obligations of holders of FELINE PRIDES to purchase our common stock under the related purchase contracts. Your rights to the related pledged securities will be subject to our security interest created by the pledge agreement. You will not be permitted to withdraw the pledged securities related to the Income PRIDES or Growth PRIDES from the pledge arrangement except,

      (a) to substitute Treasury securities for the related preferred trust securities or the applicable ownership interest of the Treasury portfolio,

      (b) to substitute preferred trust securities or the appropriate applicable ownership interest of the Treasury portfolio for the related Treasury securities or

      (c) upon the termination or early settlement of the related purchase contracts.

    Subject to the security interest and the terms of the purchase contract agreement and the pledge agreement, (1) each holder of Income PRIDES, unless a tax event redemption has occurred, will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related preferred trust securities, including distribution, voting, redemption, repayment and liquidation rights and (2) each holder of Income PRIDES, if a tax event redemption has occurred, or Growth PRIDES, will retain beneficial ownership of the applicable ownership interest of the Treasury portfolio or the related Treasury securities pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

    Except as described in "Description of the Purchase Contracts—General," the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to the purchase contract agent, which will in turn distribute them, together with contract adjustment payments received from us, to the persons in whose names the related Income PRIDES or Growth PRIDES are registered at the close of business on the record date immediately preceding the date of the distribution.

    The provisions set forth herein will also apply to the senior deferrable notes (following a distribution of the senior deferrable notes upon dissolution of the trust).

Book-entry system

    The Depository Trust Company, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the FELINE PRIDES. The FELINE PRIDES will be issued only as fully-registered securities registered in the name of Cede & Co., the depositary's nominee. One or more fully-registered global security certificates, representing the total aggregate number of FELINE PRIDES, will be issued and will be deposited with the depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

    The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the FELINE PRIDES so long as the FELINE PRIDES are represented by global security certificates.

    The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in

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participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary's system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

    No FELINE PRIDES represented by global security certificates may be exchanged in whole or in part for FELINE PRIDES registered, and no transfer of global security certificates in whole or in part may be registered, in the name of any person other than the depositary or any nominee of the depositary except as set forth below.

    Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants' interests, or any participant, with respect to interests of persons held by the participant on their behalf.

    Although the depositary has agreed to the foregoing procedure in order to facilitate transfer of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

    In the event that the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice, or an event of default under the purchase contract agreement or the indenture has occurred and is continuing, certificates for the FELINE PRIDES will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global note that is exchangeable pursuant to the preceding sentence shall be exchangeable for FELINE PRIDES certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

    As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or the nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all FELINE PRIDES represented by these certificates for all purposes under the FELINE PRIDES and the purchase contract agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates will not be entitled to have such global security certificates or the FELINE PRIDES represented by these certificates registered in their names, will not receive or be entitled to receive physical delivery of FELINE PRIDES certificates in exchange for beneficial interests in global security certificates and will not be considered to be owners or holders of the global security certificates or any FELINE PRIDES represented by these certificates for any purpose under the FELINE PRIDES or the purchase contract agreement.

    All payments on the FELINE PRIDES represented by the global security certificates and all transfers and deliveries of related preferred trust securities, applicable ownership interest in the Treasury portfolio, Treasury securities and common stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

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    Procedures for settlement of purchase contracts on February 16, 2005 or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time.

    Neither we or any of our agents, nor the purchase contract agent or any of its agents will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to these beneficial ownership interests.

    The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

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DESCRIPTION OF THE PURCHASE CONTRACT AGREEMENT AND THE PLEDGE AGREEMENT

    The summary of the purchase contract agreement and pledge agreement set forth below is not complete and is qualified in all respects by reference to those agreements, forms of which have been filed as exhibits to the registration statement of which the accompanying prospectus forms a part.

General

    Except as described in "Description of the Purchase Contracts—Book-entry system," payments on the FELINE PRIDES will be payable, purchase contracts (and documents related to the FELINE PRIDES and purchase contracts) will be settled, and transfers of the FELINE PRIDES will be registrable, at the office of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, if the FELINE PRIDES do not remain in book-entry form, payment on the FELINE PRIDES may be made, at our option, by check mailed to the address of the person entitled to payment as shown on the security register.

    Shares of our common stock will be delivered on February 16, 2005 (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code (see "Description of the Purchase Contracts—Termination"), in each case upon presentation and surrender of the FELINE PRIDES certificate at the office of the purchase contract agent.

    If you fail to present and surrender the FELINE PRIDES certificate evidencing the Income PRIDES or Growth PRIDES to the purchase contract agent on February 16, 2005, the shares of common stock issuable in settlement of the related purchase contract will be registered in the name of the purchase contract agent. The shares of common stock, together with any related payment, will be held by the purchase contract agent as agent for your benefit, until the FELINE PRIDES certificate is presented and surrendered or you provide satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

    If the purchase contracts have terminated prior to February 16, 2005, the related pledged securities have been transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the FELINE PRIDES certificate evidencing the holder's Income PRIDES or Growth PRIDES to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the FELINE PRIDES certificate is presented or the holder provides the evidence and indemnity described above.

    The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending distribution, as described above.

    No service charge will be made for any registration of transfer or exchange of the FELINE PRIDES, except for any tax or other governmental charge that may be imposed in connection with a transfer or exchange.

Modification

    The purchase contract agreement will contain provisions permitting us and the purchase contract agent to modify the purchase contract agreement without the consent of the holders for any of the following purposes:

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  to evidence the succession of another person to our obligations,

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  to evidence and provide for the acceptance of appointment of a successor purchase contract agent,

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  to add to the covenants for the benefit of holders,

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  to make provision with respect to the rights of holders pursuant to adjustments in the settlement rate due to consolidations, mergers or other reorganization events, or

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  to cure any ambiguity, to correct or supplement any provisions that may be inconsistent, or to make any other provisions with respect to such matters or questions, provided that such action shall not adversely affect the interest of the holders in any material respect.

    The purchase contract agreement and the pledge agreement will contain provisions permitting us and the purchase contract agent or collateral agent, as the case may be, with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding, to modify the terms of the purchase contracts, the purchase contract agreement and the pledge agreement. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected by the modification,

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  change any payment date,

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  change the amount or type of pledged securities related to the purchase contract, impair the right of the holder of any pledged securities to receive distributions on the pledged securities or otherwise adversely affect the holder's rights in or to those pledged securities,

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  impair the right to institute suit for the enforcement of the purchase contract, any contract adjustment payments or any deferred contract adjustment payments,

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  reduce the number of shares of common stock or the amount of any other property purchasable under the purchase contract, increase the price to purchase common stock or any other property upon settlement of the purchase contract, change the purchase contract settlement date or the right to early settlement or otherwise adversely affect the holder's rights under the purchase contract, or

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  reduce the above-stated percentage of outstanding purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the purchase contracts, the purchase contract agreement or the pledge agreement,

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  change the place or currency of payment or reduce any contract adjustment payments or deferred contract adjustment payments.

    If any amendment or proposal referred to above would adversely affect only the Income PRIDES or the Growth PRIDES, then only the affected class of holders will be entitled to vote on the amendment or proposal and the amendment or proposal will not be effective except with the consent of the holders of not less than a majority of the affected class or all of the holders of the affected class, as applicable.

No consent to assumption

    Each holder of Income PRIDES or Growth PRIDES, by acceptance of these securities, will under the terms of the purchase contract agreement and the Income PRIDES or Growth PRIDES, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the related purchase contracts by us or our trustee if we become the subject of a case under the Bankruptcy Code or other similar state or federal law provisions for reorganization or liquidation.

Consolidation, merger, sale or conveyance

    We will covenant in the purchase contract agreement that we will not merge or consolidate with or into any other entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person or entity, unless (1) we are the continuing corporation or the successor entity

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is a corporation organized and existing under the laws of the United States of America or a U.S. State or the District of Columbia and the corporation expressly assumes our obligations under the purchase contracts, the guarantee, the purchase contract agreement, the pledge agreement, the indenture (including any supplemental indenture) and the remarketing agreement and (2) we or the successor corporation is not, immediately after the merger, consolidation, sale, assignment, transfer, lease or conveyance, in default of our or its payment obligations under the purchase contracts, the senior deferrable notes, the guarantee, the purchase contract agreement or the pledge agreement.

Title

    We, the purchase contract agent and the collateral agent may treat the registered owner of any FELINE PRIDES as the absolute owner of the FELINE PRIDES for the purpose of making payment and settling the related purchase contracts and for all other purposes.

Replacement of FELINE PRIDES certificates

    In the event that physical certificates have been issued, any mutilated FELINE PRIDES certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. FELINE PRIDES certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of the destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen FELINE PRIDES certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder of the FELINE PRIDES evidenced by the certificate before a replacement will be issued.

    Notwithstanding the foregoing, we will not be obligated to issue any Income PRIDES or Growth PRIDES on or after the business day immediately preceding February 16, 2005 (or after early settlement with respect to a particular Income PRIDES or Growth PRIDES) or after the purchase contracts have terminated. The purchase contract agreement will provide that, in lieu of the delivery of a replacement FELINE PRIDES certificate following February 16, 2005 or each settlement with respect to a particular Income PRIDES or Growth PRIDES, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the common stock issuable pursuant to the purchase contracts included in the Income PRIDES or Growth PRIDES evidenced by the certificate. If the purchase contracts have terminated prior to February 16, 2005, the purchase contract agent will deliver the preferred trust securities, the appropriate applicable ownership interest of the Treasury portfolio or the Treasury securities, as the case may be, included in the Income PRIDES or Growth PRIDES evidenced by that certificate.

Governing law

    The purchase contract agreement, the pledge agreement and the purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

Information concerning the purchase contract agent

    The Bank of New York will be the purchase contract agent. The purchase contract agent will act as your agent. The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the Income PRIDES and Growth PRIDES or the purchase contract agreement.

    The purchase contract agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced. This resignation or replacement would be effective upon the appointment of a successor.

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Information concerning the collateral agent

    JPMorgan Chase Bank will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Income PRIDES and Growth PRIDES except for the obligations owed by a pledgee of property to the owner of the property under the pledge agreement and applicable law.

    The pledge agreement will contain provisions limiting the liability of the collateral agent. The pledge agreement will contain provisions under which the collateral agent may resign or be replaced. This resignation or replacement would be effective upon the appointment of a successor.

Miscellaneous

    The purchase contract agreement will provide that we will pay all fees and expenses other than underwriters' expenses (including counsel) related to the offering of the FELINE PRIDES, the retention of the collateral agent and the enforcement by the purchase contract agent of the rights of the holders of the FELINE PRIDES.

    Should you elect to substitute the related pledged securities, creating or recreating Growth PRIDES or Income PRIDES, you shall be responsible for any fees or expenses payable in connection with that substitution, as well as any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and we shall not be responsible for any of those fees or expenses.

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DESCRIPTION OF THE PREFERRED TRUST SECURITIES

    The preferred trust securities will be issued according to the terms of the amended and restated declaration of trust, which we refer to as the declaration. The declaration will be qualified as an indenture under the Trust Indenture Act. The property trustee, The Bank of New York, will act as indenture trustee for the preferred trust securities under the declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the preferred trust securities will include those stated in the declaration and those made part of the declaration by the Trust Indenture Act. The following summary of provisions of the preferred trust securities and the declaration is not necessarily complete, and reference is made to the copy of the declaration including the definitions, which is filed as an exhibit to the registration statement of which the accompanying prospectus forms a part. Whenever particular defined terms are referred to in this prospectus supplement, those defined terms are incorporated in this prospectus supplement by reference. The following description of the terms of the preferred trust securities supplements and, to the extent inconsistent with, replaces the description of the general terms of the preferred trust securities contained in the accompanying prospectus.

Overview

    The declaration authorizes the administrative trustees to issue on behalf of the trust, the preferred trust securities and the common trust securities, that we refer to collectively as the trust securities, which represent undivided beneficial ownership interests in the assets of the trust. We will own directly or indirectly all of the common trust securities. The common trust securities rank on a parity, and related payments will be made on a proportionate basis, with the preferred trust securities. However, upon the occurrence and during the continuance of an event of default under the indenture relating to the senior deferrable notes, which we refer to as an indenture event of default, the rights of the holders of the common trust securities to receive distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred trust securities. The declaration does not permit the issuance by the trust of any securities other than the trust securities or the incurrence of any indebtedness by the trust.

    Under the declaration, the property trustee will own the senior deferrable notes purchased by the trust for the benefit of the holders of the trust securities. The payment of distributions out of money held by the trust, and payments upon redemption of the preferred trust securities or liquidation of the trust, are guaranteed by us to the extent described under "Description of the Guarantee" in this prospectus supplement. The guarantee, when taken together with our obligations under the senior deferrable notes and the indenture and our obligations under the declaration, and our obligation to pay costs, expenses, debts and liabilities of the trust other than with respect to the preferred trust securities, provides a full and unconditional guarantee of amounts due on the preferred trust securities. The Bank of New York, the guarantee trustee, will hold the guarantee for the benefit of the holders of the preferred trust securities. The guarantee does not cover payment of distributions when the trust does not have sufficient available funds to pay those distributions. In that case, except in the limited circumstances in which the holder may take direct action, the remedy of a holder of preferred trust securities is to vote to direct the property trustee to enforce the property trustee's rights under the senior deferrable notes.

Distributions

    Distributions on the preferred trust securities will be fixed initially at a rate per year of 6.9% of the stated liquidation amount of $50. Distributions on the preferred trust securities that remain outstanding on and after February 16, 2005 will be reset on the third business day immediately preceding February 16, 2005. Distributions in arrears for more than one quarter will continue to accrue at the rate of 9.5% per year up to but excluding February 16, 2005 and at the reset rate thereafter, compounded quarterly. The term distributions include any interest payable unless otherwise stated. The

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amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    Distributions on the preferred trust securities will be cumulative and will accrue from December 18, 2001 and will be payable quarterly in arrears on February 16, May 16, August 16, and November 16 of each year, commencing February 16, 2002 when, as and if funds are available for payment. Distributions will be made by the property trustee, except as otherwise described below.

    The trust must pay distributions on the preferred trust securities on the dates payable to the extent that it has funds available in the property account for the payment of those distributions. The trust's funds available for distribution to you as a holder of the preferred trust securities will be limited to payments received from us on the senior deferrable notes and therefore the trust may defer payment of distributions on the preferred trust securities to the extent that we have deferred interest payments on the underlying senior deferrable notes. We guarantee the payment of distributions out of moneys held by the trust to the extent specified under "Description of the Guarantee."

    Distributions on the preferred trust securities will be payable to holders, including the collateral agent, as they appear on the books and records of the trust on the relevant record dates. As long as the preferred trust securities remain in book-entry only form, the record dates will be one business day prior to the relevant payment dates. Distributions will be paid through the property trustee, who will hold amounts received in respect of the senior deferrable notes in the property account for your benefit. Subject to any applicable laws and regulations and the provisions of the declaration, each payment will be made as described under "—Book-entry only issuance—The Depository Trust Company" below. With respect to preferred trust securities not in book-entry form, the administrative trustees shall have the right to select relevant record dates, which shall be more than one business day but less than 60 business days prior to the relevant payment dates.

    If any date on which distributions on the preferred trust securities are to be made is not a business day, payment of the distributions payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any delay, but if that business day is in the next succeeding calendar year, the payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on that record date.

Reset rate

    The applicable quarterly distribution rate on the preferred trust securities and the interest rate on the related senior deferrable notes will be reset on the third business day immediately preceding February 16, 2005 to the reset rate.

    The reset rate will be equal to the sum of the reset spread and the rate on the two-year benchmark Treasury in effect on the third business day immediately preceding February 16, 2005 and will be determined by the reset agent as the rate the preferred trust securities should bear for a preferred trust security to have a market value on the third business day immediately preceding February 16, 2002 of 100.5% of the aggregate stated liquidation of the preferred trust securities plus deferred and unpaid distributions, if any. However, the reset rate will not be lower than 6.9%, the initial distribution rate on the preferred trust securities. The reset rate will in no event exceed the maximum rate permitted by applicable law.

    The two-year benchmark Treasury shall mean direct obligations of the United States, which may be obligations traded on a when-issued basis only, having a maturity comparable to the remaining term to maturity of the preferred trust securities, as agreed upon by us and the reset agent. The rate for the two-year benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the third business day immediately preceding February 16, 2005 in the Telerate system. If the Telerate system is (a) no longer available on the third business day immediately preceding February 16, 2005 or

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(b) in the opinion of the reset agent, after consultation with us, no longer an appropriate system from which to obtain that rate, another nationally recognized quotation system as, in the opinion of the reset agent, after consultation with us, is appropriate. If that rate is not so displayed, the rate for the two-year benchmark Treasury shall be, as calculated by the reset agent, the yield to maturity for the two-year benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, and applied on a daily basis. It shall be computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the third business day immediately preceding February 16, 2005, of three leading United States government securities dealers selected by the reset agent, after consultation with us. These dealers may include the reset agent or its affiliate.

    We currently anticipate that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the investment banking firm acting as the reset agent.

    On the seventh business day immediately preceding February 16, 2005, the two-year benchmark Treasury to be used to determine the reset rate on February 16, 2005 will be selected, which we refer to as the reset announcement date. The reset agent will establish the reset spread to be added to the rate on the two-year benchmark Treasury in effect on the third business day immediately preceding February 16, 2005, and we will announce the reset spread and the two-year benchmark Treasury. We will cause a notice of the reset spread and the two-year benchmark Treasury to be published on the business day following the reset announcement date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. We will request, not later than seven nor more than 15 calendar days prior to the reset announcement date, that the depositary notify its participants holding preferred trust securities, senior deferrable notes, Income PRIDES or Growth PRIDES of the reset announcement date and of the procedures that must be followed if any owner of FELINE PRIDES wants to settle the related purchase contract with cash on the business day immediately preceding February 16, 2005.

Optional remarketing

    Under the remarketing agreement, on or prior to the fifth business day immediately preceding February 16, 2005, but no earlier than the payment date immediately preceding February 16, 2005, holders of preferred trust securities which are not components of Income PRIDES may elect to have their preferred trust securities remarketed by delivering their preferred trust securities along with a notice of such election to the custodial agent. The custodial agent will hold these preferred trust securities in an account separate from the collateral account in which the pledged securities will be held. Holders of preferred trust securities electing to have their preferred trust securities remarketed will also have the right to withdraw that election on or prior to the fifth business day immediately preceding February 16, 2005.

    On the fourth business day immediately preceding February 16, 2005, the custodial agent will deliver these separate preferred trust securities to the remarketing agent for remarketing. The remarketing agent will use its reasonable efforts to remarket these preferred trust securities on that date (based on the reset rate) at a price of approximately 100.5% of the aggregate stated liquidation amount of these preferred trust securities, plus deferred and unpaid distributions, if any. The portion of the proceeds from that remarketing equal to the aggregate stated liquidation amount of these preferred trust securities will automatically be remitted by the remarketing agent to the custodial agent for the benefit of the holders of these preferred trust securities. In addition, after deducting as the remarketing fee an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount of the remarketed securities plus deferred and unpaid distributions, if any, from any proceeds in excess of the aggregate stated liquidation amount of the remarketed preferred trust securities plus any deferred and unpaid distributions, the remarketing agent will remit to the custodial agent any remaining proceeds for the benefit of that holder.

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    If, despite using its reasonable efforts, the remarketing agent cannot remarket the preferred trust securities of these holders (based on the reset rate) at a price not less than 100% of the aggregate stated liquidation amount of the preferred trust securities plus deferred and unpaid distributions, or if the remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled, which we refer to as a failed remarketing, the remarketing agent will promptly return these preferred trust securities to the custodial agent for delivery to the holders. We will cause a notice of the failed remarketing to be published on the second business day immediately preceding February 16, 2005 by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. We currently anticipate that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the remarketing agent.

    If registration of the preferred trust securities to be remarketed is required by law, we will use commercially reasonable best efforts to ensure that a registration statement with regard to the full amount of the preferred trust securities to be remarketed will be effective in a form that will enable the remarketing agent to rely on it in connection with the remarketing process.

    If a failed remarketing has occurred, the holders of the preferred trust securities will have the right to direct the property trustee to put the senior deferrable notes to us on April 1, 2005 upon at least three business days' prior notice at a price per senior deferrable note equal to $50 plus accrued and unpaid interest, if any. Upon our repurchase of those senior deferrable notes, the proceeds from the repurchase shall simultaneously be applied to redeem any outstanding preferred trust securities of those holders having an aggregate stated liquidation amount equal to the principal amount of the senior deferrable notes so repurchased plus accumulated and unpaid distributions.

    If there is a failed remarketing, on February 16, 2005, the distribution rate on the preferred trust securities will be reset to the reset date.

    The provisions of this section shall also apply to the holders of senior deferrable notes (following the distribution of the senior deferrable notes upon a dissolution of the trust).

Tax event redemption

    The senior deferrable notes are redeemable at our option, in whole but not in part, on not less than 30 days', nor more than 60 days', prior written notice, upon the occurrence and continuation of a tax event under the circumstances described under "Description of the Senior Deferrable Notes—Tax Event Redemption." If we redeem the senior deferrable notes upon the occurrence and continuation of a tax event, the proceeds from that repayment shall simultaneously be applied on a proportionate basis to redeem preferred trust securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the senior deferrable notes so redeemed at a redemption price, per preferred trust security, equal to the redemption amount plus accrued but unpaid distributions, if any, to the date of that redemption. Those proceeds will be payable in cash to the holders of the preferred trust securities. If a tax event redemption occurs prior to February 16, 2005, the redemption price payable to the collateral agent, in liquidation of the Income PRIDES holders' interests in the trust, will be simultaneously applied by the collateral agent to purchase the Treasury portfolio on behalf of the holders of the Income PRIDES. The Treasury portfolio will be pledged with the collateral agent to secure the obligation of Income PRIDES holders to purchase common stock under the related purchase contracts.

Redemption procedures

    If the trust gives a notice of redemption, which will be irrevocable, in respect of all of the preferred trust securities, then, by 12:00 noon, New York City time, on the redemption date, the trust will irrevocably deposit with the depositary, the purchase contract agent or the collateral agent, as applicable, funds sufficient to pay the redemption price, but only if we have paid to the property

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trustee a sufficient amount of cash in connection with the related redemption or maturity of the senior deferrable notes. The trust will give the depositary, the purchase contract agent or the collateral agent irrevocable instructions and authority to pay the redemption price to the holders of the preferred trust securities called for redemption.

    If notice of redemption has been given and funds deposited as required, then, immediately prior to the close of business on the date of the deposit, distributions will cease to accumulate and all rights of holders of those preferred trust securities called for redemption will cease, except for the right of the holders of those preferred trust securities to receive the redemption price without interest on the redemption price.

    If any date fixed for redemption of preferred trust securities is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any delay, except that if the business day falls in the next calendar year, the payment will be made on the immediately preceding business day.

Distribution of the senior deferrable notes

    If, at any time, an investment company event shall occur and be continuing, the trust shall be dissolved. As a result, senior deferrable notes with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, the trust securities would be distributed to the holders of the trust securities in liquidation of the holders' interests in the trust on a proportionate basis within 90 days following the occurrence of the investment company event. However, the dissolution and distribution shall be conditioned on us being unable to avoid the investment company event within a 90-day period either by taking some ministerial action or by pursuing some other similar reasonable measure that will have no adverse effect on the trust, us or the holders of the trust securities and will involve no material cost.

    An investment company event means that the trust has received an opinion from independent counsel experienced in practice under the Investment Company Act of 1940, referred to as the 1940 Act, that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, which change in 1940 Act law becomes effective on or after the date of this prospectus supplement, there is more than an insubstantial risk that the trust is or will be considered an investment company that is required to be registered under the 1940 Act.

    We will have the right at any time to dissolve the trust and, after satisfaction, or reasonable provision for satisfaction, of liabilities of creditors of the trust as provided by applicable law, to cause the senior deferrable notes to be distributed to the holders of the trust securities. As of the date of any distribution of senior deferrable notes upon dissolution of the trust,

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  the preferred trust securities will no longer be deemed to be outstanding,

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  the depositary or its nominee, as the record holder of the preferred trust securities, will receive a registered global certificate or certificates representing the senior deferrable notes to be delivered upon the distribution, and

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  any certificates representing preferred trust securities not held by the depositary or its nominee will be deemed to represent senior deferrable notes having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, those preferred trust securities until the certificates are presented to us or our agent for transfer or reissuance.

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    Senior deferrable notes distributed to the collateral agent in liquidation of the interest of the holders of the preferred trust securities in the trust would be substituted for the preferred trust securities and pledged to secure Income PRIDES holders' obligations to purchase our common stock under the purchase contracts.

    We cannot predict the market prices for the senior deferrable notes that may be distributed in exchange for the preferred trust securities if a dissolution of the trust were to occur. Accordingly, the senior deferrable notes that an investor may receive if a dissolution of the trust were to occur may trade at a discount to the price that the investor paid to purchase the preferred trust securities forming a part of the Income PRIDES offered in this offering.

Declaration events of default

    An indenture event of default constitutes an event of default under the declaration which we refer to as a declaration event of default. However, under the declaration, the holder of common trust securities will be deemed to have waived any declaration event of default with respect to the common trust securities until all declaration events of default with respect to the preferred trust securities have been cured, waived or otherwise eliminated. Until any declaration events of default with respect to the preferred trust securities have been so cured, waived or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the preferred trust securities. Only the holders of the preferred trust securities will have the right to direct the property trustee with respect to particular matters under the declaration and, therefore, the indenture. If a declaration event of default with respect to the preferred trust securities is waived by holders of preferred trust securities, the waiver will also constitute the waiver of the declaration event of default with respect to the common trust securities without any further act, vote or consent of the holders of the common trust securities.

    If the property trustee fails to enforce its rights under the senior deferrable notes in respect of an indenture event of default after a holder of record of preferred trust securities has made a written request, that holder of record of preferred trust securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the senior deferrable notes without first proceeding against the property trustee or any other person or entity. Notwithstanding the above, if a declaration event of default has occurred and is continuing and that event is attributable to our failure to pay interest or principal on the senior deferrable notes on the date that interest or principal is otherwise payable, then you, as a holder of preferred trust securities, may directly institute a proceeding after the respective due date specified in the senior deferrable notes for enforcement of payment (a direct action) to you directly of the principal of or interest on the senior deferrable notes having a principal amount equal to the aggregate liquidation amount of your preferred trust securities. In connection with the direct action, we shall have the right under the indenture to set off any payment made to you. The holders of preferred trust securities will not be able to exercise directly any other remedy available to the holders of the senior deferrable notes.

    Upon the occurrence of a declaration event of default, the property trustee, as the sole holder of the senior deferrable notes, will have the right under the indenture to declare the principal of and interest on the senior deferrable notes to be immediately due and payable. We and the trust are each required to file annually with the property trustee an officers' certificate as to our compliance with all conditions and covenants under the declaration.

Book-entry only issuance—The Depository Trust Company

    If the preferred trust securities are issued as one or more fully registered global preferred trust securities certificates representing the total aggregate number of preferred trust securities, the depositary will act as securities depositary for any preferred trust securities that are held separately

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from the Income PRIDES. In that case, the preferred trust securities will initially be registered in the name of The Bank of New York, as purchase contract agent, and then will be issued only as fully registered securities registered in the name of Cede & Co., the depositary's nominee. However, under some circumstances, the administrative trustees with our consent may decide not to use the system of book-entry transfers through the DTC with respect to the preferred trust securities. In that case, certificates of the preferred trust securities will be printed and delivered to the holders.

    The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global preferred trust securities as represented by a global certificate.

    Purchases of preferred trust securities within the depositary's system must be made by or through direct participants, which will receive a credit for the preferred trust securities on the depositary's records. The beneficial ownership interest of each actual purchaser of each preferred trust security is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from the depositary of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased preferred trust securities. Transfers of ownership interests in the preferred trust securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the preferred trust securities, except if use of the book-entry system for the preferred trust securities is discontinued.

    To facilitate subsequent transfers, all the preferred trust securities deposited by participants with the depositary will be registered in the name of the depositary's nominee, Cede & Co. The deposit of preferred trust securities with the depositary and their registration in the name of Cede & Co. cause no change in beneficial ownership. The depositary has no knowledge of the actual beneficial owners of the preferred trust securities. The depositary's records reflect only the identity of the direct participants to whose accounts those preferred trust securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

    So long as the depositary or its nominee is the registered owner or holder of a global certificate, the depositary or the nominee will be considered the sole owner or holder of the preferred trust securities represented for all purposes under the declaration and the preferred trust securities. No beneficial owner of an interest in a global certificate will be able to transfer that interest except in accordance with the depositary applicable procedures, in addition to those provided for under the declaration.

    The depositary has advised us that it will take any action permitted to be taken by a holder of preferred trust securities, including the presentation of preferred trust securities for exchange, only at the direction of one or more participants to whose account the depositary's interests in the global certificates are credited and only in respect of the portion of the stated liquidation amount of preferred trust securities as to which such participant or participants has or have given such directions. However, if there is a declaration event of default under the preferred trust securities, the depositary will exchange the global certificates for certificated securities, which it will distribute to its participants.

    Conveyance of notices and other communications by the depositary to direct participants and indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in force from time to time.

    Although voting with respect to the preferred trust securities is limited, in those cases in which a vote is required, neither the depositary nor Cede & Co. will itself consent or vote with respect to

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preferred trust securities. Under its usual procedures, the depositary would mail an omnibus proxy to the trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the preferred trust securities are credited on the record date. The direct participants are identified in a listing attached to the omnibus proxy.

    Distribution payments on the preferred trust securities issued in the form of one or more global certificates will be made to the depositary in immediately available funds. The depositary's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on the depositary's records unless the depositary has reason to believe that it will not receive payments on that payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name. Those payments will be the responsibility of the participant and not of the depositary, the trust or us, subject to any statutory or regulatory requirements to the contrary that may be in force from time to time. Payment of distributions to the depositary is the responsibility of the trust, disbursement of such payments to direct participants is the responsibility of the depositary, and disbursement of those payments to the beneficial owners is the responsibility of direct and indirect participants.

    Except as provided here, a beneficial owner in a global preferred trust security certificate will not be entitled to receive physical delivery of preferred trust securities. Accordingly, each beneficial owner must rely on the procedures of the depositary to exercise any rights under the preferred trust securities.

    Although the depositary has agreed to the above procedure to facilitate transfer of interests in the global certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. Neither us, nor the trust or any trustee will have any responsibility for the performance by the depositary or its participants or indirect participants under the rules and procedures governing the depositary. The depositary may discontinue providing its services as securities depositary with respect to the preferred trust securities at any time by giving reasonable notice to the trust. Under these circumstances, if a successor securities depositary is not obtained, preferred trust securities certificates are required to be printed and delivered to holders. Additionally, the administrative trustees, with our consent, may decide to discontinue use of the system of book-entry transfers through the depositary or any successor depositary, with respect to the preferred trust securities. In that case, certificates for the preferred trust securities will be printed and delivered to holders. In each of the above circumstances, we will appoint a paying agent with respect to the preferred trust securities. The information in this section concerning the depositary and the depositary's book-entry system has been obtained from sources that we and the trust believe to be reliable, but neither we nor the trust take responsibility for its accuracy.

Registrar, transfer agent and paying agent

    Payments in respect of the preferred trust securities represented by the global certificates shall be made to the depositary. The depositary shall credit the relevant accounts at the depositary on the applicable distribution dates. In the case of certificated securities, those payments shall be made by check mailed to the address of the holder entitled to it as that address appears on the register. The paying agent shall be permitted to resign as paying agent upon 30 days' prior written notice to the trustees. If The Bank of New York shall no longer be the paying agent, the administrative trustees shall appoint a successor to act as paying agent, which shall be a bank or trust company.

    The property trustee will act as registrar, transfer agent and paying agent for the preferred trust securities.

    Registration of transfers of preferred trust securities will be made without charge by or on behalf of the trust. However, payment shall be made and any indemnity as the trust or we may require shall be given in respect of any tax or other government charge which may be imposed in relation to it.

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Miscellaneous

    The administrative trustees are authorized and directed to operate the trust in a way that the trust will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for United Sates federal income tax purposes. We are authorized and directed to conduct our affairs so that the senior deferrable notes will be treated as our indebtedness for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action not inconsistent with applicable law, the declaration, the certificate of trust of the trust or our certificate of incorporation, that we and the administrative trustees determine in our discretion to be necessary or desirable to achieve that end, as long as that action does not adversely affect the interests of the holders of the trust preferred securities or vary its terms.

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DESCRIPTION OF THE GUARANTEE

    The following description is a summary of the terms of the guarantee agreement that will be executed and delivered by us for the benefit of the holders of the preferred trust securities. It supplements the description of the guarantee in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. The terms of the guarantee will be those set forth in the guarantee agreement and those made part of the guarantee agreement by the Trust Indenture Act. The descriptions contained in this prospectus supplement and the accompanying prospectus do not purport to be complete, and reference is hereby made to the form of guarantee agreement (including definitions of certain terms used therein) that has been filed or incorporated by reference as an exhibit to the registration statement.

General

    To the extent described below, we will agree to pay the following amounts in full if they are not paid by the trust:

  •
  any accumulated and unpaid distributions on the preferred trust securities to the extent we have made corresponding payments on the senior deferrable notes to the property trustee;

  •
  the redemption price for any preferred trust securities called for redemption by the trust, including all accumulated and unpaid distributions to the date of redemption, to the extent we have made corresponding payments on the senior deferrable notes to the property trustee; and

  •
  payments upon the dissolution, winding-up or termination of the trust equal to the lesser of;

  •
  the liquidation amount plus all accumulated and unpaid distributions on the preferred trust securities to the extent the trust has funds legally available for those payments; and

  •
  the amount of assets of the trust remaining legally available for distribution to the holders of the preferred trust securities in liquidation of the trust.

    We will not be required to make these liquidation payments if:

  •
  the trust distributes the senior deferrable notes to the holders of the preferred trust securities in exchange for their preferred trust securities; or

  •
  the trust redeems the preferred trust securities in full upon the maturity or redemption of the senior deferrable notes.

    The guarantee is a guarantee from the time of issuance of the preferred trust securities. We will be obligated to make guarantee payments when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert. We may satisfy our obligations to make guarantee payments either by making payments directly to holders of the preferred trust securities or to the guarantee trustee for remittance to the holders or by causing the trust to make the payments to them.

    The guarantee only covers distributions and other payments on the preferred trust securities if and to the extent we have made corresponding payments on the senior deferrable notes to the property trustee. If we do not make those corresponding payments:

  •
  the property trustee will not make distributions on the preferred trust securities;

  •
  the trust will not have funds available for payments on the preferred trust securities; and

  •
  we will not be obligated to make guarantee payments.

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Covenants of Cinergy Corp.

    Under the guarantee, we will agree that, as long as any preferred trust securities issued by the trust are outstanding, we will not make the payments and distributions described below if:

  •
  we are in default on our guarantee payments or other payment obligations under the guarantee;

  •
  any declaration event of default has occurred and is continuing; or

  •
  we have elected to defer payments of interest on the senior deferrable notes and that deferral period is continuing.

    In these circumstances, we will agree that we will not

  •
  declare or pay any dividends or distributions on our capital stock;

  •
  redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock;

  •
  make any distribution on any trust preferred security which ranks pari passu with the preferred trust securities or pay interest on senior deferrable debt with similar deferral provisions to the senior deferrable notes; or

  •
  make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank subordinate in right of payment to the senior deferrable notes or make any guarantee payments with respect to any guarantee by us of the debt of any subsidiary of ours if such guarantee ranks subordinate in right of payment to the senior deferrable notes.

    However, even during such circumstances, we may:

  •
  purchase or acquire our capital stock in connection with the satisfaction by us of our obligations under any employee or director compensation or benefit plans, under our direct stock purchase and dividend reinvestment plan or pursuant to any contract or security outstanding on the first day of any such event requiring us to purchase our capital stock;

  •
  reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock;

  •
  purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

  •
  declare or pay dividends or distributions in our capital stock;

  •
  redeem or repurchase any rights pursuant to a rights agreement; and

  •
  make payments under the guarantee related to the preferred trust securities.

    In addition, as long as preferred trust securities issued by the trust are outstanding, we will agree that we will:

  •
  remain the sole direct or indirect owner of all the outstanding common trust securities, except as permitted by the trust agreement;

  •
  permit the common trust securities to be transferred only as permitted by the trust agreement; and

  •
  use reasonable efforts to cause the trust to continue to be treated as a grantor trust for U.S. federal tax purposes, except in connection with a distribution of senior deferrable notes to the holders of preferred trust securities as provided in the declaration, in which case the trust would be dissolved.

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Status of the Guarantee

    Our obligation to make guarantee payments will be:

  •
  unsecured;

  •
  equal in right of payment to our unsecured senior liabilities or unsecured senior guarantees entered into relating to our unsecured senior liabilities;

  •
  senior in right of payment to our subordinated liabilities or subordinated guarantees entered into relating to our subordinated liabilities;

  •
  equal in rank to any securities or guarantees that are expressly made equal by their terms; and

  •
  senior to our share capital.

    By your acceptance of the preferred trust securities, you agree to any terms of the guarantee.

    The guarantee will constitute a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against us to enforce the payment rights under the guarantee without first instituting a legal proceeding against any other person or entity.

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DESCRIPTION OF THE SENIOR DEFERRABLE NOTES

    The following description is a summary of the terms of the senior deferrable notes. It supplements the description of the debt securities in the accompanying prospectus and, to the extent it is inconsistent with the prospectus, replaces the description in the prospectus. The senior deferrable notes will be issued under an indenture dated as of September 12, 2001, as supplemented from time to time, between us and Fifth Third Bank, as indenture trustee. The descriptions in this prospectus supplement and the accompanying prospectus contain a description of the material terms of the senior deferrable notes and the indenture but do not purport to be complete, and reference is hereby made to the indenture, the first supplemental indenture, and the form of senior deferrable note that are or will be filed as exhibits or incorporated by reference to the registration statement and to the Trust Indenture Act.

General

    The senior deferrable notes will be our direct, unsecured obligations and will rank without preference or priority among themselves and equally with all of our existing and future unsecured and unsubordinated indebtedness. The senior deferrable notes initially will be issued with an aggregate principal amount equal to $283,506,000, such amount being the sum of the maximum aggregate stated liquidation amounts of the preferred trust securities and the common trust securities. If the over-allotment option is exercised in full by the underwriters, an additional $42,526,000 of the senior deferrable notes will be issued to the trust.

    The senior deferrable notes will not be subject to a sinking fund provision. Unless a tax event redemption occurs, the entire principal amount of the senior deferrable notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on February 16, 2007.

    We will have the right at any time, subject to certain conditions, to dissolve the trust and cause the senior deferrable notes to be distributed to the holders of the trust securities. If the trust is dissolved after the purchase contract settlement date (other than as a result of a tax event redemption) and you continue to hold preferred trust securities, you will receive your pro rata share of the senior deferrable notes held by the trust (after any creditors of the trust have been paid). If the trust is dissolved prior to the purchase contract settlement date, then these senior deferrable notes will be substituted for the preferred trust securities and will be pledged as collateral to secure your obligation to purchase our common stock under your purchase contracts.

    If the senior deferrable notes are distributed to the holders of the trust securities in liquidation of such holders' interests in the trust, the senior deferrable notes will initially be issued in the form of one or more global certificates deposited with the depositary. Under certain limited circumstances, the senior deferrable notes may be issued in certificated form in exchange for the global certificates. In the event that the senior deferrable notes are issued in certificated form, the senior deferrable notes will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on senior deferrable notes issued as global certificates will be made to the depositary, a successor depositary or, in the event that no depositary is used, to a paying agent for the senior deferrable notes. In the event the senior deferrable notes are issued in certificated form, principal and interest will be payable, the transfer of the senior deferrable notes will be registrable and the senior deferrable notes will be exchangeable for senior deferrable notes of other denominations of a like aggregate principal amount at the corporate trust office or agency of the indenture trustee in New York, New York, provided that at our option, payment of interest may be made by check. Notwithstanding the foregoing, so long as the holder of any senior deferrable notes is the property trustee, we will make payment of principal and interest on the senior deferrable notes held by the property trustee at such place and to such account as may be designated by the property trustee.

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    The indenture does not contain provisions that afford holders of the senior deferrable notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. We and the trust will treat the senior deferrable notes as our indebtedness for all United States tax purposes. There is, however, no statutory, administrative or judicial authority that directly addresses this treatment.

Interest

    Each senior deferrable note will bear interest at the rate of 6.9% per year from the original date of issuance up to but excluding February 16, 2005, and at the reset rate thereafter, payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, each, an "interest payment date," commencing February 16, 2002, to the person in whose name such senior deferrable note is registered, subject to certain exceptions, at the close of business on the business day preceding such interest payment date. In the event the senior deferrable notes do not remain in book-entry only form, the record date will be fifteen business days prior to each interest payment date

    The applicable interest rate on the senior deferrable notes will be reset on the third business day immediately preceding February 16, 2005 to the reset rate described above under "Description of the Preferred Trust Securities—Reset Rate," which reset rate is also applicable for the senior deferrable notes. If there is a failed remarketing, on February 16, 2005, the interest rate will be reset on the senior deferrable notes.

    The amount of interest payable on the senior deferrable notes for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the senior deferrable notes is not a business day, then payment of the interest payable on such date will be made on the next day that is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next calendar year, then such payment will be made on the preceding business day.

Option to defer interest payments on the senior deferrable notes

    So long as no event of default has occurred and is continuing, we have the right under the indenture at any time during the term of the senior deferrable notes to defer the payment of interest for a period not extending beyond the maturity date of the senior deferrable notes. We refer to any such period of deferral as an "extension period." During such extension period, the trust will no longer have sufficient funds to make quarterly distribution payments on the preferred trust securities, but such distribution payments will continue to accrue. At the end of an extension period, we must pay all interest then accrued and unpaid (together with accrued interest at 9.5% up to but excluding February 16, 2005 and at the reset rate thereafter compounded on each succeeding interest payment date) to the trust. At the end of an extension period, the trust will make all unpaid distributions (together with accrued distribution payments at 9.5% up to but excluding February 16, 2005 and at the reset rate thereafter compounded on each succeeding payment date) to holders of the preferred trust securities.

    During any extension period, we may not take any of the prohibited actions described under "—Covenants of Cinergy on the senior deferrable notes" in this prospectus supplement. Prior to the expiration of any extension period, we may further extend the extension period but not beyond the maturity date of the senior deferrable notes. Upon the termination of any extension period and the payment of all amounts then due on any interest payment date, we may elect to begin a new extension period, subject to the same requirements as described above. No interest will be due and payable during an extension period except that, at the end thereof, we at our option may prepay on any interest

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payment date all or any portion of the interest accrued during the elapsed portion of the extension period. We must give the indenture trustee written notice of our election of any extension period (or our further extension) at least five business days prior to the earlier of:

  •
  the date the interest on the senior deferrable notes would have been payable except for the election to begin or extend the extension period;

  •
  the date the indenture trustee is required to give notice to any securities exchange or to holders of the senior deferrable notes of the record date or the date the interest is payable; and

  •
  the record date.

    The indenture trustee must give notice of our election to begin a new extension period or continue an extension period to the holders of the senior deferrable notes. There is no limitation on the number of times that we may elect to begin an extension period.

Covenants of Cinergy on the senior deferrable notes

    We will covenant that during an extension period or during the continuance of an event of default, we will not:

  •
  declare or pay any dividends or distributions on our capital stock;

  •
  redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock;

  •
  make any distribution on any trust preferred security which ranks pari passu with the preferred trust securities or pay interest on senior deferrable debt with similar deferral provisions to the senior deferrable notes; or

  •
  make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank subordinate in right of payment to the senior deferrable notes or make any guarantee payments with respect to any guarantee by us of the debt of any subsidiary of ours if such guarantee ranks subordinate in right of payment to the senior deferrable notes.

    However, even during such circumstances, we may:

  •
  purchase or acquire our capital stock in connection with the satisfaction by us of our obligations under any employee or director compensation or benefit plans, under our direct stock purchase and dividend reinvestment plan, or pursuant to any contract or security outstanding on the first day of any such event requiring us to purchase our capital stock;

  •
  reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock;

  •
  purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

  •
  declare or pay dividends or distributions in our capital stock;

  •
  redeem or repurchase any rights pursuant to a rights agreement; and

  •
  make payments under the guarantee related to the preferred trust securities.

Tax event redemption

    If a tax event shall occur and be continuing, we may, at our option, redeem senior deferrable notes in whole but not in part. The redemption price shall equal, for each senior deferrable note, the redemption amount plus accrued and unpaid interest, including compound interest and expenses and

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taxes of the trust, if any, to the date of redemption. If, following the occurrence of a tax event, we exercise our option to redeem the senior deferrable notes, then the proceeds of that redemption will be applied to redeem trust securities having a liquidation amount equal to the principal amount of senior deferrable notes to be paid, in accordance with their terms, at the redemption price. The redemption price will be payable in cash to the holders of the trust securities. If a tax event redemption occurs prior to February 16, 2005, the redemption price payable in liquidation of the Income PRIDES holders' interest in the trust will be distributed to the collateral agent. The collateral agent will apply an amount equal to the redemption amount of the redemption price to purchase the Treasury portfolio on behalf of the holders of Income PRIDES and remit any remaining portion of the redemption price to the purchase contract agent for payment to the holders of those Income PRIDES. The Treasury portfolio will be substituted for the preferred trust securities and will be pledged with the collateral agent to secure the Income PRIDES holders' obligation to purchase our common stock under the purchase contracts. However, if the tax event redemption occurs after February 16, 2005, the Treasury portfolio will not be purchased. A holder of a preferred trust security that is not part of an Income PRIDES prior to February 16, 2005 or a holder of a preferred trust security after February 16, 2005, will directly receive the redemption amount plus deferred and unpaid distributions, including compound interest and expenses and taxes of the trust, if any, to the date of redemption.

    Tax event means the receipt by the trust of an opinion of a nationally recognized independent tax counsel experienced in such matters that, as a result of,

      (a) any amendment to, or change, including any announced prospective change in, the laws or any regulations of the United States or any political subdivision or taxing authority or which affects taxation,

      (b) any amendment to or change in an interpretation or application of these laws or regulations by any legislative body, court, governmental agency or regulatory authority or

      (c) any interpretation or pronouncement that provides for a position with respect to these laws or regulations that differs from the generally accepted position on the date the trust securities are issued, which amendment or change is effective or which interpretation or pronouncement is announced on or after the date of issuance of the trust securities under the declaration, there is more than an insubstantial risk that,

      (a) interest payable by us on the senior deferrable notes would not be deductible, in whole or in, part, by us for United States federal income tax purposes

      (b) the income of the trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges or

      (c) the trust would be subject to more than a de minimis amount of taxes, duties or other governmental charges.

    Treasury portfolio means, with respect to the applicable principal amount of senior deferrable notes

      (a) if the tax event redemption date occurs prior to February 16, 2005, a portfolio of zero-coupon U.S. Treasury securities consisting of

  •
  interest or principal strips of U.S. Treasury securities which mature on or prior to February 15, 2005, in an aggregate amount equal to the applicable principal amount and

  •
  with respect to each scheduled interest payment date on the senior deferrable notes that occurs after the tax event redemption date, interest or principal strips of U.S. Treasury securities which mature on or prior to that date in an aggregate amount equal to the aggregate interest payment

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    that would be due on the applicable principal amount of the senior deferrable notes on that date, and

      (b) if the tax event redemption date occurs after February 15, 2005, a portfolio of zero-coupon U.S. Treasury securities consisting of

  •
  principal or interest strips of U.S. Treasury securities which mature on or prior to February 15, 2007 in an aggregate amount equal to the applicable principal amount and

  •
  with respect to each scheduled interest payment date on the senior deferrable notes that occurs after the tax event redemption date, interest or principal strips of the U.S. Treasury securities which mature on or prior to that date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable principal amount of the senior deferrable notes on that date.

    Applicable principal amount means

  •
  if the tax event redemption occurs prior to February 16, 2005, the aggregate principal amount of the senior deferrable notes corresponding to the aggregate stated liquidation amount of the preferred trust securities which are components of Income PRIDES on that tax event redemption date, or

  •
  if the tax redemption occurs on or after February 16, 2005, the stated liquidation amount of the senior deferrable notes corresponding to the aggregate stated liquidation amount of the preferred trust securities outstanding on that tax event redemption date.

    Redemption amount means, for each senior deferrable note, the product of

  •
  the principal amount of that senior deferrable note and

  •
  a fraction whose numerator is the Treasury portfolio purchase price and whose denominator is the applicable principal amount.

    Treasury portfolio purchase price means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent on the third business day immediately preceding the tax event redemption date for the purchase of the Treasury portfolio for settlement on the tax event redemption date.

    Quotation agent means

  •
  Merrill Lynch Government Securities, Inc. and its respective successors; however, if they cease to be a primary Treasury dealer, we shall substitute another primary Treasury dealer, and

  •
  any other primary Treasury dealer selected by us.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of senior deferrable notes to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the redeemed senior deferrable notes.

Put option

    If a failed remarketing has occurred, the property trustee or, if the trust has previously been dissolved, the holders of the senior deferrable notes shall have the right to put the senior deferrable notes to us on April 1, 2005 upon at least three business days' prior notice at a price per senior deferrable note equal to $50 plus accrued and unpaid interest, if any.

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Additional indenture provisions applicable to the senior deferrable notes

    As long as the senior deferrable notes are held by the trust, it will be an event of default with respect to the senior deferrable notes if the trust voluntarily or involuntarily dissolves, winds up its business or otherwise terminates its existence except in connection with (1) the distribution of the senior deferrable notes to holders of preferred trust securities and common trust securities in liquidation of their interests in the trust, (2) the redemption of all of the outstanding preferred trust securities and common trust securities, or (3) certain mergers, consolidations or amalgamations, each as permitted by the declaration.

    We will covenant that, so long as any trust securities remain outstanding, if an event indenture of default occurs and written notice of such event has been given to us, then we may not (1) declare or pay any dividends or distributions on our capital stock; (2) redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock; (3) make any distribution on any trust preferred security which ranks pari passu with the preferred trust securities or pay interest on senior deferrable debt with similar deferral provisions to the senior deferrable notes; or (4) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank subordinate in right of payment to, the senior deferrable notes or make guarantee payments with respect to any guarantee by us of the debt of any subsidiary of ours if such guarantee ranks subordinate in right of payment to, the senior deferrable notes (other than to (a) purchase or acquire our capital stock in connection with the satisfaction by us of our obligations under any employee or director compensation or benefit plans, under our direct stock purchase and dividend reinvestment plan, or pursuant to any contract or security outstanding on the first day of any such event requiring us to purchase our capital stock; (b) reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock; (c) purchase fractional interests in shares of our capital stock or the security being converted or exchanged; (d) declare or pay dividends or distributions in our capital stock; (e) redeem or repurchase any rights pursuant to a rights agreement; and (f) make payments under the guarantee related to the preferred trust securities.

Book-entry issuance

    If distributed to holders of preferred trust securities in connection with the involuntary or voluntary dissolution of the trust, the senior deferrable notes will be issued as one or more global certificates registered in the name of DTC or its nominee. The senior deferrable notes will be issued only as fully registered securities registered in the name of Cede & Co., DTC's nominee. The senior deferrable notes will be issued in accordance with the procedures set forth in this prospectus supplement under "Description of Preferred Trust Securities—Book-entry only issuance—The Depository Trust Company."

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UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the material United States federal income tax consequences to U.S. holders (defined below) of the purchase, ownership and disposition of FELINE PRIDES, trust preferred securities and our common stock acquired under the purchase contracts. Unless otherwise stated, this summary applies only to initial holders who acquire FELINE PRIDES at the issue price and who hold FELINE PRIDES, trust preferred securities and our common stock as capital assets. As used herein, the term "U.S. holder" means an owner of FELINE PRIDES that, for U.S. federal income tax purposes, is:

  •
  a citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States or any political subdivision thereof; or

  •
  an estate or trust the income of which is subject to United States federal income taxation, regardless of its source.

    If a partnership holds FELINE PRIDES, trust preferred securities or our common stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding any of the above instruments should consult their tax advisors.

    The tax treatment of holders varies depending on their particular situations. This summary does not deal with special classes of holders. For example, this summary does not address:

  •
  tax consequences to non-U.S. holders;

  •
  tax consequences to U.S. holders who may be subject to special tax treatment, such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies and tax-exempt investors;

  •
  alternative minimum tax consequences, if any; or

  •
  any state, local or foreign tax consequences.

    This summary is based upon the Internal Revenue Code of 1986, Treasury regulations (including proposed Treasury regulations) issued under the Code, IRS rulings and pronouncements and judicial decisions now in effect, all of which are subject to change. Any such change may be applied retroactively in a manner that could cause the tax consequences to vary materially from the consequences described below, possibly adversely affecting you.

    No statutory, administrative or judicial authority directly addresses the treatment of FELINE PRIDES or instruments similar to FELINE PRIDES for United States federal income tax purposes. As a result, we cannot assure you that the IRS will agree with the tax consequences described below. We urge you to consult your own tax advisor with respect to the tax consequences to you of the purchase, ownership and disposition of the FELINE PRIDES, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

    The following summary discusses the tax consequences to U.S. holders.

Income PRIDES

  Allocation of the purchase price

    Your acquisition of an Income PRIDES will be treated as an acquisition of the preferred trust security and the purchase contract constituting the Income PRIDES. The purchase price will be

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allocated between the preferred trust security and the purchase contract in proportion to their respective fair market values at the time of purchase. This allocation will establish your initial tax basis in the preferred trust security and the purchase contract. We have determined that 100% of the issue price of an Income PRIDES is allocable to the trust preferred security and 0% is allocable to the purchase contract. This position will be binding on you (but not on the IRS) unless you explicitly disclose a contrary position in a statement attached to your timely filed United States federal income tax return for the taxable year in which you acquire Income PRIDES. Thus, absent such disclosure, you should allocate the purchase price for Income PRIDES in accordance with the foregoing. The remainder of this discussion assumes that this allocation of the purchase price will be respected for United States federal income tax purposes.

  Preferred trust securities

    Ownership of preferred trust securities.  We, the trust and you, by acquiring Income PRIDES, agree to treat you as the owner, for United States federal, state and local income and franchise tax purposes, of the preferred trust securities that are a part of the Income PRIDES that you own. The remainder of this summary assumes that you will be treated as owning the trust preferred securities that are a part of such Income PRIDES for United States federal, state and local income and franchise tax purposes.

    Classification of the trust.  Under current law, assuming compliance with the terms of the declaration of trust, the trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each U.S. holder of preferred trust securities will be treated as owning an undivided beneficial interest in the senior deferrable notes held by the trust. Accordingly, you will be required to include in your gross income your pro rata share of the income arising from the senior deferrable notes. See "—Interest income and original issue discount." No corporate dividends received deduction applies to income from the senior deferrable notes.

    Interest income and original issue discount.  The treatment of the senior deferrable notes is not clear, as described below. We intend to take the position that you will be required to include your allocable share of the stated interest on the senior deferrable notes in your income at the time the interest is paid or accrued in accordance with your regular method of tax accounting.

    Treasury regulations would require deferrable interest on the senior deferrable notes to be treated as original issue discount from the date of issuance unless the likelihood of deferral is remote. We have determined that the likelihood of interest deferral is remote and the senior deferrable notes will not have any original issue discount in the absence of actual deferral, subject to the possible alternative characterization described below.

    If we exercise our right to defer payments of the stated interest on the senior deferrable notes, the stated interest will become original issue discount. In such case, you will be required to accrue interest income each year using the constant-yield-to-maturity method. You must accrue this amount as original issue discount regardless of your method of tax accounting. In this case, you will not separately report the actual cash payments of interest on the senior deferrable notes as taxable income. Any amount of original issue discount included in your gross income (whether or not during a deferral period) with respect to the senior deferrable notes will increase your tax basis in the preferred trust securities, and the amount of cash payments received in respect of the accrued original issue discount will reduce your tax basis in the trust preferred securities.

    Sale, exchange or other disposition of preferred trust securities.  Upon the sale, exchange or other disposition of trust preferred securities (including the remarketing thereof), you will recognize capital gain or loss in an amount equal to the difference between your amount realized (which does not include amounts equal to any accrued but unpaid interest that you have not previously included in

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gross income, which will be taxable as interest) and your tax basis in the trust preferred securities. Gains of individuals from capital assets held for more than one year are taxed up to a maximum rate of 20%. Your ability to deduct capital losses is subject to limitations. Your holding period in the trust preferred securities will have commenced on the day after you acquired the securities.

    Distribution of the senior deferrable notes.  Under current law, a distribution by the trust of the senior deferrable notes generally will not be taxable. You will have an aggregate tax basis in the senior deferrable notes received in the liquidation equal to your aggregate tax basis in the preferred trust securities surrendered, and the holding period of the distributed senior deferrable notes will include the period during which you held the preferred trust securities. You will continue to include interest and original issue discount, if any, from the senior deferrable notes you receive from the trust.

    Possible alternative characterization.  The treatment of instruments involving a reset mechanism identical to the reset in the senior deferrable notes is unclear. For example, it is possible that the IRS could treat the senior deferrable notes as "contingent payment debt instruments." Under that treatment (1) regardless of your regular method of tax accounting, you would be required to use an accrual method with respect to the senior deferrable notes; (2) interest income that accrues may exceed stated interest payments actually received; and (3) any gain and all or a portion of any loss on the sale, exchange or other disposition of the senior deferrable notes or the trust preferred securities generally would be ordinary rather than capital in nature. You should consult your tax advisor regarding the treatment of the senior deferrable notes, including the possible application of the contingent debt rules.

  Purchase contracts

    Acquisition of common stock under a purchase contract.  You generally will not recognize gain or loss on the purchase of shares of our common stock under a purchase contract, except with respect to any cash paid instead of a fractional share of our common stock. Subject to the following discussion, your aggregate initial tax basis in the shares of our common stock received under a purchase contract generally should equal (1) the purchase price paid for those shares, less (2) the portion of such purchase price allocable to any fractional share. The holding period for shares of our common stock received under a purchase contract will commence on the day after the day you receive the shares.

    Contract adjustment payments and deferred contract adjustment payments.  There is no direct authority addressing the treatment of the contract adjustment payments or deferred contract adjustment payments, and such treatment, therefore, is unclear. Contract adjustment payments and deferred contract adjustment payments may constitute taxable ordinary income to you when received or accrued. To the extent we are required to file information returns with respect to contract adjustment payments or deferred contract adjustment payments, we intend to report these payments as taxable ordinary income to you. You should consult your tax advisor concerning the treatment of contract adjustment payments and deferred contract adjustment payments, including the possibility that any contract adjustment payment or deferred contract adjustment payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis. The following discussion assumes that the contract adjustment payments and deferred contract adjustment payments constitute taxable ordinary income to you on a current basis.

    The treatment of contract adjustment payments and deferred contract adjustment payments could affect your adjusted tax basis in a purchase contract or our common stock received under a purchase contract or the amount you realize on the sale or disposition of a FELINE PRIDES or the termination of a purchase contract. In particular, any contract adjustment payments or deferred contract adjustment payments which have been included in your income, but which have not been paid to you, should increase your adjusted tax basis in the purchase contract.

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    Early settlement of purchase contract.  You will not recognize gain or loss on the receipt of your proportionate share of preferred trust securities, Treasury securities or the Treasury portfolio upon early settlement of a purchase contract, and your tax basis in, and holding period for, the preferred trust securities, Treasury securities or the Treasury portfolio will not be affected by the early settlement.

    Termination of purchase contract.  If a purchase contract terminates, you will recognize gain or loss equal to the difference between the amount realized (if any) upon the termination and your adjusted tax basis (if any) in the purchase contract at the time of the termination. In general, the gain or loss will be capital gain or loss and will be long-term capital gain or loss if you held the purchase contract for more than one year immediately before such termination. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. You will not recognize gain or loss on the receipt of your proportionate share of the preferred trust securities, Treasury securities or Treasury portfolio upon termination of the purchase contract, and you will have the same adjusted tax basis in the preferred trust securities, Treasury securities or Treasury portfolio as before such distribution.

    Ownership of common stock acquired under a purchase contract.  Any dividend paid to you on shares of our common stock you owned will be treated as dividend income to you to the extent paid out of current or accumulated earnings and profits, as determined under United States federal income tax principles. You generally will be required to include any such dividend income as ordinary income on the day you receive the dividend. Subject to customary exceptions and limitations, such dividends will be eligible for the dividends received deduction allowed to corporations.

    You will recognize capital gain or loss on any sale or exchange of our common stock in an amount equal to the difference between your amount realized upon the sale of our common stock and your tax basis in our common stock. Capital gains of individuals derived with respect to capital assets held for more than one year are taxed up to a maximum rate of 20%. Your ability to deduct capital losses is subject to limitations.

    Adjustment to settlement rate.  You might be treated as receiving a constructive distribution from us if (1) the settlement rate is adjusted and as a result of that adjustment your proportionate interest in our assets or earning and profits is increased and (2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate you for certain taxable distributions with respect to our common stock. Thus, under some circumstances, an increase in the settlement rate might give rise to a taxable dividend to you even though you would not receive any cash.

Growth PRIDES

  Substitution of Treasury security to create Growth PRIDES

    If you hold Income PRIDES and deliver a Treasury security in substitution for the preferred trust securities, you generally will not recognize gain or loss upon the delivery of the Treasury security or the release of the trust preferred securities. You will continue to include in income any interest and original issue discount, if any, with respect to the preferred trust securities you continue to hold, and your tax basis in, and holding period for, the preferred trust securities and the purchase contracts will not be affected by the delivery and release.

  Ownership of Treasury securities

    You, by acquiring Growth PRIDES, agree to be treated as the owner, for United States federal, state and local income and franchise tax purposes, of the Treasury security that is part of the Growth PRIDES that you own. Accordingly, you will be required to recognize income, gain and loss with

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respect to the Treasury security in the same manner as if you held them directly. You are urged to consult with your tax advisor regarding the acquisition, ownership and disposition of the Treasury securities.

  Substitution of preferred trust securities to recreate Income PRIDES

    If you hold Growth PRIDES and deliver trust preferred securities to recreate Income PRIDES, you generally will not recognize gain or loss upon the delivery of the trust preferred securities or the release of the Treasury security. You will continue to include in income any interest, original issue discount or acquisition discount otherwise includible with respect to the Treasury security and the preferred trust securities, and your tax basis in, and holding period for, the Treasury security, the preferred trust securities and the purchase contract will not be affected by the delivery and release.

Tax event redemption

    A tax event redemption will be a taxable event. You will generally recognize capital gain or loss in an amount equal to the difference between (1) the redemption price of the preferred trust securities (whether paid directly to you or applied to the purchase of the Treasury portfolio on behalf of holders of the Income PRIDES), except to the extent of amounts paid in respect of accrued but unpaid interest not previously included in income, which will be taxable as such, and (2) your adjusted tax basis in the preferred trust securities. Capital gains of individuals derived in respect of capital assets held for more than one year are taxed up to a maximum tax rate of 20%. Your ability to deduct capital losses is subject to limitations.

  Treasury portfolio

    You by acquiring an Income PRIDES, agree to be treated as the owner, for United States federal state and local income and franchise tax purposes, of that portion of the Treasury portfolio that is a part of Income PRIDES that you own. You will be required to include in income any amount earned on your pro rata share of the Treasury portfolio for all United States federal, state and local income and franchise tax purposes. You are urged to consult your tax advisor regarding the tax treatment of the acquisition, ownership and disposition of the Treasury portfolio.

Sale or disposition of FELINE PRIDES

    Upon a disposition of FELINE PRIDES, you will be treated as having sold, exchanged or disposed of the purchase contracts and preferred trust securities or Treasury security or applicable interest in the Treasury portfolio, as the case may be, that constitute the Income PRIDES or Growth PRIDES. You generally will have capital gain or loss equal to the difference between the portion of your proceeds allocable to the purchase contracts and the trust preferred securities or Treasury securities or applicable interest in the Treasury portfolio, as the case may be, and your respective tax basis in the purchase contracts and the preferred trust securities or Treasury securities or applicable interest in the Treasury portfolio. See "—Income PRIDES—Trust preferred securities—Sale, exchange or other disposition of preferred trust securities."

    If the disposition of a FELINE PRIDES occurs when the purchase contract has a negative value to you, you will be considered to have received additional consideration for the preferred trust security or Treasury security or applicable interest in the Treasury portfolio in an amount equal to such negative value and to have paid such amount to be released from your obligation under the purchase contract. You should consult your tax advisor regarding a disposition of FELINE PRIDES at a time when the purchase contract has a negative value.

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Information reporting and backup withholding

    Unless you are an exempt recipient such as a corporation, payments under the FELINE PRIDES, trust preferred securities, purchase contracts, Treasury securities or applicable interest in the Treasury portfolio or our common stock, the proceeds received with respect to a fractional share of our common stock upon the settlement of a purchase contract, and the proceeds received from the sale, exchange or other disposition of FELINE PRIDES, trust preferred securities, purchase contracts, Treasury securities or applicable interest in the Treasury portfolio or our common stock may be subject to information reporting and may be subject to United States federal backup withholding at the applicable rate if you fail to supply an accurate taxpayer identification number or otherwise fail to comply with applicable United States information reporting or certification requirements.

    Amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

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UNDERWRITING

    We intend to offer the Income PRIDES through the underwriters. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Lehman Brothers Inc. are acting as representatives of the underwriters named below. Subject to the terms and conditions in a purchase agreement among us, the trust and the underwriters, we and the trust have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from us, the number of Income PRIDES set forth opposite their names below.

Underwriter	Number of Income PRIDES
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,850,000
Banc of America Securities LLC	495,000
Goldman, Sachs & Co.	385,000
J.P. Morgan Securities Inc.	385,000
Lehman Brothers Inc.	385,000

Total	5,500,000

    The underwriters have agreed to purchase all of the Income PRIDES sold pursuant to the purchase agreement if any of the Income PRIDES are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.

    We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect to those liabilities. In addition, we have agreed to indemnify Lehman Brothers Inc. in its capacity as qualified independent underwriter against certain liabilities.

    The underwriters are offering the Income PRIDES, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Income PRIDES, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and discounts

    The underwriters have advised us and the trust that they propose initially to offer the Income PRIDES to the public at the public offering price on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $.90 per Income PRIDES. After the initial public offering, the public offering price, concession and discount may be changed.

    The expenses of the offering, not including the underwriting commission, are estimated to be $750,000 and are payable by us. The underwriters have agreed to reimburse us for a portion of these expenses. The trust will not pay any underwriting commission.

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    The following table shows the total public offering price, underwriting commission to be paid by us to the underwriters and proceeds before expenses to us. The information is presented assuming either no exercise or full exercise by the underwriters of the over-allotment option.

	Per Income PRIDES	Without Option	With Option
Public offering price	$50.00	$275,000,000	$316,250,000
Total commission	$1.50	$8,250,000	$9,487,500
Proceeds, before expenses, to Cinergy	$48.50	$266,750,000	$306,762,500

Over-allotment option

    We and the trust have granted an option to the underwriters to purchase up to an additional 825,000 Income PRIDES at the public offering price less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the purchase agreement, to purchase approximately the same percentage of additional Income PRIDES as the number set forth next to the underwriter's name in the preceding table bears to the total number of Income PRIDES set forth next to the names of all underwriters in the preceding table.

No sale of similar securities

    We have agreed, with some exceptions, not to directly or indirectly, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the underwriters, for a period of 90 days after the date of this prospectus supplement:

  •
  offer, pledge, sell or contract to sell any FELINE PRIDES, purchase contracts, common stock or any similar securities or any security convertible into such securities,

  •
  sell any option or contract to purchase any FELINE PRIDES, purchase contracts, common stock or any similar securities or any security convertible into such securities,

  •
  purchase any option or contract to sell any FELINE PRIDES, purchase contracts, common stock or any similar securities or any security convertible into such securities,

  •
  grant any option, right or warrant for the sale of any FELINE PRIDES, purchase contracts, common stock or any similar securities or any security convertible into such securities,

  •
  lend or otherwise dispose of or transfer any FELINE PRIDES, purchase contracts, common stock or any similar securities or any security convertible into such securities, or

  •
  enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of FELINE PRIDES, purchase contracts, common stock or any similar securities or any security convertible into such securities.

    This agreement does not apply to any (A) in connection with the offering and sale of any securities to the underwriters pursuant to the underwriting agreement and (B) (i) purchases, (ii) issuances or (iii) grants of options, rights or warrants, under our employee or director compensation and benefits plans or used for similar employee compensation or benefit purposes, or to any purchases and issuances under our direct stock purchase and dividend reinvestment plan. Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

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New York Stock Exchange listing

    The Income PRIDES are a new issue of securities with no established trading market. The Income PRIDES have been approved for listing on the NYSE, subject to official notice of issuance. We and the Trust have been advised by the underwriters that they intend to make a market in the securities, but they are not obligated to do so and may discontinue market-making at any time without notice. We can provide no assurance as to the liquidity of, or any trading market for, the securities.

    This prospectus supplement, as amended or supplemented, may be used by the remarketing agent for remarketing of the securities at such time as is necessary or upon early settlement of the stock purchase contracts.

Price stabilization and short positions

    Until the distribution of the Income PRIDES offered hereby is completed, SEC rules may limit the underwriters and selling group members from bidding for or purchasing the Income PRIDES or shares of our common stock. However, the representatives may engage in transactions that stabilize the price of the Income PRIDES or our common stock, such as bids or purchases that peg, fix or maintain the price of the Income PRIDES or our common stock.

    In connection with the offering, the representatives may make short sales of our Income PRIDES. Short sales involve the sale by the underwriters, at the time of the offering, of a greater number of Income PRIDES than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the over-allotment option. The underwriters may close out any covered short position by either exercising the over-allotment option or purchasing Income PRIDES in the open market. In determining the source of Income PRIDES to close out the covered short position, the representatives will consider, among other things, the price of Income PRIDES available for purchase in the open market as compared to the price at which they may purchase the Income PRIDES through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The representatives must close out any naked short position by purchasing Income PRIDES in the open market. A naked short position is more likely to be created if the representatives are concerned that there may be downward pressure on the price of the Income PRIDES or our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, purchases by the representatives to cover syndicate short positions may have the effect of raising or maintaining the market price of the Income PRIDES and our common stock or preventing or retarding a decline in the market price of the Income PRIDES and our common stock. As a result, the prices of the Income PRIDES and our common stock may be higher than they would otherwise be in the absence of these transactions.

    Neither we, the Trust nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Income PRIDES or our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic prospectus

    A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters participating in this offering. The representatives may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations. Merrill Lynch will be facilitating distribution for this offering to certain of their internet subscription customers. Merrill Lynch intends to allocate a limited number of shares for sale to their online brokerage customers. An electronic preliminary prospectus supplement is available

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on the internet website maintained by Merrill Lynch. Other than the preliminary prospectus supplement in electronic format, the information on the Merrill Lynch website is not intended to be part of this prospectus supplement, as amended or supplemented.

Other relationships

    In the ordinary course of business, certain of the underwriters and their affiliates have provided financial advisory, investment banking and general financing and banking services to us and certain of our affiliates for customary fees. Merrill Lynch & Co., JPMorgan Chase Bank, an affiliate of J.P. Morgan Securities Inc., and Bank of America N.A., an affiliate of Banc of America Securities LLC, are participants in various of our short-term debt facilities. These facilities have been used for general corporate purposes including capital expenditures related to construction projects, environmental compliance initiatives and the acquisition of certain generating assets. We may use a portion of the net proceeds to repay pro rata portions of revolving credit facilities in which certain of these underwriters and their affiliates are participants.

    Because more than ten percent of the net proceeds of the offering, not including underwriting compensation, may be paid to members or affiliates of members of the National Association of Securities Dealers, Inc. ("NASD") participating in the offering, the offering will be conducted in accordance with NASD Conduct Rule 2710(c)(8). This rule requires that the price at which an equity issue or the yield at which a debt issue is to be sold to the public is established at a price no higher or a yield no lower than that recommended by a qualified independent underwriter which has participated in the preparation of the registration statement and performed its usual standard of due diligence with respect to the registration statement. In accordance with this requirement, Lehman Brothers Inc. has agreed to act as qualified independent underwriter for the offering and has performed due diligence investigations and reviewed and participated in the preparation of the registration statement and prospectus supplement.

    Merrill Lynch & Co. and the other underwriters have agreed to indemnify Lehman Brothers Inc. in its capacity as qualified independent underwriter against any losses, claims, damages or liabilities, joint or several, to which Lehman Brothers Inc. may become subject, under the Securities Act of 1933 or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon Lehman Brothers Inc. acting (or alleged failing to act) as such "qualified independent underwriter", and to contribute to payments that Lehman Brothers Inc., in its capacity as qualified independent underwriter, may be required to make in respect of any of these liabilities.

LEGAL MATTERS

    Certain legal matters with respect to the offering of the securities will be passed on for us by Davis Polk & Wardwell, and for the underwriters by Shearman & Sterling. Several matters of Delaware law with respect to the validity of the preferred trust securities offered hereby will be passed upon for us and for the trust by Richards, Layton & Finger, Wilmington, Delaware.

INDEPENDENT PUBLIC ACCOUNTS

    Cinergy Corp.'s financial statements and schedules incorporated by reference in this prospectus, to the extent and for the periods indicated, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated by reference in reliance upon the authority of such firm as experts in accounting and auditing in giving said report.

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PROSPECTUS

Cinergy Corp.
CC Funding Trust I

By this prospectus, we offer up to

$800,000,000

of

Cinergy Corp.
Common Stock, Preferred Stock,
Stock Purchase Contracts, Stock Purchase Units and
Debt Securities

and

CC Funding Trust I
Preferred Trust Securities
Guaranteed as described in this prospectus
by Cinergy Corp.

    We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.

    The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 6, 2001.

    This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we and CC Funding Trust I filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we and the trust may, from time to time, sell the securities described in this prospectus or combinations thereof in one or more offerings with a maximum aggregate offering price of up to $800,000,000. This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under "Where You Can Find More Information."

    In this prospectus, unless the context indicates otherwise, the words "Cinergy," "the company," "we," "our," "ours" and "us" refer to Cinergy Corp. and its consolidated subsidiaries. "Trust" refers to CC Funding Trust I.

    We may use this prospectus to offer from time to time:

  •
  shares of our common stock, par value $0.01 per share;

  •
  contracts to purchase shares of our common stock;

  •
  shares of our preferred stock, without prior value, which may be convertible into our common stock;

  •
  stock purchase units, consisting of (1) a stock purchase contract and (2) our debt securities, the trust's preferred securities or debt obligations of third parties, including United States Treasury securities that are pledged to secure the stock purchase unit holders' obligations to purchase our common stock under the stock purchase contracts;

  •
  our unsecured and unsubordinated debt securities, which in this prospectus we refer to as the senior debt securities, which may be convertible into our common stock; and

  •
  our unsecured subordinated debt securities, which in this prospectus we refer to as the junior subordinated debt securities, which may be convertible into our common stock. In this prospectus, we refer to the senior debt securities together with the junior subordinated debt securities as the debt securities.

    The trust may also use this prospectus to offer from time to time the trust's preferred securities, which we refer to in this prospectus as the preferred trust securities. We will guarantee the trust's obligations under the preferred trust securities as described below under "Description of the Preferred Securities Guarantee."

    We sometimes refer to our common stock, preferred stock, stock purchase contracts, stock purchase units, the debt securities, the preferred trust securities and the preferred securities guarantee collectively as the securities.

    For more detailed information about the securities, you can also read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document that we file at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. You may also read our filings at the regional offices of the Commission located at Citicorp, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279 or over the Internet at the Commission's home page at http:/ /www.sec.gov. Our common stock is listed on the New York Stock Exchange under the ticker symbol "CIN". You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    This prospectus is part of a registration statement on Form S-3 filed with the Commission under the Securities Act of 1933. It does not contain all of the information that is important to you. You should read the registration statement for further information with respect to Cinergy and the securities. Statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the Commission highlights selected information, and in each instance reference is made to the copy of the document filed.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    Our Annual Report on Form 10-K for the year ended December 31, 2000, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, and our Form 8-A filed October 16, 2000 filed pursuant to the Securities Exchange Act of 1934, are incorporated into this prospectus by reference.

    We also incorporate by reference any filings made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and until we sell all of the debt securities. You may request a copy of these filings at no cost, by writing or telephoning the office of Wendy L. Aumiller, Acting Treasurer, Cinergy Corp., 139 East Fourth Street, Cincinnati, Ohio 45202, telephone number (513) 287-1099.

THE COMPANY

    Cinergy Corp., a Delaware corporation created in October 1994, owns all outstanding common stock of The Cincinnati Gas & Electric Company (CG&E) and PSI Energy, Inc. (PSI), both of which are public utility subsidiaries. As a result of this ownership, we are considered a utility holding company. Because we are a holding company whose utility subsidiaries operate in multiple states, we are registered with and are subject to regulation by the SEC under the Public Utility Holding Company Act of 1935, as amended (PUHCA).   Our other principal subsidiaries are:

  •
  Cinergy Investments, Inc. (Investments);

  •
  Cinergy Global Resources, Inc. (Global Resources);

  •
  Cinergy Technologies, Inc. (Technologies);

  •
  Cinergy Services, Inc. (Services); and

  •
  Cinergy Wholesale Energy, Inc. (CWE).

    CG&E, an Ohio corporation, is a combination electric and gas public utility company that provides service in the southwestern portion of Ohio and, through its subsidiaries, in nearby areas of Kentucky and Indiana. It has three wholly-owned utility subsidiaries and two wholly-owned non-utility subsidiaries. CG&E's principal utility subsidiary, The Union Light, Heat and Power Company (ULH&P), is a Kentucky corporation that provides electric and gas service in northern Kentucky. CG&E's other subsidiaries are insignificant to its results of operations.

    PSI, an Indiana corporation, is an electric utility that provides service in north central, central, and southern Indiana. The following table presents further information related to the operations of our domestic utility companies (our operating companies):

	Principal Line(s) of Business		Major Cities Served	Approximate Population Served
CG&E and subsidiaries	•	Generation, transmission, distribution, and sale of electricity	Cincinnati, OH Middletown, OH Covington, KY	2,017,000
	•	Sale and/or transportation of natural gas	Florence, KY Newport, KY Lawrenceburg, IN
PSI	•	Generation, transmission, distribution, and sale of electricity	Bloomington, IN Columbus, IN Kokomo, IN Lafayette, IN New Albany, IN Terre Haute, IN	2,202,000

    Investments holds most of our domestic non-regulated, energy-related businesses and investments. Global Resources holds our international businesses and investments and directs our renewable energy investing activities (for example, wind farms). Technologies primarily holds our portfolio of technology-related investments. Services is a service company that provides our regulated and non-regulated subsidiaries with a variety of centralized administrative, management, and support services. CWE was formed in November 2000 to act as a holding company for Cinergy's energy commodity businesses, including production, as the generation assets eventually become unbundled from the utility subsidiaries.

    We currently have over 8,300 employees. Our principal executive offices are located at 139 East Fourth Street, Cincinnati, Ohio 45202; our telephone number is (513) 287-1099.

THE TRUST

    The trust is a statutory business trust created under the Delaware Business Trust Act pursuant to an amended and restated declaration of trust, among Cinergy Corp., The Bank of New York, as the property trustee, The Bank of New York (Delaware), as Delaware trustee and three employees of Cinergy Corp. as administrative trustees. In this prospectus, we refer to this declaration as the trust agreement. The trust exists only to issue and sell its preferred trust securities and common trust securities, to acquire and hold the debt securities as trust assets and to engage in activities incidental to the foregoing. All of the common trust securities will be owned by Cinergy Corp. The common trust securities will represent at least 3% of the total capital of the trust. Payments will be made on the common trust securities pro rata with the preferred trust securities, except that the common trust securities' right to payment will be subordinated to the rights of the preferred trust securities if there is a default under the trust agreement resulting from an event of default under the indenture.

    The trust's business and affairs will be conducted by its administrative trustees, as set forth in the trust agreement. The office of the Delaware trustee in the State of Delaware is 700 White Clay Center, Route 273, Newark, Delaware 19711. The trust's offices are located at 139 East Fourth Street, Cincinnati, Ohio 45202; our telephone number is (513) 287-1099.

USE OF PROCEEDS

    Unless otherwise set forth in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes including repayment of debt and construction costs. The trust will use all of the proceeds received from the sale of the preferred trust securities and common trust securities to purchase our debt securities.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

    Set forth below is the ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for the nine months ended September 30, 2001 and for each year in the five year period ended December 31, 2000.

		Year Ended December 31,
	Nine Months Ended September 30, 2001
		2000	1999	1998	1997	1996
Ratio of Earnings to Fixed Charges	3.33	3.66	3.44	2.47	3.33	3.41
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	3.27	3.56	3.33	2.38	3.09	2.95

    For the purpose of computing the ratio of earnings to fixed charges, earnings consist of pretax income from continuing operations plus fixed charges. Fixed charges consist of:

  •
  interest expense;

  •
  amortized premiums, discounts and capitalized expenses related to indebtedness; and

  •
  an estimate of the interest within rental expense.

DIVIDENDS AND PRICE RANGE OF COMMON STOCK

    Cinergy Corp.'s common stock is listed on the New York Stock Exchange. The high and low stock prices for each quarter for the past two years and nine months are indicated below:

	High	Low
2001
First Quarter	$35.15	$29.63
Second Quarter	35.41	32.20
Third Quarter	34.98	29.05
Fourth Quarter (through November 27, 2001)	32.10	30.18
2000
First Quarter	$25.88	$20.00
Second Quarter	28.13	21.19
Third Quarter	33.25	25.56
Fourth Quarter	35.25	28.50
1999
First Quarter	$34.88	$27.38
Second Quarter	34.63	27.44
Third Quarter	33.00	27.31
Fourth Quarter	29.63	23.44

    As of October 22, 2001, the most recent dividend record date, we had 58,970 common stockholders of record. Cinergy Corp. declared dividends on common stock of $.45 per share for each quarter of 1999, 2000 and 2001.

CONSOLIDATED CAPITALIZATION

    The table below shows our capitalization on a consolidated basis as of September 30, 2001.

	Outstanding September 30, 2001
	Amount	% of Capitalization
Total Debt	$5,030,026	63%
Cumulative Preferred Stock of Subsidiaries	62,833	1
Common Stock Equity
Common Stock—$.01 par value; authorized shares—600,000,000; outstanding shares—159,099,158 at September 30, 2001	1,591
Paid-in capital	1,625,343
Retained earnings	1,297,648
Accumulated other comprehensive income (loss)	(14,543)

Total Common Stock Equity	2,910,039	36

Total Capitalization	$8,002,898	100%

SELECTED CONSOLIDATED INCOME INFORMATION

    The following tables show selected financial information of Cinergy. This information is derived from our historical results. See "Where You Can Find More Information." All amounts are in thousands except per share amounts.

		Year Ended December 31,
	Nine Months Ended September 30, 2001
		2000	1999(1)	1998(2)
Operating Revenues	$10,672,235	$8,421,964	$5,937,888	$5,911,291
Depreciation and Amortization	277,876	373,965	353,820	326,492
Operating Income	702,367	861,628	693,223	585,064
Interest	200,379	224,459	234,778	243,587
Income Taxes	178,073	251,557	208,671	117,187
Preferred Dividend Requirement of Subsidiaries	2,575	4,585	5,457	6,517
Net Income	331,685	399,466	403,641	260,968
Average Common Shares Outstanding	159,049	158,938	158,863	158,238
Earnings Per Common Share Net Income	$2.08	$2.51	$2.54	$1.65
Earnings per Common Share—
Assuming Dilution Net Income	$2.06	$2.50	$2.53	$1.65

(1)
In the third quarter of 1999, we realized a net contribution to earnings of approximately $0.43 per share (basic and diluted) when we sold our 50% ownership interest in Midlands Electricity plc.

    In the third quarter of 1999, extreme weather conditions resulted in a reduction in net income of $57.0 million ($16 million for CG&E, $41 million for PSI) after tax or $0.36 per share (basic and diluted).

(2)
The period reflects charges against income relating to (a) a one-time charge of $80.0 million (before taxes) for the implementation of a 1989 settlement of a dispute with the Wabash Valley Power Association, Inc. that resulted from the cancellation of the Marble Hill nuclear power station in 1984 and (b) the recording of $135.0 million (before taxes) of unrealized losses related to energy marketing and trading operations.

ACCOUNTING TREATMENT RELATING TO PREFERRED TRUST SECURITIES

    The financial statements of the trust will be consolidated with our financial statements, with the preferred trust securities shown on our consolidated financial statements as our obligated mandatorily redeemable securities of a subsidiary trust holding solely parent company debentures. Our financial statements will include a footnote that discloses, among other things, that the assets of the trust consist of our debt securities and will specify the designation, principal amount, interest rate and maturity date of the debt securities.

DESCRIPTION OF THE DEBT SECURITIES

    We may issue directly to the public, to the trust or as part of a stock purchase unit from time to time one or more series of the senior debt securities or the junior subordinated debt securities under an indenture dated September 12, 2001 between us and Fifth Third Bank, as indenture trustee. We will provide information about these debt securities in a prospectus supplement. We will issue only one series of debt securities to the trust.

    We have summarized certain terms and provisions of the indenture. The summary is not complete. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part.

You should read the indenture for the provisions which may be important to you. Terms used in this summary have the meanings specified in the indenture. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

General

    The indenture allows us to issue debt securities in an unlimited amount from time to time.

    The debt securities will be unsecured obligations of Cinergy Corp. In this section, unless the context requires, the words "Cinergy," the "company," "we," "our," "ours," and "us" refer to Cinergy Corp. and not its consolidated subsidiaries.

    The relevant prospectus supplement will describe the terms of any debt securities being offered, including:

  •
  the title of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which the principal of any of the debt securities will be payable;

  •
  the rate or rates at which any of the debt securities will bear interest, if any;

  •
  the date from which interest, if any, on the debt securities will accrue, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence, and the record dates for any interest payments;

  •
  the right, if any, to extend interest payment periods and the duration of any extension;

  •
  any redemption, repayment or sinking fund provisions;

  •
  the place or places where the principal of and any premium and interest on any of the debt securities will be payable;

  •
  the denominations in which such debt securities will be issuable;

  •
  the index, if any, with reference to which the amount of principal of or any premium or interest on the debt securities will be determined;

  •
  any addition to or change in the events of default applicable to any of the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

  •
  any addition to or change in the covenants in the indenture;

  •
  whether such debt securities are convertible into other securities and the terms thereof;

  •
  the applicability of or any change in the subordination provisions of the indenture for a series of debt securities; and

  •
  any other terms of the debt securities not inconsistent with the provisions of the indenture.

Structural Subordination

    Cinergy Corp. is a holding company. As a consequence, the debt securities will be structurally subordinate to all secured and unsecured debt of Cinergy's operating subsidiaries.

Subsequent Distribution of Trust Securities

    If we issue debt securities to the trust in connection with the issuance of preferred trust securities and common trust securities by the trust, those debt securities subsequently may be distributed to the holders of the preferred trust securities and common trust securities either:

  •
  upon the dissolution of the trust, or

  •
  upon the occurrence of events that we will describe in the prospectus supplement.

Subordination of Certain Debt Securities

    The indenture provides that one or more series of debt securities may be subordinate and subject in right of payment to the prior payment in full of all senior debt of the company.

    No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the junior subordinated debt securities may be made if any senior debt is not paid when due, any default has not been cured or waived, or if the maturity of any senior debt has been accelerated because of a default. Upon any distribution of assets of the company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all senior debt must be paid in full before the holders of the junior subordinated debt securities are entitled to receive or retain any payment. The rights of the holders of the junior subordinated debt securities will be subrogated to the rights of the holders of senior debt to receive payments or distributions applicable to senior debt.

    In this prospectus, we use the term senior debt to mean the principal of, premium, if any, interest on and any other payment due pursuant to any of the following, whether outstanding at the date of execution of the indenture or thereafter incurred, created or assumed:

(1)
all indebtedness of the company evidenced by notes, debentures, bonds, or other securities sold by the company for money, excluding junior subordinated debt securities, but including all first mortgage bonds of the company outstanding from time to time;

(2)
all indebtedness of others of the kinds described in the preceding clause (1) assumed by or guaranteed in any manner by the company; and

(3)
all renewals, extensions, or refundings of indebtedness of the kinds described in any of the preceding clauses (1) and (2);

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the junior subordinated debt securities.

    The indenture does not limit the aggregate amount of senior debt that the company may issue.

Exchange, Register and Transfer

    The debt securities of each series will be issuable only in fully registered form without coupons.

    The debt securities may be presented for exchange, registered and transferred in the manner, at the places and subject to the restrictions set forth in the debt securities and the relevant prospectus supplement. Subject to the limitations noted in the indenture, you will not have to pay for such services, except for any taxes or other governmental charges associated with such services.

Global Securities

    We may issue registered debt securities of a series in the form of one or more fully registered global debt securities, each of which we refer to in this prospectus as a registered global security, that we will deposit with a depositary (or with a nominee of a depositary) identified in the prospectus supplement relating to such series and registered in the name of the depositary (or a nominee). In such a case, we will issue one or more registered global securities. The face of such registered global securities, will set forth the aggregate principal amount of the series of debt securities that such global registered securities represent. The depositary (or its nominee) will not transfer any registered global security unless and until it is exchanged in whole or in part for debt securities in definitive registered form, except that:

  •
  the depositary may transfer the whole registered global security to a nominee;

  •
  the depositary's nominee may transfer the whole registered global security to the depositary;

  •
  the depositary's nominee may transfer the whole registered global security to another of the depositary's nominees; and

  •
  the depositary (or its nominee) may transfer the whole registered global security to its (or its nominee's) successor.

  Depositary Arrangements

    We will describe the specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a registered global security in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

    Generally, ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, which persons are referred to in this prospectus as participants, or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by such registered global security that are beneficially owned by such participants.

    Any dealers, underwriters or agents participating in the distribution of such debt securities will designate the accounts to credit. For participants, the depositary will maintain the only record of their ownership of a beneficial interest in the registered global security and they will only be able to transfer such interests through the depositary's records. For people who hold through a participant, the relevant participant will maintain such records for beneficial ownership and transfer. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

    So long as the depositary (or its nominee) is the record owner of a registered global security, such depositary (or its nominee) will be considered the sole owner or holder of the debt securities represented by such registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities represented by such registered global security registered in their names, and will not receive or be entitled to receive physical delivery of such debt securities in definitive form and will not be considered the owners or holders under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if any owner of a beneficial interest in a registered global security desires to give or take any action allowed under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

  Interest and Premium

    Payments of principal, premium, if any, and any interest on debt securities represented by a registered global security registered in the name of a depositary (or its nominee) will be made to the depositary (or its nominee) as the registered owner of such registered global security. We and our agents will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any registered global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, and neither will the trustee and its agents.

    We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium, if any, or any interest in respect of such registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in such registered global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

  Withdrawal of Depositary

    If the depositary for any debt securities represented by a registered global security notifies us that it is unwilling or unable to continue as depositary or ceases to be eligible under applicable law, and a successor depositary is not appointed within 90 days, debt securities in definitive form will be issued in exchange for the relevant registered global security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, debt securities of such series in definitive form will be issued in exchange for all of the registered global security or registered global securities representing such debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names that the depositary gives to the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

Payment and Paying Agents

    Unless the applicable prospectus supplement indicates otherwise, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest payment.

    Unless the applicable prospectus supplement indicates otherwise, principal of and any premium and interest on the debt securities will be payable at the office of the paying agent designated by us. However, we may elect to pay interest by check mailed to the address of the person entitled to such payment at the address appearing in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee in the City of Cincinnati will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

    All moneys paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of 18 months after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment.

Consolidation, Merger, and Sale of Assets

    The indenture does not contain any provision that restricts our ability to merge or consolidate with or into any other corporation, sell or convey all or substantially all of our assets to any person, firm or corporation or otherwise engage in restructuring transactions, provided that the successor corporation assumes due and punctual payment of principal or premium, if any, and interest on the debt securities.

Events of Default

    Each of the following is defined as an event of default under the indenture with respect to debt securities of any series:

  •
  failure to pay principal of or any premium on any debt security of that series when due;

  •
  failure to pay any interest on any debt security of that series when due, continued for 30 days;

  •
  failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

  •
  failure to perform any other of our covenants in the indenture (other than a covenant included in the indenture solely for the benefit of a series other than that series), continued for 90 days after written notice has been given by the trustee, or the holders of at least 35% in principal amount of the outstanding debt securities of that series, as provided in the indenture; and

  •
  certain events of bankruptcy, insolvency or reorganization.

    If an event of default (other than a bankruptcy, insolvency or reorganization event of default) with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of at least 35% in aggregate principal amount of the outstanding debt securities of that series by notice as provided in the indenture may declare the principal amount of the debt securities of that series to be due and payable immediately. If a bankruptcy, insolvency or reorganization event of default with respect to the debt securities of any series at the time outstanding shall occur, the principal amount of all the debt securities of that series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. For information as to waiver of defaults, see "Modification and Waiver."

    Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonably satisfactory indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

    No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

  •
  such holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

  •
  the holders of at least 35% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonably satisfactory indemnity, to the trustee to institute such proceeding as trustee; and

  •
  the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

    We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults.

Modification and Waiver

    Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

  •
  reduce the principal amount of, or any premium or interest on, any debt security;

  •
  reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

  •
  change the place or currency of payment of principal of, or any premium or interest on, any debt security;

  •
  affect the applicability of the subordination provisions to any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture, reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults or modify such provisions with respect to modification and waiver.

    The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series affected.

    Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, such action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, such action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other shorter period as we may specify (or the trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Defeasance and Covenant Defeasance

    Under the indenture, we may elect to have the provisions of the indenture relating to defeasance and discharge of indebtedness or the provisions relating to defeasance of certain restrictive covenants applied with respect to the debt securities of any series.

  Defeasance and Discharge.

    If we elect to have the provisions of the indenture relating to defeasance and discharge of indebtedness applied to any debt securities, we will be discharged from all our obligations with respect to such debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. Such defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance, and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

  Defeasance of Certain Covenants.

    If we elect to have the provisions of the indenture relating to defeasance of certain covenants applied to any debt securities, we may omit to comply with certain restrictive covenants that may be described in the applicable prospectus supplement, and the occurrence of certain events of default, which are described above (with respect to such restrictive covenants) under "events of default" and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an event of default, in each case with respect to such debt securities. In order to exercise such option, we will be required to deposit, in trust for the benefit of the holders of such debt securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event that we were to exercise this option with respect to any debt securities and such debt securities subsequently were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. Government Obligations deposited in trust would be sufficient to pay amounts due on the debt securities at the time of their respective stated maturities but might not be sufficient to pay the amounts due upon acceleration resulting from the event of default. In such case, we would remain liable for such payments.

Title

    Cinergy and the trustee, and any agent of Cinergy or the trustee may treat the person in whose name a debt security is registered as the absolute owner thereof (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

    The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

    Fifth Third Bank will be the trustee under the indenture. Fifth Third Bank acts as trustee for our other unsecured debt securities and the unsecured debt securities of our subsidiaries, including CG&E, PSI, ULH&P and Global Resources. Fifth Third Bank also acts as the trustee for certain pollution control revenue bonds of PSI and CG&E, and acts as registrar for our common stock and for the preferred stock of PSI and CG&E. Fifth Third Bank makes loans to, acts as depositary for, and, in the normal course of business, also performs other services for PSI, CG&E and ULH&P.

DESCRIPTION OF THE PREFERRED TRUST SECURITIES

    The trust may issue preferred trust securities and common trust securities under the trust agreement, which we refer to in this prospectus as the trust securities. These trust securities will represent undivided beneficial interests in the assets of the trust. Selected provisions of the trust agreement are summarized below. This summary is not complete. The form of trust agreement was filed with the SEC and you should read the trust agreement for provisions that may be important to you. The trust agreement will be qualified as an indenture under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the preferred trust securities. Wherever particular defined terms of the trust agreement are referred to, such defined terms are incorporated into this prospectus by reference.

General

    The trust agreement authorizes the trust to issue the preferred trust securities and the common trust securities. The preferred trust securities and the common trust securities represent undivided beneficial interests in the assets of the trust. We will own all of the issued and outstanding common trust securities of the trust, with an aggregate stated liquidation amount equal to at least 3% of the total capital of the trust. We may transfer the common trust securities only to an affiliate that is a U.S. person for U.S. federal income tax purposes. When the trust issues its preferred trust securities, you and the other holders of the preferred trust securities will own all of the issued and outstanding preferred trust securities of the trust. The preferred trust securities will be substantially identical to the common trust securities and will rank equally with the common trust securities, except that:

  •
  if a trust enforcement event under the trust agreement occurs and is continuing, the holders of preferred trust securities will have the right to receive payments before the holders of the common trust securities receive payments; and

  •
  the holders of common trust securities have the exclusive right to appoint, remove or replace the trustees and to increase or decrease the number of trustees.

    The trust will exist primarily for the purposes of:

  •
  issuing its preferred trust securities and common trust securities;

  •
  investing the proceeds from the sale of its trust securities in our debt securities; and

  •
  engaging in only such other activities as are necessary or incidental to issuing its trust securities and purchasing and holding our debt securities.

    The rights of the holders of the preferred trust securities, including economic rights, rights to information and voting rights, will be contained in and governed by the trust agreement, the Delaware Business Trust Act and the Trust Indenture Act of 1939, as amended.

    We will fully and unconditionally guarantee payments due on the preferred trust securities through a combination of the following:

  •
  the rights of holders of preferred trust securities to enforce those obligations;

  •
  our agreement to pay the expenses of the trust; and

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  our guarantee of payments due on the preferred trust securities to the extent of the trust's assets (which guarantee we refer to in this prospectus as the preferred securities guarantee).

    The property trustee will hold legal title to the debt securities in trust for the benefit of holders of the preferred trust securities and common trust securities.

    A prospectus supplement relating to the preferred trust securities will include specific terms of those securities and of the debt securities. For a description of some specific terms that will affect both the preferred trust securities and the debt securities and your rights under each, see "Description of the Debt Securities" above.

Distributions

    The only income of the trust available for distribution to the holders of preferred trust securities will be payments on the debt securities. If we fail to make interest payments on the debt securities, the trust will not have funds available to pay distributions on preferred trust securities. The payment of distributions, if and to the extent the trust has sufficient funds available for the payment of such distributions, is guaranteed on a limited basis by us as described under "Description of the Preferred Securities Guarantee."

    If stated in the applicable prospectus supplement, so long as no "event of default" under the indenture has occurred and is continuing, we may extend the interest payment period from time to time on the debt securities for one or more periods. As a consequence, distributions on preferred trust securities would be deferred during any such period. Interest would, however, continue to accrue. During any extended interest period, or for so long as an "event of default" under the indenture or any payment default under the preferred securities guarantee has occurred and is continuing, we may not:

  •
  declare or pay any dividend or distribution on our capital stock;

  •
  redeem, purchase, acquire or make a liquidation payment with respect to any of our capital stock; or

  •
  pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the debt securities; or make any guarantee payments with respect to any guarantee by us of the debt of any our subsidiaries if such guarantee ranks equally with a junior interest to the debt securities.

    However, even during such circumstances, we may:

  •
  purchase or acquire our capital stock in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any such event requiring us to purchase our capital stock;

  •
  reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock;

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  purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

  •
  declare dividends or distributions in our capital stock;

  •
  redeem or repurchase any rights pursuant to a rights agreement; and

  •
  make payments under the preferred securities guarantee related to the preferred trust securities.

    Before an extension period ends, we may further extend the interest payment period. No extension period as further extended may exceed 20 consecutive quarters. After any extension period and the payment of all amounts then due, we may select a new extended interest payment period. No interest period may be extended beyond the maturity of the debt securities.

Redemption

    Whenever debt securities are repaid, whether at maturity or earlier redemption, the property trustee will apply the proceeds to redeem a like amount of preferred trust securities and common trust securities.

    Preferred trust securities will be redeemed at the redemption price plus accrued and unpaid distributions with the proceeds from the contemporaneous redemption of debt securities. Redemptions of the preferred trust securities will be made on a redemption date only if the trust has funds available for the payment of the redemption price plus accrued and unpaid distributions. Holders of preferred trust securities will be given not less than 30 nor more than 60 days' notice of any redemption. On or before the redemption date, the trust will irrevocably deposit with the paying agent for preferred trust securities sufficient funds and will give the paying agent irrevocable instructions and authority to pay the redemption price plus accrued and unpaid distributions to the holders upon surrender of their preferred trust securities. Distributions payable on or before a redemption date will be payable to the holders on the record date for the distribution payment. If notice is given and funds are deposited as required, then on the redemption date all rights of holders of the preferred trust securities called for redemption will cease, except the right of the holders to receive the redemption price plus accrued and unpaid distributions, and the preferred trust securities will cease to be outstanding. No interest will accrue on amounts payable on the redemption date. In the event that any date fixed for redemption of preferred trust securities is not a business day, then payment will be made on the next business day, except that, if such business day falls in the next calendar year, then payment will be made on the immediately preceding business day. No interest will be payable because of any such delay. If payment of preferred trust securities called for redemption is improperly withheld or refused and not paid either by the trust or by us pursuant to the preferred securities guarantee, distributions on such preferred trust securities will continue to accrue to the date of payment. The actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price plus accrued and unpaid distributions.

    Subject to applicable law, including United States federal securities law, we or our affiliates may at any time and from time to time purchase outstanding preferred trust securities by tender, in the open market or by private agreement.

    If preferred trust securities are partially redeemed on a redemption date, a corresponding percentage of the common trust securities will be redeemed. The particular preferred trust securities to be redeemed will be selected not more than 60 days prior to the redemption date by the property trustee by such method as the property trustee shall deem fair, taking into account the denominations in which they were issued. The property trustee will promptly notify the preferred trust security registrar in writing of the preferred trust securities selected for redemption and, where applicable, the partial amount to be redeemed.

Subordination of Common Trust Securities; Trust Enforcement Event

    Payment of distributions on, and the redemption price, plus accrued and unpaid distributions, of, the preferred trust securities and common trust securities shall be made pro rata based on the liquidation preference amount of such securities. However, if on any distribution payment date or redemption date an event of default under the indenture has occurred and is continuing, which is also a "trust enforcement event" under the trust agreement, no payment on any common trust security shall be made until all payments due on the preferred trust securities have been made. In that case, funds available to the property trustee shall first be applied to the payment in full of all distributions on, or the redemption price plus accrued and unpaid distributions of, preferred trust securities then due and payable.

    If a trust enforcement event has occurred and is continuing, the holder of common trust securities cannot take action with respect to the trust agreement default until the effect of all defaults with respect to preferred trust securities has been cured, waived or otherwise eliminated. Until the trust enforcement event has been cured, waived or otherwise eliminated, the property trustee shall, to the fullest extent permitted by law, act solely on behalf of the holders of preferred trust securities and not the holders of the common trust securities, and only holders of preferred trust securities will have the right to direct the property trustee to act on their behalf.

    The property trustee will transmit by mail, first class postage prepaid, notice of each trust enforcement event to the holders of the trust securities within 90 days of the occurrence of such trust enforcement event, unless the property trustee in good faith determines that the withholding of such notice is in the holders' interests. We and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the trust agreement as well as any reports that may be required to be filed under the Trust Indenture Act. See "Relationship Among the Preferred Trust Securities, the Debt Securities and the Preferred Securities Guarantee—Enforcement Rights of Holders of Preferred Trust Securities" for more information on the enforcement rights of holder of preferred trust securities when a trust enforcement event has occurred.

Liquidation Distribution Upon Dissolution

    Unless otherwise specified in the applicable prospectus supplement, the trust shall dissolve and be liquidated by the property trustee on the first to occur of:

  •
  the expiration of the term of the trust;

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  our bankruptcy, dissolution or liquidation;

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  the redemption of all of the preferred trust securities;

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  the entry of an order for dissolution of the trust by a court of competent jurisdiction;

  •
  the direction of the property trustee after certain tax events pursuant to which all the debt securities have been distributed in exchange for the trust securities; and

  •
  our election at any time pursuant to which all the debt securities are to be distributed in exchange for the trust securities.

    If a dissolution of the trust occurs, the trust will be liquidated by the property trustee as expeditiously as the property trustee determines to be appropriate. If a dissolution of the trust occurs other than by redemption of all the preferred trust securities, the property trustee will provide for the satisfaction of liabilities of creditors, if any, and distribute to each holder of the preferred trust securities and common trust securities a proportionate amount of debt securities. If a distribution of debt securities is determined by the property trustee not to be practical, holders will be entitled to receive, out of the assets of the trust after adequate provision for the satisfaction of liabilities of creditors, if any, an amount equal to the aggregate liquidation preference of the preferred trust securities plus accrued and unpaid distributions thereon to the date of payment. If this liquidation distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable by the trust on the preferred trust securities shall be paid on a pro rata basis. We, as holder of the common trust securities, will be entitled to receive distributions upon any dissolution pro rata with the holders of the preferred trust securities, except that if an event of default (or event that, with the lapse of time or giving of notice, would become such an event of default) has occurred and is continuing under the indenture, the preferred trust securities will have a preference over the common trust securities.

    After the date fixed for any distribution of debt securities:

  •
  the preferred trust securities will no longer be deemed to be outstanding, and

  •
  any certificates representing the preferred trust securities will be deemed to represent debt securities in a principal amount equal to the liquidation amount of the preferred trust securities, bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the preferred trust securities, until such certificates are presented to the administrative trustees or their agent for transfer or reissuance.

    There can be no assurance as to the market prices for the debt securities that may be distributed in exchange for preferred trust securities upon dissolution or liquidation of the trust. Accordingly, the debt securities that such investor may receive upon dissolution or liquidation of the trust may trade at a discount to the price that such investor paid to purchase the preferred trust securities offered hereby.

    Any notice of the distribution of debt securities in exchange for preferred trust securities will be mailed to each holder of preferred trust securities being so exchanged at least 30 days but not more than 60 days before the applicable exchange date, at such holder's registered address.

Certain Covenants of Cinergy Corp.

    As long as preferred trust securities are outstanding, we will agree that we will:

  •
  remain the sole direct or indirect owner of all the outstanding common trust securities, except as permitted by the trust agreement;

  •
  permit the common trust securities to be transferred only as permitted by the trust agreement; and

  •
  use reasonable efforts to cause the trust to continue to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of debt securities to the holders of preferred trust securities as provided in the trust agreement, in which case the trust would be dissolved.

Removal of Trustees

    Unless a trust enforcement event has occurred and is continuing, the holder of the common trust securities may remove any trustee under the trust agreement at any time. If a trust enforcement event has occurred and is continuing, the holders of a majority of the total liquidation preference amount of the outstanding preferred trust securities may remove the property trustee or the Delaware trustee, or both of them. The holder of the common trust securities may remove any administrative trustee at any time. Any resignation or removal of a trustee under the trust agreement will take effect only on the acceptance of appointment by the successor trustee.

    Holders of preferred trust securities will have no right to appoint or remove the administrative trustees of the trust, who may be appointed, removed or replaced solely by us as the holder of the common trust securities.

Mergers, Consolidations or Amalgamations

    The trust may not consolidate with, convert into, amalgamate or merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. At our request and with the consent of a majority of the administrative trustees, and without the consent of the holders of the preferred trust securities, the Delaware trustee or the property trustee, the trust may consolidate with, convert into, amalgamate or merge with or into, be replaced by or convey, transfer or lease its properties substantially as an entirety to a trust organized under the laws of any state. Such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease will be subject, however, to the following limitations:

  •
  if the trust is not the successor entity, then the successor entity either must:

  •
  expressly assume all of the trust's obligations with respect to the trust securities; or

  •
  substitute for the trust securities other securities having substantially the same terms as the trust securities, so long as these substitute securities rank the same as the trust securities with respect to distributions and payments upon liquidation, redemption and otherwise;

  •
  we must expressly appoint a trustee of a successor entity possessing the same powers and duties as the property trustee as the holder of the debt securities;

  •
  the preferred trust securities or any substitute securities must be listed, or any substitute securities must be listed upon notification of issuance, on any national securities exchange or with any other organization on which the preferred trust securities are then listed or quoted;

  •
  such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease must not cause the preferred trust securities (including any substitute securities) to be downgraded by any nationally recognized statistical rating organization;

  •
  such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease must not adversely affect the rights, preferences and privileges of the holders of the preferred trust securities (including any substitute securities) in any material respect;

  •
  such successor entity must have a purpose substantially identical to that of the trust;

  •
  prior to such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease, we must have received an opinion of independent counsel to the trust experienced in such matters to the effect that:

  •
  such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any substitute securities) in any material respect;

  •
  following such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease, neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act; and

  •
  following such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease, the trust (or the successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes;

  •
  we or any permitted successor or assignee must own all of the common trust securities and must guarantee the obligations of such successor entity under the substitute securities, at least to the extent provided by the preferred securities guarantee relating to the preferred trust securities; and

  •
  such successor entity must expressly assume all of the obligations of the trust.

    Notwithstanding the foregoing, unless holders of 100% in aggregate liquidation amount of the trust securities give their consent, the trust will not consolidate with, convert into, amalgamate or merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace the trust, if such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes or would cause each holder of trust securities not to be treated as owning an undivided beneficial ownership interest in the debt securities.

Voting Rights

    Except as provided below and under "Description of the Preferred Securities Guarantee—Amendments and Assignments," and as otherwise required by law or the trust agreement, the holders of preferred trust securities will have no voting rights.

    The holders of not less than a majority in aggregate liquidation amount of the preferred trust securities, voting separately as a class, have the right to:

  •
  direct the time, method and place to conduct any proceeding for any remedy available to the property trustee, or direct the exercise of any trust or power conferred on the property trustee under the trust agreement;

  •
  waive any past default and its consequences under the indenture that is waivable;

  •
  exercise any remedies available to it under the indenture; or

  •
  consent to any amendment or modification of the indenture or the debt securities, where that consent will be required.

    Where a consent or action under the indenture requires the consent or act of the holders of more than a majority of the aggregate principal amount of debt securities affected, the property trustee only may give such consent or take such action at the direction of the holders of at least the same proportion in aggregate liquidation amount of the preferred trust securities. The property trustee shall not revoke any action previously authorized or approved by a vote of the holders of preferred trust securities, except pursuant to the subsequent vote of the holders of preferred trust securities. If the property trustee fails to enforce its rights under the debt securities or the trust agreement, a holder of the preferred trust securities may institute a legal proceeding directly against us, as the case may be, to enforce the property trustee's rights under the debt securities or the trust agreement without first instituting any legal proceeding against the property trustee or anyone else. The property trustee shall notify all holders of preferred trust securities of any notice of default received from the indenture trustee. The property trustee shall have no obligation to take any action not approved by the consent of the holders (except with respect to directing the time, place and method of conducting a proceeding for a remedy) without an opinion of counsel experienced in those matters to the effect that the trust will be classified as a grantor trust for United States federal income tax purposes on account of that action and that each holder of trust securities will be treated as owning an undivided beneficial ownership interest in the debt securities.

    If an event of default under the indenture has occurred and is continuing, then the holders of not less than 25% of the aggregate liquidation amount of the preferred trust securities may direct the property trustee to declare the principal of and interest on the debt securities due and payable.

    A waiver of an event of default under the indenture with respect to the debt securities will constitute a waiver of the corresponding trust enforcement event.

    Holders of preferred trust securities may give any required approval at a meeting convened for such purpose or by written consent without prior notice. The administrative trustees will give notice of any meeting at which holders of preferred trust securities are entitled to vote.

    No vote or consent of the holders of preferred trust securities will be required for the trust to redeem and cancel preferred trust securities or distribute the debt securities in accordance with the trust agreement.

    Notwithstanding that holders of preferred trust securities are entitled to vote or consent under any of the circumstances described above, any preferred trust securities that are owned by us, any trustee or any of their affiliates, shall be treated as if they were not outstanding for purposes of such vote or consent.

Amendments

    Generally, the trust agreement may be amended from time to time by a majority of the administrative trustees and us, without the consent of any holders of preferred trust securities, including:

  •
  to cure any ambiguity, correct or supplement any defective or inconsistent provisions in the trust agreement; or

  •
  to add to any of our covenants, restrictions or obligations; or

  •
  to modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any preferred trust securities and common trust securities are outstanding or to ensure the trust's exemption from the status of an "investment company" under the Investment Company Act of 1940; or

  •
  to facilitate the tendering, remarketing and settlement of the preferred trust securities, as contemplated in the trust agreement.

    If any proposed amendment provides for:

  •
  any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the trust agreement, other than as described below, or otherwise; or

  •
  the dissolution, winding-up or termination of the trust other than pursuant to the terms of the trust agreement,

then the amendment will not be effective except with the approval of at least 66 2/3% in liquidation amount of outstanding trust securities. If, however, any amendment referred to in the first bullet above would adversely affect only the preferred trust securities or the common trust securities, then only the affected class will be entitled to vote on the amendment and the amendment will not be effective except with the approval of 66 2/3% in liquidation amount of the affected class outstanding.

    Each affected holder of preferred trust securities or common trust securities must have consented to any amendment to the trust agreement that:

  •
  adversely changes the amount or timing of any distribution with respect to preferred trust securities or common trust securities or otherwise adversely affects the amount of any distribution required to be made in respect of preferred trust securities and common trust securities as of a specified date; or

  •
  restricts the right of a holder of preferred trust securities or common trust securities to institute suit for the enforcement of any such payment on or after that date.

    No amendment may be made to the trust agreement unless the property trustee has received:

  •
  an officers' certificate from each of us and the trust that such amendment is permitted by, and conforms to, the terms of the trust agreement; and

  •
  in the case of an amendment that affects the rights, powers, duties, obligations or immunities of the property trustee, an opinion of counsel that such amendment is permitted by, and conforms to, the terms of the trust agreement.

    Moreover, no amendment may be made to the extent the result of such amendment would be to:

  •
  cause the trust to be classified other than as a grantor trust for purposes of United States federal income tax purposes;

  •
  reduce or otherwise adversely affect the rights or powers of the property trustee in contravention of the Trust Indenture Act; or

  •
  cause the trust to be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940.

    The amendment provision of the trust agreement may not be amended without the consent of all of the holders of the trust securities. No amendment that adversely affects the rights, powers and privileges of the property trustee or the Delaware trustee may be made without the consent of the property trustee or the Delaware trustee, respectively. The rights of the holders of the common trust securities under the trust agreement to increase or decrease the number of, and to appoint, or remove trustees may not be amended without the consent of the holders of the common trust securities.

Global Preferred Trust Securities

    Unless otherwise specified in the applicable prospectus supplement, the preferred trust securities will initially be issued in fully registered global form that will be deposited with, or on behalf of, a depositary. Global preferred trust securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until a global preferred trust security is exchanged in whole or in part for the individual preferred trust securities represented thereby, the depositary holding the global preferred trust security may transfer the global preferred trust security only to its nominee or successor depositary or vice versa and only as a whole. Unless otherwise indicated in the applicable prospectus supplement, the depositary for the global preferred trust securities will be The Depository Trust Company, or DTC. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in global preferred trust securities.

    The specific terms of the depositary arrangement for the preferred trust securities will be described in the applicable prospectus supplement. We expect that the applicable depositary, or its nominee, upon receipt of any payment of liquidation amount, premium or distributions in respect of a global preferred trust security representing any of the preferred trust securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the aggregate liquidation amount of such global preferred trust securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is now the case with securities held for accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of the participants.

    Unless otherwise specified in the applicable prospectus supplement, if at any time the depositary is unwilling, unable or ineligible to continue as a depositary for the preferred trust securities, the trust will appoint a successor depositary with respect to the preferred trust securities. If a successor depositary is not appointed by the trust within 90 days after the trust receives such notice or becomes aware of such ineligibility, the trust's election that the preferred trust securities be represented by one or more global preferred trust securities will no longer be effective, and an administrative trustee on behalf of the trust will execute, and the property trustee will authenticate and deliver, preferred trust securities in definitive registered form, in any authorized denominations, in an aggregate stated liquidation amount equal to the liquidation amount of the global preferred trust securities in exchange for such global preferred trust securities. In addition, the trust may at any time and in its sole discretion determine not to have any preferred trust securities represented by one or more global preferred trust securities, and, in such event, an administrative trustee on behalf of the trust will execute and the property trustee will authenticate and deliver preferred trust securities in definitive registered form, in an aggregate stated liquidation amount equal to the liquidation amount of the global preferred trust securities, in exchange for such global preferred trust securities.

Books and Records

    The books and records of the trust will be maintained at the principal office of the trust and will be open for inspection by each holder of preferred trust securities or any authorized representative for any purpose reasonably related to the holder's interest in the trust during normal business hours.

Payment of Preferred Trust Securities and Paying Agent

    Unless we indicate differently in a prospectus supplement, payments in respect of the preferred trust securities will be made to the depositary, which will credit the relevant participants' accounts on the applicable distribution dates or, if the preferred trust securities are not held by the depositary, such payments will be made on the applicable distribution dates by check mailed to the address of the holder entitled thereto as such address appears on the preferred trust security register. The paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us, which may be us. The paying agent may resign upon 30 days' written notice to the administrative trustees, the property trustee and us. In the event that the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor, which shall be a bank, trust company or affiliate of ours acceptable to the property trustee and us to act as paying agent.

Registrar and Transfer Agent

    The property trustee will act as registrar and transfer agent for the preferred trust securities. Registration of transfers of preferred trust securities will be made without charge by or on behalf of the trust, but the trust may require payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange of preferred trust securities.

Duties of the Trustees

    The number of trustees of the trust will initially be five. Three of the trustees will be administrative trustees, who are our officers or employees. The fourth trustee will be The Bank of New York (Delaware), as Delaware trustee, which will act as the resident trustee in the State of Delaware and will have no other significant duties. The fifth trustee will be The Bank of New York, as property trustee, which will hold the debt securities on behalf of the trust and will maintain a payment account with respect to the preferred trust securities and common trust securities, and will also act as trustee under the trust agreement for the purposes of the Trust Indenture Act.

    The administrative trustees of the trust are authorized and directed to conduct the affairs of the trust and to operate the trust so that (1) the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, (2) the trust will not be taxed as a corporation, (3) the trust will not be classified as other than a grantor trust for United States federal income tax purposes and (4) the debt securities will be treated as our indebtedness for United States federal income tax purposes. In this regard, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the trust agreement that we and the administrative trustees determine in their discretion to be necessary or desirable for those purposes, as long as the action does not materially adversely affect the interests of the holders of the preferred trust securities.

    The property trustee will own and hold for your benefit our debt securities purchased by the trust. The property trustee will also:

  •
  generally exercise the rights, powers and privileges of a holder of the debt securities, including the right to enforce our obligations under the debt securities upon the occurrence of an event of default under the indenture;

  •
  maintain exclusive control of a segregated non-interest bearing bank account to hold all payments on the debt securities; and

  •
  promptly make distributions to the holders of the trust securities out of funds from the property account.

    The property trustee will not be liable for any action taken, suffered or omitted to be taken by it without negligence, in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by the trust agreement. The property trustee will be under no obligation to exercise any rights or powers vested in it by the trust agreement at the request of a holder of trust securities, unless the holder provides the property trustee security and indemnity, reasonably satisfactory to the property trustee, against the costs and expenses and liabilities that might be incurred.

    Any entity into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such trustee may be a party, or any entity succeeding to all or substantially all the corporate trust business of such trustee, will be the successor of such trustee under the trust agreement, provided that such entity is otherwise qualified and eligible.

    Because we will own all of the common trust securities of the trust, we will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of trustees.

    The duties and obligations of the trustees of the trust will be governed by the trust agreement, the Delaware Business Trust Act and the Trust Indenture Act.

Miscellaneous

    Holders of the preferred trust securities have no preemptive or similar rights.

Governing Law

    The trust agreement, the preferred trust securities and the common trust securities provide that they are to be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

    Selected provisions of the preferred securities guarantee that we will execute and deliver for the benefit of the holders of the preferred trust securities are summarized below. The summary is not complete. The form of preferred securities guarantee was filed with the SEC and you should read the preferred securities guarantee for provisions that may be important to you. The preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. You should refer to the Trust Indenture Act for provisions that apply to the preferred securities guarantee. Whenever particular defined terms of the preferred securities guarantee are referred to, those defined terms are incorporated into this prospectus by reference.

    The Bank of New York will act as guarantee trustee under the preferred securities guarantee. The guarantee trustee will hold the preferred securities guarantee for the benefit of the holders of the preferred trust securities.

General

    We will irrevocably, fully and unconditionally agree to make the guarantee payments listed below in full to the holders of the preferred trust securities if they are not made by the trust, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert. The following payments will be subject to the preferred securities guarantee (without duplication):

  •
  any accumulated and unpaid distributions required to be paid on preferred trust securities, to the extent the trust has funds available therefor;

  •
  the redemption price, plus all accumulated and unpaid distributions, for any preferred trust securities called for redemption by the trust, to the extent the trust has funds available therefor; and

  •
  upon a voluntary or involuntary dissolution, winding-up or termination of the trust (except in connection with the distribution of debt securities to the holders in exchange for preferred trust securities as provided in the trust agreement or upon a redemption of all of the preferred trust securities upon maturity or redemption of the debt securities as provided in the trust agreement), the lesser of:

    •
    the aggregate of the liquidation preference and all accumulated and unpaid distributions on preferred trust securities to the date of payment, to the extent the trust has funds available therefor; and

    •
    the amount of assets of the trust remaining available for distribution to holders of preferred trust securities in liquidation of the trust after satisfaction of liabilities to creditors of the trust as required by applicable law.

    Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of preferred trust securities or by causing the trust to pay such amounts to those holders.

    The preferred securities guarantee will be a guarantee with respect to the preferred trust securities, but will not apply to any payment of distributions if and to the extent that the trust does not have funds available to make those payments.

    If we fail to make interest payments on the debt securities held by the trust, the trust will not have funds available to pay distributions on the preferred trust securities. The preferred securities guarantee does not limit us from incurring or issuing additional debt, whether secured or unsecured, senior to or equal in right of payment to the preferred securities guarantee in the future.

    We will agree to provide funds to the trust as needed to pay costs, expenses or liabilities of the trust to parties other than holders of preferred trust securities or common trust securities. The debt securities and the preferred securities guarantee, together with our obligations with respect to the preferred trust securities under the indenture, the trust agreement, the preferred securities guarantee, including the agreement by us to pay expenses and obligations of the trust to parties (other than holders of preferred trust securities or common trust securities), constitute a full and unconditional guarantee of the preferred trust securities by us. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes that guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee by us of the preferred trust securities.

Amendments and Assignment

    No consent of holders of preferred trust securities is required for changes to the preferred securities guarantee that do not materially adversely affect their rights. Other terms of the preferred securities guarantee may be changed only with the prior approval of the holders of the preferred trust securities having at least a majority of the liquidation preference amount of the outstanding preferred trust securities. All guarantees and agreements contained in the preferred securities guarantee will bind the successors, assigns, receivers, trustees and representatives of ours and will inure to the benefit of the holders of the preferred trust securities then outstanding. We may assign our obligations under the preferred securities guarantee only in connection with a consolidation, merger or asset sale involving us permitted under the indenture.

Events of Default

    An event of default under the preferred securities guarantee will occur if we fail to perform any of our payment or other obligations under the preferred securities guarantee and have not cured such failure within 90 days of receipt of notice thereof. The holders of the preferred trust securities having a majority of the liquidation amount of the preferred trust securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee under the preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the preferred securities guarantee.

    If the guarantee trustee fails to enforce the preferred trust securities guarantee or we fail to make a guarantee payment, you may institute a legal proceeding directly against us to enforce the guarantee trustee's rights under the preferred securities guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or anyone else.

    We will be required to file an annual statement with the guarantee trustee as to our compliance with the preferred securities guarantee.

    During any extended interest period, or for so long as an "event of default" under the indenture or any payment default under the preferred securities guarantee has occurred and is continuing, we may not:

  •
  declare or pay any dividend or distribution on our capital stock;

  •
  redeem, purchase, acquire or make a liquidation payment with respect to any of our capital stock; or

  •
  pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the debt securities; or make any guarantee payments with respect to any guarantee by us of the debt of any of our subsidiaries if such guarantee ranks equally with a junior interest to the debt securities.

However, even during such circumstances, we may:

  •
  purchase or acquire our capital stock in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any such event requiring us to purchase our capital stock;

  •
  reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock;

  •
  purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

  •
  declare dividends or distributions in our capital stock;

  •
  redeem or repurchase any rights pursuant to a rights agreement; and

  •
  make payments under the preferred securities guarantee related to the preferred trust securities.

Duties of the Guarantee Trustee

    The guarantee trustee will undertake to perform only those duties specifically set forth in the preferred securities guarantee until a default occurs. After a default under the preferred securities guarantee, the guarantee trustee must exercise the same degree of care and skill in its duties as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs. The preferred securities guarantee trustee is under no obligation to exercise any of the powers vested in it by the preferred securities guarantee at the request of any holder of the preferred trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

Termination of the Preferred Securities Guarantee

    The preferred securities guarantee will terminate and be of no further force and effect upon:

  •
  full payment of the redemption price, plus accrued and unpaid distributions, for all the preferred trust securities;

  •
  the distribution of debt securities to holders of the preferred trust securities in exchange for all of the trust securities; or

  •
  full payment of the amounts payable upon liquidation of the trust.

    The preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred trust securities must restore payment of any sums paid under the preferred trust securities or the preferred securities guarantee.

Status of the Preferred Securities Guarantee

    The applicable prospectus supplement will set out the status of the preferred securities guarantee.

    The trust agreement provides that by accepting preferred trust securities, a holder agrees to the status and other terms of the preferred securities guarantee.

    The preferred securities guarantee will be a guarantee of payment and not of collection, that is, the guarantee trustee may institute a legal proceeding directly against us to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against anyone else.

    Because we are a holding company that conducts all of its operations through subsidiaries, obligations under the preferred securities guarantee, as obligations of a holding company, will generally have a position junior to claims of creditors and preferred stockholders of our subsidiaries. See "The Company" above.

Governing Law

    The preferred securities guarantee provides that it is to be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG THE PREFERRED TRUST SECURITIES,
THE DEBT SECURITIES AND THE PREFERRED SECURITIES GUARANTEE

    To the extent set forth in the preferred securities guarantee and to the extent funds are available, we will irrevocably guarantee the payment of distributions and other amounts due on the trust securities. If and to the extent we do not make payments on the debt securities, the trust will not have sufficient funds to pay distributions or other amounts due on the trust securities. The preferred securities guarantee does not cover any payment of distributions or other amounts due on the trust securities unless the trust has sufficient funds for the payment of such distributions or other amounts. In such event, a holder of trust securities may institute a legal proceeding directly against us to enforce payment of such distributions or other amounts to such holder after the respective due dates. Taken together, our obligations under the trust agreement, the debt securities, the indenture and the preferred securities guarantee provide a full and unconditional guarantee of payments of distributions and other amounts due on the trust securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full and unconditional guarantee of the trust's obligations under the trust securities.

Sufficiency of Payments

    As long as payments of interest and other amounts are made when due on the debt securities, such payments will be sufficient to cover distributions and payments due on the trust securities because of the following factors:

  •
  the aggregate principal amount of the debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

  •
  the interest rate and the interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the trust securities;

  •
  we, as issuer of the debt securities, will pay, and the trust will not be obligated to pay, directly or indirectly, any costs, expenses, debts and obligations of the trust (other than with respect to the trust securities); and

  •
  the trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

    Notwithstanding anything to the contrary in the indenture, we have the right to set off any payment we are otherwise required to make thereunder against and to the extent we have already made, or are concurrently on the date of such payment making, a related payment under the preferred securities guarantee.

Enforcement Rights of Holders of Preferred Trust Securities

    The trust agreement provides that if we fail to make interest or other payments on the debt securities when due (taking account of any extension period), the holders of the preferred trust securities may direct the property trustee to enforce its rights under the indenture. If the property trustee fails to enforce its rights under the indenture in respect of an event of default under that indenture, any holder of record of preferred trust securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the indenture without first instituting any legal proceeding against the property trustee or any other person or entity. Notwithstanding the foregoing, if a trust enforcement event has occurred and is continuing and such event is attributable to our failure to pay interest, premium or principal on the debt securities on the date such interest, premium or principal is otherwise payable, then a holder of preferred trust securities may institute a direct action against us for payment of such holder's pro rata share. If a holder brings such a direct action, we will be entitled to that holder's rights under the trust agreement to the extent of any payment made by us to that holder.

    If we fail to make payments under the preferred securities guarantee, a holder of preferred trust securities may institute a proceeding directly against us for enforcement of the guarantee for such payments.

Limited Purpose of Trust

    The trust preferred securities evidence undivided beneficial ownership interest in the trust, and the trust exists for the sole purpose of issuing and selling the trust securities and using the proceeds to purchase our debt securities. A principal difference between the rights of a holder of preferred trust securities and a holder of debt securities is that a holder of debt securities is entitled to receive from us the principal amount of and interest accrued on the debt securities held, while a holder of preferred trust securities is entitled to receive distributions and other payments from the trust (or from us under the preferred securities guarantee) only if and to the extent the trust has funds available for the payment of such distributions and other payments.

Rights upon Dissolution

    Upon any voluntary or involuntary dissolution, winding-up or liquidation of the trust involving the redemption or repayment of the debt securities, the holders of the trust securities will be entitled to receive, out of assets held by the trust, subject to the rights of creditors of the trust, if any, the liquidation distribution in cash. Because we are the guarantor under the preferred securities guarantee and, as issuer of the debt securities, we have agreed to pay for all costs, expenses and liabilities of the trust (other than the trust's obligations to the holders of the trust securities), the positions of a holder of trust securities and a holder of debt securities relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy would be substantially the same.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

    We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock at a future date or dates. The price per share of our common stock and number of shares of our common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of a stock purchase unit that consists of (a) a stock purchase contract and (b) debt securities, preferred trust securities or debt obligations of third parties (including United States Treasury securities), that would secure the holders' obligations to purchase our common stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice-versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

    The applicable prospectus supplement will describe the terms of any stock purchase contract or stock purchase units and will contain a discussion of the material United States federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

DESCRIPTION OF CAPITAL STOCK

    The description below is a summary of certain provisions of our capital stock.

Authorized Capital

    Our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

    General.  As of October 31, 2001, 159,112,108 shares of our common stock were issued and outstanding. The outstanding shares of our common stock is, and our common stock offered hereby when issued and paid for will be, fully paid and non-assessable. This description of our common stock is not complete and is qualified by referring to the description contained or incorporated in our Form 8-B filed with the SEC on September 1, 1994.

    Voting Rights.  Holders of our common stock are entitled to one vote for each share held by them on all matters presented to shareholders. In the election of directors, shareholders do not have cumulative voting rights.

    Liquidation Rights.  After satisfaction of the preferential liquidation rights of any Preferred Stock, the holders of our common stock are entitled to share, ratably, in the distribution of all remaining net assets.

    No Preemptive Conversion, or Redemption Rights.  The holders of our common stock do not have preemptive rights as to additional issues of our common stock or conversion rights. The shares of our common stock are not subject to redemption or to any further calls or assessments and are not entitled to benefit of any sinking fund provisions.

    Shareholder Rights Plan.  Each share of our common stock carries with it a common stock purchase right until such time as the common stock purchase rights expire October 16, 2010 or are redeemed or exchanged, or become exercisable. The terms of the common stock purchase rights are set forth in the Rights Agreement dated October 16, 2000, between us and The Fifth Third Bank as rights agent. Each common stock purchase right, when it becomes exercisable, entitles the holder to purchase from us one share of common stock at a price of $100.00. Our Board of Directors may adjust the $100.00 purchase price and the number of shares of our common stock that may be purchased, as described in the Rights Agreement. The foregoing description of the Common Stock Purchase Rights is not complete, and this description is qualified by referring to the Rights Agreement and our Form 8-A filed with the SEC on October 16, 2000.

Transfer Agents and Registrars

    The transfer agents and registrars for our common stock are Cinergy Corp. and Fifth Third Bank, respectively.

Preferred Stock

    Our board of directors is authorized, without further shareowner action, to divide the preferred stock into one or more classes or series and to determine the designations, preferences, limitations and special rights of any class or series including, but not limited to, the following:

  •
  the rate of dividend, if any;

  •
  the rights, if any, of the holders of shares of the series upon our voluntary or involuntary liquidation, dissolution or winding up;

  •
  the terms and conditions upon which shares may be converted into shares of other series or other capital stock, if issued with the privilege of conversion;

  •
  the price at and the terms and conditions upon which shares may be redeemed; and

  •
  the voting rights, if any.

    No shares of preferred stock have been issued.

PLAN OF DISTRIBUTION

    We and the trust may sell the securities directly to purchasers or indirectly through underwriters, dealers or agents. The names of any such underwriters, dealers or agents will be set forth in the relevant prospectus supplement. We will also set forth in the relevant prospectus supplement:

  •
  the terms of the offering of the securities;

  •
  the proceeds we will receive from such a sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which we may list the securities.

    We and the trust may distribute the securities from time to time in one or more transactions at:

  •
  a fixed price;

  •
  prices that may be changed;

  •
  market prices at the time of sale;

  •
  prices related to prevailing market prices; and

  •
  negotiated prices.

    We will describe the method of distribution in the relevant prospectus supplement.

    If we use underwriters with respect to a series of the securities, we will set forth in the relevant prospectus supplement:

  •
  the name of the managing underwriter, if any;

  •
  the name of any other underwriters; and

  •
  the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any.

    The underwriters will acquire any securities for their own accounts and they may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price and at varying prices determined at the time of sale.

    Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We anticipate that any underwriting agreement pertaining to any securities will:

  •
  entitle the underwriters to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments that the underwriters may be required to make related to any such civil liability;

  •
  subject the obligations of the underwriters to certain conditions precedent; and

  •
  obligate the underwriters to purchase all securities offered in a particular offering if any such securities are purchased.

    In connection with an offering of the securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, underwriters may:

  •
  overallot in connection with the offering, creating a syndicate short position;

  •
  bid for, and purchase, the securities in the open market to cover syndicate short positions;

  •
  bid for, and purchase, the securities in the open market to stabilize the price of the securities; and

  •
  reclaim selling concessions allowed for distributing the securities in the offering if the syndicate repurchases previously distributed the securities in syndicate covering transactions, in stabilization transactions or otherwise.

    Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Underwriters are not required to engage in these activities, and may end any of these activities at any time.

    If we use a dealer in an offering of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. We will set forth the name of the dealer and the terms of the transaction in the prospectus supplement.

    If we use an agent in an offering of the securities, we will name the agent and describe the terms of the agency in the relevant prospectus supplement. Unless we indicate otherwise in the prospectus supplement, we will require an agent to act on a best efforts basis for the period of its appointment.

    Dealers and agents named in a prospectus supplement may be considered underwriters of the securities described in the prospectus supplement under the Securities Act. We may indemnify them against certain civil liabilities under the Securities Act. In the ordinary course of business, we may engage in transactions with underwriters, dealers and agents and they may perform services for us.

    We and the trust may solicit offers to purchase the securities and make sales directly to institutional investors or others who may be considered underwriters under the Securities Act with respect to such sales. We will describe the terms of any such offer in the relevant prospectus supplement.

    If we authorize underwriters or other agents to solicit offers to purchase the securities from institutional investors pursuant to contracts providing for payment and delivery at a future date, we will indicate that we are doing so in the relevant prospectus supplement. We must approve all purchasers under such contracts; the institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. We will not subject the obligations of such purchasers to any conditions except that:

  •
  we will not allow such purchases if they violate the laws of any jurisdiction to which a proposed purchaser is subject; and

  •
  if we are also selling the securities to underwriters, we will not sell to the underwriters subject to delayed delivery.

    Underwriters and other agents will not be responsible for the validity or performance of such contracts providing for payment and delivery at a future date.

    Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

    We will set forth in the relevant prospectus supplement the anticipated delivery date of the securities and the prospectus delivery obligations of dealers.

LEGAL MATTERS

    Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities to be issued by us will be passed upon for us by Davis Polk & Wardwell.

    Certain matters of Delaware law relating to the validity of the preferred trust securities, the enforceability of the trust agreement and the creation of the trust will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the trust. Additional legal matters may be passed on for any underwriters by counsel which we will name in the applicable prospectus supplement.

INDEPENDENT PUBLIC ACCOUNTANTS

    Cinergy Corp.'s financial statements and schedules incorporated by reference in this prospectus, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated by reference in reliance upon the authority of such firm as experts in accounting and auditing in giving said report.

5,500,000 FELINE PRIDESSM
(Initially Consisting of 5,500,000 Income PRIDESSM)

P R O S P E C T U S  S U P P L E M E N T

Merrill Lynch & Co.

Banc of America Securities LLC

Goldman, Sachs & Co.

JPMorgan

Lehman Brothers Inc.

December 12, 2001

"FELINE PRIDES" and "Income PRIDES" are service marks of Merrill Lynch & Co., Inc.

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ABOUT THIS PROSPECTUS SUPPLEMENT
PROSPECTUS SUPPLEMENT SUMMARY
RISK FACTORS RELATING TO FELINE PRIDES
DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
PRICE RANGE OF COMMON STOCK AND DIVIDENDS
CAPITALIZATION
ACCOUNTING TREATMENT
DESCRIPTION OF THE FELINE PRIDES
DESCRIPTION OF THE PURCHASE CONTRACTS
DESCRIPTION OF THE PURCHASE CONTRACT AGREEMENT AND THE PLEDGE AGREEMENT
DESCRIPTION OF THE PREFERRED TRUST SECURITIES
DESCRIPTION OF THE GUARANTEE
DESCRIPTION OF THE SENIOR DEFERRABLE NOTES
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
UNDERWRITING
LEGAL MATTERS
INDEPENDENT PUBLIC ACCOUNTS

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
THE COMPANY
THE TRUST
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
DIVIDENDS AND PRICE RANGE OF COMMON STOCK
CONSOLIDATED CAPITALIZATION
SELECTED CONSOLIDATED INCOME INFORMATION
ACCOUNTING TREATMENT RELATING TO PREFERRED TRUST SECURITIES
DESCRIPTION OF THE DEBT SECURITIES
DESCRIPTION OF THE PREFERRED TRUST SECURITIES
DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE
RELATIONSHIP AMONG THE PREFERRED TRUST SECURITIES, THE DEBT SECURITIES AND THE PREFERRED SECURITIES GUARANTEE
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
DESCRIPTION OF CAPITAL STOCK
PLAN OF DISTRIBUTION
LEGAL MATTERS
INDEPENDENT PUBLIC ACCOUNTANTS